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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14A-11(c) or §240.14A-2
Extended Systems Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14A-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Extended Systems Incorporated ("Extended common stock").
(2)	Aggregate number of securities to which transaction applies:
16,653,537 shares of Extended Systems common stock (representing the number of shares of Extended Systems common stock (i) outstanding as of August 12, 2005 and (ii) subject to outstanding options under Extended Systems' stock plans with an exercise price of less than $4.460847 per share as of August 12, 2005).

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined by multiplying .0001177 by the aggregate merger consideration of $74,288,881.

	(4)	Proposed maximum aggregate value of transaction: $74,288,881
	(5)	Total fee paid: $8,744
☒	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Extended Systems Incorporated
5777 North Meeker Avenue
Boise, Idaho 83713

Dear Stockholder:

        You are cordially invited to attend the special meeting of stockholders of Extended Systems Incorporated, which will be held at its executive offices located at 5777 North Meeker Avenue, Boise, Idaho 83713, on Tuesday, October 25, 2005 at 9:00 a.m., local time.

        At the special meeting, you will be asked to consider and vote on a proposal to adopt and approve a merger agreement that Extended Systems has entered into with Sybase, Inc. and a wholly owned subsidiary of Sybase, and to approve the merger of a wholly owned subsidiary of Sybase with and into Extended Systems. If Extended Systems stockholders adopt and approve the merger agreement and approve the merger, and the merger is subsequently completed, Extended Systems will become a wholly owned subsidiary of Sybase, and you will be entitled to receive $4.460847 in cash, without interest, for each share of Extended Systems common stock that you own. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement, and you are encouraged to read it in its entirety.

        After careful consideration, the board of directors of Extended Systems, by unanimous vote of members present at a meeting to consider and vote upon such matters, determined that the merger is advisable, fair to and in the best interests of Extended Systems and its stockholders and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The board of directors recommends that you vote "FOR" the adoption and approval of the merger agreement and approval of the merger. In reaching its determination, the board of directors considered a number of factors that are described more fully in the accompanying proxy statement.

        The accompanying document provides a detailed description of the proposed merger, the merger agreement and related matters. I urge you to read these materials carefully.

        Your vote is very important.    Because adoption and approval of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Extended Systems common stock, if you fail to vote, it will have the same effect as if you voted against the adoption and approval of the merger agreement and approval of the merger.

        Whether or not you are able to attend the special meeting in person, please complete, sign and date the enclosed proxy card and return it in the envelope provided as soon as possible or submit a proxy through the Internet or by telephone as described in the enclosed proxy card. This action will not limit your right to vote in person if you wish to attend the special meeting and vote in person.

        Thank you for your cooperation and your continued support of Extended Systems.

Sincerely,

Charles W. Jepson President and Chief Executive Officer

        This proxy statement is dated September 19, 2005, and is first being mailed to stockholders on or about September 19, 2005.

EXTENDED SYSTEMS INCORPORATED
5777 North Meeker Avenue
Boise, Idaho 83713

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
OF EXTENDED SYSTEMS INCORPORATED
To Be Held October 25, 2005

To our Stockholders:

        A special meeting of stockholders (the "special meeting") of Extended Systems Incorporated, a Delaware corporation ("Extended Systems"), will be held on Tuesday, October 25, 2005, at 9:00 a.m., local time, at its executive offices located at 5777 North Meeker Avenue, Boise, Idaho 83713, for the following purposes:

  1.
  to consider and vote on a proposal to adopt and approve the Agreement and Plan of Merger, dated as of July 28, 2005, by and among Sybase, Inc., Extended Systems and Ernst Acquisition Corporation, a wholly owned subsidiary of Sybase (the "merger agreement"), and to approve the merger of Ernst Acquisition Corporation with and into Extended Systems (the "merger");

  2.
  to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to permit the further solicitation of proxies in the event that there are not sufficient votes to adopt and approve the merger agreement and approve the merger; and

  3.
  to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

        The members of the Extended Systems board of directors present at a meeting to consider and vote upon such matters unanimously determined that the merger is advisable, fair to and in the best interests of Extended Systems and its stockholders, approved the merger, the merger agreement, and the other transactions contemplated by the merger agreement, and recommend that you vote to adopt and approve the merger agreement and approve the merger. The terms of the merger agreement and the merger are more fully described in the attached proxy statement, which you are urged to read carefully and in its entirety. The Extended Systems board of directors also recommends that you expressly grant the authority to the persons named as proxies to vote your shares to adjourn or postpone the special meeting, if necessary, to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to adopt and approve the merger agreement and approve the merger. Extended Systems is not aware of any other business to come before the special meeting.

        You are entitled to notice of and to vote at the special meeting or any adjournment or postponement of the special meeting only if you owned shares of Extended Systems stock at the close of business on the record date, September 9, 2005. At the close of business on the record date, Extended Systems had outstanding and entitled to vote 15,633,354 shares of common stock.

        The merger cannot be completed unless the merger agreement is adopted and approved and the merger is approved by the affirmative vote of the holders of a majority of the shares of Extended Systems common stock outstanding at the close of business on the record date. Under Delaware law, if you are a holder of Extended Systems common stock and you do not vote in favor of the adoption and approval of the merger agreement and approval of the merger, you will have the right to seek appraisal of the fair value of your shares as determined by the Delaware Court of Chancery if the merger is completed. You will only have the right to seek appraisal if you submit a written demand for an appraisal prior to the vote on the merger agreement and the merger, do not vote in favor of the proposal to adopt and approve the merger agreement and approve the merger and otherwise comply with the Delaware law procedures explained in the accompanying proxy statement. See "Appraisal Rights" on page 63.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

        Your vote is important. Whether or not you plan to attend the special meeting in person, please complete, sign, date and promptly return the enclosed proxy card to ensure that your shares will be represented at the special meeting or submit a proxy through the Internet or by telephone as described in the enclosed proxy card. You may revoke your proxy at any time prior to its exercise in the manner described in this proxy statement. You may also revoke your proxy and vote personally on the proposal to adopt and approve the merger agreement and approve the merger and, if applicable, the discretionary authority to adjourn or postpone the special meeting, if you are present at the special meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" the adoption and approval of the merger agreement and approval of the merger and, if applicable, the discretionary authority to adjourn or postpone the special meeting. If you fail to return your proxy or to vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and will effectively be counted as a vote "AGAINST" the adoption and approval of the merger agreement and approval of the merger.

        PLEASE DO NOT SEND ANY STOCK CERTIFICATES AT THIS TIME.

By Order of the Board of Directors,
Boise, Idaho September 19, 2005
Valerie A. Heusinkveld Chief Financial Officer and Corporate Secretary

i

Consideration to be Received in the Merger	45
Payment Procedures	46
Stock Options and Option Plans	46
Representations and Warranties	46
Covenants Relating to the Conduct of Business by Extended Systems	48
No Solicitation	52
Superior Proposals	53
Extended Systems Annual or Special Meeting of Stockholders	55
Benefit Arrangements	55
Indemnification and Insurance	55
Conditions to the Merger	55
Termination	57
Termination Fee	59
Amendment	61
Related Agreements—Voting Agreements	61
Appraisal Rights	63
Market Price and Dividend Data	67
Security Ownership of Management and Certain Beneficial Owners	68
Adjournment Proposal	69
Future Stockholder Proposals	70
Other Matters	70
Where You Can Find More Information	71
Annex A—Agreement and Plan of Merger	A-1
Exhibit A-1—Form of Voting Agreement for Officers and Directors	A-59
Exhibit A-2—Form of Voting Agreement for Founders	A-66
Annex A-1—Form of Amendment to Change of Control Employment Agreement	A-1-1
Annex A-2—Employment Separation and Release Agreement between Extended Systems and Charles W. Jepson	A-2-1
Annex A-3—Noncompetition Agreement between Extended Systems and Charles W. Jepson	A-3-1
Annex A-4—Letter Agreement between Extended Systems and Mark Willnerd	A-4-1
Annex B—Opinion of W.R. Hambrecht + Co., LLC	B-1
Annex C—Delaware Appraisal Rights Statute	C-1

ii

 QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are provided for your convenience, and briefly address some commonly asked questions about the proposed merger and the Extended Systems special meeting of stockholders. You should still carefully read this entire proxy statement, including each of the annexes.

Q:
What am I being asked to vote on?

A:
You are being asked to vote on the adoption and approval of the merger agreement that Extended Systems has entered into with Sybase and approval of the merger. If the merger agreement is adopted and approved and the merger is approved and completed, Extended Systems will cease to be a publicly traded company and will become a wholly owned subsidiary of Sybase.

Q:
If the merger is completed, what will I be entitled to receive for each share of Extended Systems common stock, and when will I receive it?

A:
Upon completion of the merger, each share of Extended Systems outstanding common stock will automatically be canceled and will be converted into the right to receive a per share amount equal to $4.460847 in cash, without interest.

  After the merger closes, Sybase will arrange for a letter of transmittal to be sent to you. The merger consideration will be paid to you once you submit the completed letter of transmittal, properly endorsed stock certificates and any other required documentation.

Q:
If the merger is completed and I hold options to purchase Extended Systems common stock, what will I be entitled to receive for each share of Extended Systems common stock underlying my options and when will I receive it?

A:
If you hold options to purchase shares of Extended Systems common stock, whether vested or unvested, at the effective time of the merger, you will be entitled to receive a cash amount per share of Extended Systems common stock equal to the excess, if any, of $4.460847 over the exercise price payable in respect of each share issuable under your option, without interest, less any applicable withholding taxes. If the exercise price of any option exceeds $4.460847, the cash amount with respect to that option will be zero. Notwithstanding the foregoing, if your employment by Extended Systems or its subsidiaries was terminated prior to the effectiveness of the merger and you hold an option to purchase Extended Systems common stock, you will only be entitled to option consideration for the portion of such option that was outstanding immediately prior to the time of the merger and was vested as of the time your employment relationship with Extended Systems or its subsidiaries terminated. Therefore, if you hold in-the-money stock options that expire by their terms prior to the effective time of the merger, you must exercise such options before they expire to receive any cash in respect of such options. Each such outstanding option will be cancelled and terminated as of the effective time of the merger, and you will not have any additional rights thereafter with respect to any Extended Systems options.

  Sybase will pay this option consideration as soon as reasonably practicable, and in any event within 30 days after the effective time of the merger.

Q:
If the merger is completed and I hold warrants to purchase Extended Systems common stock, what will I be entitled to receive for each share of Extended Systems common stock underlying my warrants?

  At the effective time of the merger, your warrant to purchase Extended Systems common stock will be assumed by Sybase and will continue to have, and be subject to, the same terms and conditions as your existing warrant, except that your warrant will be exercisable for an amount of cash equal to the product of $4.460847 multiplied by the number of shares of Extended Systems common stock that were issuable upon exercise of your warrant immediately prior to the effective time of the merger, without interest.

Q:
Will I owe taxes as a result of the merger?

A:
Your receipt of cash for your Extended Systems shares pursuant to the merger will be a fully taxable transaction for United States federal income tax purposes. You will generally recognize capital gain or loss in an amount equal to the difference between the merger consideration you receive and your adjusted tax basis in the common stock surrendered in the merger. See "Certain United States Federal Income Tax Consequences."

Q:
Does the Extended Systems board of directors recommend voting in favor of the merger?

A:
Yes. After careful consideration, the members of the Extended Systems board of directors present at a meeting to consider and vote upon such matters unanimously determined that the merger is advisable, fair to and in the best interests of Extended Systems and its stockholders, approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and recommend that the Extended Systems stockholders vote "FOR" the adoption and approval of the merger agreement and approval of the merger. Please also see the section entitled "The Merger—Reasons for the Merger and Recommendation of the Board of Directors" on page 29.

Q:
What vote of Extended Systems stockholders is required to adopt and approve the merger agreement?

A:
For the merger to be completed, stockholders holding at least a majority of the shares of Extended Systems common stock outstanding at the close of business on the record date must vote "FOR" the adoption and approval of the merger agreement and approval of the merger.

  Executive officers, directors and certain founders of Extended Systems who held as of the close of business on the record date in the aggregate approximately 2,617,803 shares of Extended Systems common stock, representing approximately 16.7% of Extended Systems outstanding shares as of the record date, have entered into voting agreements with Sybase, pursuant to which each of them (and their respective affiliates) has agreed to vote their shares in favor of the adoption and approval of the merger agreement and approval of the merger, and in favor of each of the other actions contemplated by the merger agreement, against approval of any proposal made in opposition to, or in competition with, completion of the merger and the transactions contemplated by the merger agreement, and against any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of Extended Systems in the merger agreement, against any of extraordinary corporate transactions, and in favor of waiving any notice that may have been or may be required relating to any extraordinary corporate transaction. Copies of the forms of voting agreements are attached hereto as Exhibits A-1 and A-2 to Annex A.

Q:
Who is entitled to vote at the special meeting?

A:
Holders of record of Extended Systems common stock as of the close of business on September 9, 2005 are entitled to vote at the special meeting.

Q:
Will Extended Systems still conduct its 2005 Annual Meeting?

A:
If stockholders adopt and approve the merger agreement and approve the merger at the special meeting and the merger is completed on a timely basis, Extended Systems will not hold its 2005 Annual Meeting.

Q:
Am I entitled to appraisal rights?

A:
Under Delaware law, if you are a holder of Extended Systems common stock and you do not vote in favor of the adoption and approval of the merger agreement and approval of the merger, you will have the right to seek appraisal of the fair value of your shares as determined by the Delaware Court of Chancery if the merger is completed. You will only be entitled such appraisal rights if you submit a written demand for an appraisal prior to the vote on the merger agreement and the merger, do not vote in favor of the proposal to adopt and approve the merger agreement and approve the merger, and otherwise comply with the Delaware law procedures explained in this proxy statement. Please also see "Annex C—Delaware Appraisal Rights Statute."

Q:
What do I need to do now?

A:
After carefully reading and considering the information contained in this proxy statement, please complete, sign and date your proxy and return it in the enclosed return envelope as soon as possible or submit a proxy through the Internet or by telephone, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the adoption and approval of the merger agreement and approval of the merger and, if applicable, the discretionary authority to adjourn or postpone the special meeting.

Q:
What happens if I do not vote?

A:
If you fail to vote, either by proxy or in person at the special meeting, it will have the same effect as voting "AGAINST" the merger agreement and merger.

Q:
May I vote in person?

A:
Yes. You may attend the special meeting and, if you are the record holder, vote your shares in person. Even if you intend to attend the special meeting in person, you are encouraged to complete, date, sign and return a proxy card.

  If your shares are not held in your name, you must request a proxy from the registered holder. Typically, shares purchased through a stockbroker are held in the name of an entity designated by the brokerage firm, which is referred to as a "street name" holder. Any shares held in "street name" cannot be voted by you in person unless you obtain a proxy from your broker.

Q:
May I vote via the Internet or telephone?

A:
If your shares are registered in your name, you may vote via the Internet or telephone. If your shares are held in "street name" through a broker or bank, you may vote by completing and returning the voting form provided by your broker or bank or via the Internet or by telephone through your broker or bank if such a service is provided. To vote via the Internet or telephone, you should follow the instructions on the voting form provided by your broker or bank.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
Your broker will not be able to vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as a vote "AGAINST" adoption and approval of the merger agreement and approval of the merger.

Q:
May I change my vote after I have delivered a proxy?

A:
Yes. If you are the record holder of your shares, you may change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written, dated notice to the Secretary of Extended Systems stating that you would like to revoke your proxy. Second, you can complete, date and submit a new proxy either by mail, through the Internet or by telephone. Third, you can attend the special meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change those instructions. If your shares are held in "street name," you should follow the instructions of your broker or nominee regarding revocation of proxies. If your broker or nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting a proxy again by telephone or through the Internet.

Q:
Should I send in my Extended Systems stock certificates now?

A:
No. If the merger agreement is adopted and approved and the merger is approved by Extended Systems stockholders and the merger is completed, you will receive written instructions for exchanging your shares of Extended Systems stock for the applicable per share cash amount. You must return your Extended Systems stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after Sybase receives your Extended Systems stock certificates and any completed documents required in the instructions. Please do not send your Extended Systems stock certificates now.

Q:
When do you expect the merger to be completed?

A:
Extended Systems is working towards completing the merger as quickly as possible. Extended Systems currently expects to complete the merger as promptly as practicable after the special meeting and after all the conditions to the merger are satisfied or waived, including stockholder adoption and approval of the merger agreement and approval of the merger at the special meeting and the expiration or termination of the waiting period under U.S. and foreign antitrust laws. Extended Systems and Sybase have filed pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and early termination of the required waiting period has been granted. Extended Systems and Sybase have filed a notification with the German Federal Cartel Office pursuant to article 39 of the German Act Against Restraint of Competition, and the required waiting period has not yet expired or been terminated early.

Q:
Who can help answer my questions?

A:
If you have any questions about the merger, the special meeting or this proxy statement, or if you need additional copies of this proxy statement or the enclosed proxy, you should contact Valerie Heusinkveld, chief financial officer, at (208) 287-6276, or Michele Winkle, treasurer, at (208) 287-6014, or Innisfree M&A Incorporated at (888) 750-5834.

SUMMARY

        This summary highlights selected information from this proxy statement. It does not contain all of the information that may be important to you. Accordingly, you are urged to read this entire proxy statement and the annexes to this proxy statement.

The Companies

Extended Systems Incorporated
5777 North Meeker Avenue
Boise, Idaho 83713
(208) 322-7575

        Extended Systems provides the solutions to help enterprise organizations streamline their business processes through mobile technology. Its OneBridge Mobile Platform provides secure mobile access to corporate information on mobile devices, either to core e-mail systems or other backend applications. Its software development kits enable manufacturers to integrate wireless connectivity and synchronization capabilities into mobile devices. Its Advantage Database Server is a client/server database that provides scalability, data integrity and low administration requirements. Extended Systems has more than 2,500 enterprise customers worldwide and key alliance relationships. Extended Systems was incorporated in Idaho in 1984 and reincorporated in Delaware in 1985, and its stock is traded on the Nasdaq National Market under the symbol "XTND."

Sybase, Inc.
One Sybase Drive
Dublin, California 94568
(925) 236-5000

        Sybase is a global enterprise software company exclusively focused on managing and mobilizing information from the data center to the point of action. It provides open, cross-platform solutions that securely deliver information anytime, anywhere, enabling customers to create an information edge. Its value proposition involves enabling the Unwired Enterprise through integrated applications and solutions designed to manage information across the enterprise, allowing customers to extract more value from their information technology (IT) investments. Sybase was founded and incorporated in California in November 1984, and was reincorporated in Delaware in July 1991, and its stock is quoted on the New York Stock Exchange under the symbol "SY."

Ernst Acquisition Corporation
c/o Sybase, Inc.
One Sybase Drive
Dublin, California 94568
(925) 236-5000

        Ernst Acquisition Corporation, a corporation organized under the laws of the State of Delaware ("merger sub"), is a wholly owned subsidiary of Sybase. Ernst Acquisition Corporation was formed exclusively for the purpose of effecting the merger and is not engaged in any other business.

The Special Meeting

  Date, Time and Place (page 14)

        The special meeting will be held on Tuesday, October 25, 2005, at 9:00 a.m., local time at Extended Systems' executive offices located at 5777 North Meeker Avenue, Boise, Idaho 83713.

  Matters to be Considered (page 14)

        You will be asked to consider and vote upon a proposal to adopt and approve the merger agreement that Extended Systems has entered into with Sybase and approve the merger and to consider any other matters that may properly come before the special meeting, including any procedural matters in connection with the special meeting, such as the postponement or adjournment of the special meeting to permit the further solicitation of proxies in the event there are not sufficient votes to adopt and approve the merger agreement and approve the merger at such meeting.

  Record Date (page 14)

        If you owned shares of Extended Systems common stock at the close of business on September 9, 2005, the record date for the special meeting, you are entitled to notice of and to vote at the special meeting. You are entitled to one vote for each share of Extended Systems common stock that you owned on the record date. As of the close of business on the record date, there were approximately 15,633,354 shares of Extended Systems common stock outstanding held of record by persons.

  Required Vote (page 14)

        Adoption and approval of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of Extended Systems common stock outstanding as of the close of business on the record date. The failure to vote will have the same effect as a vote "AGAINST" the adoption and approval of the merger agreement and approval of the merger. The approval of the proposal to adjourn or postpone the meeting to permit the further solicitation of proxies requires the vote of a majority of the shares present and voting at the meeting.

  Voting by Proxy (page 15)

        You may vote by proxy through the Internet, by telephone or by returning the enclosed proxy. If you hold your shares through a broker or other nominee, you should follow the procedures provided by your broker or nominee, which may include submitting a proxy through the Internet or by telephone. All properly executed proxies that Extended Systems receives prior to the vote at the special meeting, and which are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly executed proxy returned to Extended Systems, the underlying shares will be voted "FOR" the adoption and approval of the merger agreement and the approval of the merger, and "FOR" approval of the proposal to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting if necessary.

        Executive officers, directors and certain founders of Extended Systems who held as of the close of business on the record date in the aggregate approximately 2,617,803 shares of Extended Systems common stock, representing approximately 16.7% of Extended Systems outstanding common stock as of the record date, have entered into voting agreements with Sybase, pursuant to which each of them (and their respective affiliates) has agreed to vote their shares in favor of the adoption and approval of the merger agreement and approval of the merger, and in favor of each of the other actions contemplated by the merger agreement, against approval of any proposal made in opposition to, or in competition with, completion of the merger and the transactions contemplated by the merger agreement, and against any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of Extended Systems in the merger agreement, against any of extraordinary corporate transactions, and in favor of waiving any notice that may have been or may be required relating to any extraordinary corporate transaction. Copies of the forms of voting agreements are attached hereto as Exhibits A-1 and A-2 to Annex A.

  Revocability of Proxy (page 16)

        If you are the record holder of your shares, you may revoke your proxy at any time before it is voted at the special meeting. If you have not submitted a proxy through your broker or nominee, you may revoke your proxy by:

  •
  submitting another properly executed proxy bearing a later date;

  •
  giving written notice of revocation to any of the persons named as proxies or to the Secretary of Extended Systems;

  •
  if you submitted a proxy through the Internet or by telephone, submitting a proxy again through the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility; or

  •
  voting in person at the special meeting.

        Simply attending the special meeting will not revoke your proxy.

        If your shares are held in "street name," you should follow the instructions of your broker or nominee regarding revocation of proxies. If your broker or nominee allows you to submit a proxy by telephone or through the Internet, you may be able to change your vote by submitting a proxy again by telephone or through the Internet.

  Extended Systems Board's Recommendation to its Stockholders Regarding the Merger (page 29)

        The members of Extended Systems board present at a meeting to consider and vote upon such matters unanimously determined that the merger is advisable, fair to and in the best interests of Extended Systems and its stockholders, and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The members of the board unanimously recommend that Extended Systems stockholders vote "FOR" the adoption and approval of the merger agreement and approval of the merger at the special meeting.

The Merger

  Structure of the Merger (page 45)

        Upon the terms and subject to the conditions of the merger agreement, merger sub will be merged with and into Extended Systems. As a result of the merger, Extended Systems will cease to be a publicly traded company and will become a wholly owned subsidiary of Sybase. The merger agreement is attached as Annex A to this proxy statement. Please read it carefully.

  What You Will Receive in the Merger (page 45)

        Holders of shares of Extended Systems common stock will be entitled to receive $4.460847 in cash, without interest, for each share of Extended Systems common stock held immediately prior to the merger.

  Opinion of Extended Systems' Financial Advisor (page 31)

        In connection with the merger, the Extended Systems board of directors received a written opinion from its financial advisor, W.R. Hambrecht + Co., LLC, dated July 27, 2005, that as of such date, and based upon and subject to the assumptions made, procedures followed, factors considered and limitations upon its review set forth in such opinion, the $4.460847 per share in cash, without interest, to be received by holders of Extended Systems common stock was fair, from a financial point of view, to such holders. The full text of WR Hambrecht + Co's written opinion, dated July 27, 2005, is included in this proxy statement as Annex B. You are encouraged to read this opinion carefully and in its entirety. WR Hambrecht + Co's opinion was directed to Extended Systems' board of directors and provided for the information and assistance of the Extended Systems board of directors in connection with its deliberations regarding the merger. The WR Hambrecht + Co opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act with respect to any matters relating to the merger.

  Reasons for the Merger (page 29)

        In the course of reaching its decision to recommend the adoption and approval of the merger agreement and approval of the merger, the Extended Systems board of directors consulted with WR Hambrecht + Co and Extended Systems' senior management and outside legal counsel, reviewed information and considered a number of factors including, among others, the following:

  •
  the possible alternatives to the merger (including the possibility of continuing to operate as an independent entity and the perceived risks thereof) and the Extended Systems board of directors' assessment based on a market check of other possible buyers as to the low likelihood that a third party would offer a higher price than Sybase;

  •
  historical financial information concerning Extended Systems' business, financial performance and condition, technology, operations and competitive position;

  •
  current financial market conditions and historical market prices, volatility and trading information with respect to Extended Systems common stock; and

  •
  the consideration to be received by the Extended Systems stockholders.

        In the course of its deliberations, the Extended Systems board of directors also considered, among other things, the following positive factors:

  •
  the fact that the $4.460847 per share in cash, without interest, to be paid as the consideration in the merger represented a premium of approximately 26.0% over the 30 trading day average closing price of $3.54 per share and a premium of approximately 23.2% over the $3.62 closing sale price for Extended Systems common stock on The Nasdaq National Market on July 27, 2005, the last trading day prior to the approval of the execution of the merger agreement;

  •
  the financial presentation of WR Hambrecht + Co on July 27, 2005 and the opinion delivered on July 27, 2005 to the Extended Systems board of directors to the effect that, as of such date, based upon and subject to the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by WR Hambrecht + Co in connection with the opinion, the merger consideration of $4.460847 per share in cash, without interest, to be received by holders of Extended Systems common stock was fair, from a financial point of view, to those holders (the full text of this opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken by WR Hambrecht + Co in connection with the opinion, is attached as Annex B to the proxy statement);

  •
  the fact that the merger consideration is all cash, which provides certainty of value to the Extended Systems stockholders compared to a transaction in which the stockholders would receive stock; and

  •
  the fact that the merger agreement would be subject to adoption and approval by Extended Systems stockholders and that if a higher priced offer were to be made to the stockholders prior to the completion of the merger, the Extended Systems stockholders could elect not to adopt and approve the merger agreement and approve the merger.

        In the course of its deliberations, the Extended Systems board of directors also considered, among other things, the following negative factors:

  •
  the fact that Extended Systems stockholders will not participate in any future growth potential of Extended Systems or any synergies resulting from the merger;

  •
  the possibility that the merger might not be completed and the effect of the public announcement of the merger on Extended Systems' management's attention, relationship with customers, sales, operating results, stock price and ability to attract and retain key management and sales, marketing and technical personnel; and

  •
  the restrictions the merger agreement imposes on soliciting competing bids and the fact that Extended Systems would be obligated to pay a termination fee of $3.0 million and/or reimburse Sybase for up to $500,000 of expenses if the merger agreement is terminated under the circumstances set forth in the merger agreement.

        See "The Merger—Reasons for the Merger and Recommendation of the Board of Directors."

  Conditions to the Merger (page 55)

        Extended Systems and Sybase will not complete the merger unless a number of conditions are satisfied or waived. These conditions include:

  •
  Extended Systems stockholders must have adopted and approved the merger agreement and approved the merger;

  •
  the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and under the German Act Against Restraint of Competition (the "GWB Act") must have expired or been terminated; and

  •
  the absence of court or governmental prohibitions on the completion of the merger.

        In addition, Extended Systems' obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the accuracy of the representations and warranties of Sybase and merger sub; and

  •
  the performance by each of Sybase and merger sub of its respective agreements and covenants under the merger agreement.

        In addition, the obligation of Sybase and merger sub to effect the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the accuracy of Extended Systems' representations and warranties;

  •
  the performance by Extended Systems of its agreements and covenants under the merger agreement;

  •
  there must not have occurred since July 28, 2005 any change, event, violation, inaccuracy, circumstance or effect that, individually or when aggregated with other effects, is or is reasonably likely to be materially adverse to (i) Extended Systems' and its subsidiaries' business, assets, capitalization, financial condition or results of operations taken as a whole, or (ii) Extended Systems' ability to perform its obligations under the merger agreement and timely complete the transactions contemplated by the merger agreement;

  •
  all consents, waivers and approvals required of Extended Systems as specified in the merger agreement must have been obtained;

  •
  the absence of any suit, action or proceeding in which a governmental entity is (i) challenging or seeking to restrain or prohibit the completion of the merger, or (ii) seeking to require Sybase, Extended Systems or any of their subsidiaries or affiliates to divest shares of capital stock or any business, assets or property;

  •
  the non-competition agreement or amended change of control agreement, as applicable, executed and delivered by each key employee of Extended Systems prior to the execution of the merger agreement must be in effect immediately prior to the closing of the merger, and must not have been repudiated by each such key employee prior to the closing of the merger; and

  •
  each of certain founders of Extended Systems will have executed and delivered to Sybase a waiver of lifetime health insurance benefits, Extended Systems shall not have made or committed to make payments in excess of a certain amount in connection with obtaining such waivers, each such waiver must be in effect immediately prior to the closing of the merger, and no such person will have repudiated such waiver prior to the closing.

  Termination of the Merger Agreement (page 57)

        The merger agreement may be terminated at any time prior to the effective time of the merger, and the merger may be abandoned, notwithstanding (subject specified exceptions described below) any requisite adoption and approval of the merger agreement and approval of the merger by Extended Systems stockholders:

  •
  by the mutual written consent of Sybase and Extended Systems;

  •
  by either Sybase or Extended Systems if the effective time has not occurred on or before December 31, 2005;

  •
  if a governmental entity has issued an order, decree or ruling or taken any other final, non-appealable action, in any case, permanently restraining, enjoining or otherwise prohibiting the merger;

  •
  if the adoption and approval of the merger agreement and approval of the merger by Extended Systems stockholders has not been obtained by reason of the failure to obtain the required vote at the special meeting or at any adjournment of the special meeting, with certain exceptions;

  •
  by Extended Systems in certain circumstances (including certain breaches of the merger agreement); or

  •
  by Sybase in certain circumstances (including certain breaches of the merger agreement).

        See "The Merger—Termination."

  Termination Fee (page 59)

        The merger agreement provides that regardless of whether the merger is completed, all expenses incurred by the parties will be borne by the party incurring such expenses; provided, however, that Extended Systems and Sybase will share equally any filing fee for any notification filed with the Federal Trade Commission and Department of Justice pursuant to the HSR Act and pursuant to antitrust laws of any foreign jurisdiction. Extended Systems has agreed to pay a termination fee of $3.0 million and/or reimburse Sybase for up to $500,000 of expenses if the merger agreement is terminated under the circumstances set forth in the merger agreement; provided, however, that in no event shall Extended Systems be obligated to pay more than $3.0 million in termination fees and expense reimbursement.

        See "The Merger Agreement—Termination Fee."

  Regulatory Matters (page 43)

        Under the provisions of the HSR Act, Extended Systems and Sybase may not complete the merger until each of them has made certain filings with the Federal Trade Commission and the United States Department of Justice and the applicable waiting period has expired or been terminated. Under the provisions of the GWB Act, Extended Systems and Sybase may not complete the merger until they have jointly made a filing with the German Federal Cartel Office and the applicable waiting period has expired or been terminated. Extended Systems and Sybase have filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act, and early termination of the required waiting period has been granted. Extended Systems and Sybase have filed a notification with the German Federal Cartel Office pursuant to article 39 of the GWB Act, and the required waiting period has not yet expired or been terminated early.

  Appraisal Rights (page 63)

        If you do not wish to accept the cash merger consideration of $4.460847, without interest, per share of Extended Systems common stock that you own, you have the right under Delaware law to exercise appraisal rights and receive payment in cash for the fair value of your shares determined in accordance with Delaware law. The fair value of shares of Extended Systems stock as determined in accordance with Delaware law may be more or less than the per share cash amount to be paid to non-dissenting Extended Systems stockholders in the merger. To preserve and exercise your appraisal rights, you must not vote in favor of the adoption and approval of the merger agreement and approval of the merger and must follow specific procedures. You will only be entitled such appraisal rights if you submit a written demand for an appraisal prior to the vote on the merger agreement and the merger, do not vote in favor of the proposal to adopt and approve the merger agreement and approve the merger, and otherwise comply with the Delaware law procedures. These procedures are described in this proxy statement, and the provisions of Delaware law that grant appraisal rights and govern such procedures are attached as Annex C. You are encouraged to read these provisions carefully and in their entirety.

  Extended Systems Stock Options (page 46)

        Holders of options to purchase shares of Extended Systems common stock, whether vested or unvested, will be entitled to receive a per share cash amount equal to the excess, if any, of $4.460847 over the exercise price payable in respect of each such share, without interest, less any applicable withholding taxes (the "per share option consideration"). Notwithstanding the foregoing, holders of options to purchase shares of Extended Systems common stock whose employment with Extended Systems or one of its subsidiaries is terminated prior to the effectiveness of the merger will only be entitled to option consideration for the portion of the option that was outstanding immediately prior to the effective time of the merger and vested at the time the employee's relationship was terminated. Each such outstanding option will be cancelled and terminated as of the effective time of the merger, and no Extended Systems option holder will have any additional rights thereafter with respect to any Extended Systems options.

        See "Merger Agreement—Stock Options and Option Plans."

  Interests of Certain Persons in the Merger (page 39)

        Extended Systems' directors and executive officers have interests in the merger that may be in addition to, or different from, the interests of Extended Systems stockholders. For example, if the merger is completed, certain indemnification arrangements for directors and officers of Extended Systems will be continued. In addition, certain of Extended Systems' executive officers are entitled to certain severance payments and continuation of benefits in connection with the merger and/or employment with Sybase, as applicable. See "The Merger—Interests of Certain Persons in the Merger."

  No Solicitation (page 52)

        Extended Systems has agreed it will not solicit or encourage the initiation of inquiries regarding any acquisition proposals by third parties, or take other actions with respect to such proposals that are prohibited by the merger agreement. Extended Systems may respond to unsolicited acquisition proposals under the circumstances set forth in the merger agreement. See "The Merger Agreement—No Solicitation."

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements. Any statements regarding Sybase's or Extended Systems' future plans, objectives, expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. You can identify these statements by words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate," "may," "will" and "continue" or similar words. You should read statements that contain these words carefully. They discuss Extended Systems' future expectations or state other forward-looking information, and may involve known and unknown risks over which Extended Systems has no control including, without limitation:

  •
  the requirement that Extended Systems stockholders adopt and approve the merger agreement with Sybase and approve the merger;

  •
  receipt of necessary approvals under applicable antitrust laws and other relevant regulatory authorities;

  •
  satisfaction of other conditions to the merger;

  •
  the effect of the announcement of the merger on Extended Systems' customer relationships, operating results and business generally, including its ability to retain key employees; and

  •
  other risks detailed in Extended Systems' current filings with the Securities and Exchange Commission (the "SEC"), including its most recent filings on Forms 10-Q and 10-K.

See "Where You Can Find More Information" on page 71. You should not place undue reliance on forward-looking statements. Extended Systems cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent Extended Systems' views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, Extended Systems assumes no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements.

THE SPECIAL MEETING OF EXTENDED SYSTEMS STOCKHOLDERS

        Extended Systems is furnishing this proxy statement to you, as a stockholder of Extended Systems, as part of the solicitation of proxies by its board of directors for use at the special meeting of stockholders.

Date, Time, Place and Purpose of the Special Meeting

        The special meeting will be held at Extended Systems' executive offices located at 5777 North Meeker Avenue, Boise, Idaho 83713, on Tuesday, October 25, 2005, at 9:00 a.m., local time. The purpose of the special meeting is:

  •
  to consider and vote on the proposal to adopt and approve the Agreement and Plan of Merger, dated as of July 28, 2005, by and among Sybase, Extended Systems and merger sub and approve the merger;

  •
  to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting, if necessary, to permit the further solicitation of proxies in the event that there are not sufficient votes to adopt and approve the merger agreement and approve the merger; and

  •
  to transact such other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

        The members of the Extended Systems board of directors present at a meeting to consider and vote upon such matters unanimously determined that the merger is advisable, fair to and in the best interests of Extended Systems and its stockholders, approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and recommend that Extended Systems stockholders vote "FOR" the adoption and approval of the merger agreement and approval of the merger.

Record Date; Quorum

        Only holders of record of Extended Systems common stock at the close of business on the record date, September 9, 2005, are entitled to notice of and to vote at the special meeting. On the record date, there were approximately 15,633,354 shares of Extended Systems common stock issued and outstanding held of record by persons. Holders of record of Extended Systems common stock on the record date are entitled to one vote per share on the proposals presented at the special meeting.

        A quorum, which is a majority of the shares entitled to vote at the special meeting, must be present in order to hold the special meeting and to conduct business. Shares are counted as being present at the special meeting if a stockholder appears in person at the special meeting or if the stockholder votes such stockholder's shares by submitting a properly executed proxy card by mail, through the Internet or by telephone. Abstentions and broker non-votes will be included in the determination of the number of shares present for purposes of a quorum and each will be tabulated separately.

Vote Required

        Adoption and approval of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the shares of Extended Systems common stock outstanding at the close of business on the record date.

        The approval of the grant of authority to vote to adjourn or postpone the special meeting requires the affirmative vote of the holders of a majority of the shares of Extended Systems common stock present, in person or by proxy, and entitled to vote at the special meeting.

        Each holder of a share of Extended Systems common stock is entitled to one vote per share. Abstaining from the vote, or failing to provide a proxy (either through the Internet, by telephone or by returning a properly executed proxy card) or to vote in person will have the same effect as a vote "AGAINST" the adoption and approval of the merger agreement and approval of the merger.

        Brokers or other nominees who hold shares of Extended Systems common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares of Extended Systems common stock will not be counted as votes cast or shares voting, will have the same effect as votes "AGAINST" the adoption and approval of the merger agreement and approval of the merger, and will have no effect on the proposal to grant the persons named as proxies the authority to vote to adjourn or postpone the special meeting, if necessary.

Voting

        All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the stockholders. Properly executed proxies that do not contain voting instructions will be voted "FOR" the adoption and approval of the merger agreement and approval of the merger and "FOR" approval of the proposal to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting if necessary.

        To vote, please complete, sign, date and return the enclosed proxy card. If a stockholder attends the special meeting and wishes to vote in person, the stockholder may withdraw such stockholder's proxy and vote in person. If a stockholder's shares are held in the name of a broker, bank or other nominee, the stockholder must obtain a proxy, executed in such stockholder's favor, from the holder of record to be able to vote at the special meeting. See "—Shares Registered in the Name of a Broker or Bank."

        In addition, stockholders may submit a proxy through the Internet or by telephone by following the instructions included with the enclosed proxy card. If a stockholder submits a proxy through the Internet or by telephone, the stockholder does not need to return the proxy card. Stockholders should be aware that in submitting a proxy through the Internet or by telephone, the stockholder may incur costs such as telephone and Internet access charges for which the stockholder will be responsible. The Internet voting facility and the telephone voting facility for stockholders of record will close at 11:59 p.m. Eastern Daylight Time on Monday, October 24, 2005.

        Shares of Extended Systems common stock represented at the special meeting but not voted, including shares of Extended Systems common stock for which proxies have been received but from which stockholders have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

        Only shares affirmatively voted for the adoption and approval of the merger agreement and approval of the merger, including properly executed proxies that do not contain voting instructions, will be counted for that proposal. If a stockholder abstains from voting, it will have the same effect as a vote "AGAINST" the adoption and approval of the merger agreement and approval of the merger and as a vote "AGAINST" the proposal to grant authority to vote to adjourn or postpone the special meeting if necessary. A stockholder's failure to execute and return a proxy card or otherwise vote at the special meeting will have the same effect as a vote "AGAINST" the adoption and approval of the merger agreement and approval of the merger and will have no effect on the proposal to grant authority to vote to adjourn or postpone the special meeting if necessary.

        Brokers or banks who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, brokers and banks are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the adoption and approval of the merger agreement and approval of the merger and, as a result, absent specific instructions from the beneficial owner of such shares, brokers and banks are not empowered to vote those shares, referred to generally as "broker non-votes." Broker non-votes will be treated as shares that are present at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes "AGAINST" the adoption and approval of the merger agreement and approval of the merger. Broker non-votes will have no effect on the proposal to grant the persons named as proxies the authority to vote to adjourn or postpone the special meeting if necessary.

        Extended Systems does not expect that any matter other than the proposal to approve and adopt and approve the merger agreement and approve the merger and, if necessary, the proposal to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting, will be brought before the special meeting. If, however, any other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their judgment as to matters that they believe to be in the best interests of Extended Systems stockholders.

Voting by Extended Systems' Directors, Executive Officers and Founders

        Executive officers, directors and certain founders of Extended Systems who held as of the close of business on the record date in the aggregate approximately 2,617,803 shares of Extended common stock, representing approximately 16.7% of Extended Systems' outstanding shares as of the record date, have entered into voting agreements with Sybase, pursuant to which each of them (and their respective affiliates) has agreed to vote their shares in favor of the adoption and approval of the merger agreement and approval of the merger, and in favor of each of the other actions contemplated by the merger agreement, against approval of any proposal made in opposition to, or in competition with, completion of the merger and the transactions contemplated by the merger agreement, and against any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of Extended Systems in the merger agreement, against any of extraordinary corporate transactions, and in favor of waiving any notice that may have been or may be required relating to any extraordinary corporate transaction. Copies of the forms of voting agreements are attached hereto as Exhibits A-1 and A-2 to Annex A.

Shares Registered in the Name of a Broker or Bank

        Most beneficial owners whose stock is held in street name receive instructions for granting proxies from their banks, brokers or other agents, rather than from Extended Systems' proxy card. If a stockholder holds shares in street name, to vote by proxy the stockholder must instruct the bank, broker or nominee to vote its shares by following the procedures specified by such bank, broker or nominee. If a stockholder wants to vote in person at the special meeting, the stockholder must request a proxy in the stockholder's name from its bank, broker or nominee.

Revoking Your Proxy

        A record holder of Extended Systems common stock can revoke its proxy at any time before it is voted at the special meeting by:

  •
  submitting another properly executed proxy bearing a later date;

  •
  giving written notice of revocation to any of the persons named as proxies or to the Secretary of Extended Systems;

  •
  if the stockholder submitted a proxy through the Internet or by telephone, submitting a proxy again through the Internet or by telephone prior to the close of the Internet voting facility or the telephone voting facility; or

  •
  voting in person at the special meeting.

        If the stockholder's shares of Extended Systems common stock are held in the name of a bank, broker, trustee or other holder of record, the stockholder must follow the instructions of its broker or other holder of record to revoke a previously given proxy. If the stockholder's broker or nominee allows the stockholder to submit a proxy by telephone or through the Internet, the stockholder may be able to change its vote by submitting a proxy again by telephone or through the Internet.

Solicitation of Proxies

        In addition to solicitation by mail, Extended Systems' directors, officers and employees may solicit proxies by telephone, other electronic means or in person. These people will not receive any additional compensation for their services, but Extended Systems will reimburse them for their out-of-pocket expenses. Extended Systems will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of Extended Systems common stock and in obtaining voting instructions from those owners. Extended Systems has retained Innisfree M&A Incorporated to assist in its solicitation of proxies for a fee of approximately $10,000 plus reasonable out-of-pocket costs and expenses. Extended Systems is responsible for all expenses of filing, printing and mailing this proxy statement.

        Extended Systems stockholders should not send Extended Systems stock certificates to the paying agent until the stockholders have received transmittal materials from the paying agent. Do not return Extended Systems stock certificates with the enclosed proxy.

THE COMPANIES

        Extended Systems provides the solutions to help enterprise organizations streamline their business processes through mobile technology. Its OneBridge Mobile Platform provides secure mobile access to corporate information on mobile devices, either to core e-mail systems or other backend applications. Its software development kits enable manufacturers to integrate wireless connectivity and synchronization capabilities into mobile devices. Its Advantage Database Server is a client/server database that provides scalability, data integrity and low administration requirements. Extended Systems has more than 2,500 enterprise customers worldwide and key alliance relationships. Extended Systems was incorporated in Idaho in 1984 and reincorporated in Delaware in 1985, and its stock is traded on the Nasdaq National Market under the symbol "XTND."

        Sybase is a global enterprise software company exclusively focused on managing and mobilizing information from the data center to the point of action. It provides open, cross-platform solutions that securely deliver information anytime, anywhere, enabling customers to create an information edge. Its value proposition involves enabling the Unwired Enterprise through integrated applications and solutions designed to manage information across the enterprise, allowing customers to extract more value from their information technology (IT) investments. Sybase was founded and incorporated in California in November 1984, and was reincorporated in Delaware in July 1991, and its stock is quoted on the New York Stock Exchange under the symbol "SY."

THE MERGER

        This discussion of the merger is qualified by reference to the merger agreement, which is attached to this proxy statement as Annex A. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Background of the Merger

        In the course of evaluating the direction of its business, the management and board of directors of Extended Systems periodically considered various strategic alternatives to enhance Extended Systems' markets and customer opportunities, including possible acquisitions of complementary businesses, commercial partnering arrangements and strategic combinations with other companies. As a consequence, from time to time over the past several years, Extended Systems engaged in preliminary discussions regarding a strategic transaction with Sybase. Extended Systems also engaged in preliminary discussions regarding a strategic transaction with Party A, a publicly traded company, over the past several years, as well as certain other companies. None of these discussions, however, concluded with a definitive agreement regarding a potential transaction.

        At a meeting of the Extended Systems board of directors held on November 16, 2004, the members of the Extended Systems board of directors discussed Extended Systems' current operations and potential market opportunities and the competitive environment for each of its product lines. The Extended Systems board of directors also discussed possible strategic alternatives which would strengthen Extended Systems' competitive position, including potential acquisitions of mobile applications companies and potential merger of equals transactions, as well as strategic transactions with mobile middleware companies, database software providers and wireless equipment makers and the potential acquisition of Extended Systems by other companies, including Sybase. The Extended Systems board of directors directed management to negotiate potential engagement terms with the leading investment banking firm candidate to assist Extended Systems in the pursuit of the possible strategic alternatives discussed at the meeting and to make arrangements for a member of the board of directors to interview such investment banking firm candidate.

        From November 16, 2004 to December 20, 2004, Extended Systems management negotiated with the leading investment banking firm candidate and the representative director from the Extended Systems board of directors completed his interview of the candidate. Pursuant to an action by unanimous written consent effective December 20, 2004, the Extended Systems board of directors approved the retention of WR Hambrecht + Co as its financial advisor to (i) assist Extended Systems in assessing potential target companies or divisions of companies for acquisition; (ii) assist Extended Systems with the potential divesture of one or more of its product lines and (iii) advise in connection with a potential acquisition of Extended Systems. On December 20, 2004, Extended Systems entered into an engagement letter with WR Hambrecht + Co effective as of November 30, 2004.

        On January 13, 2005, Nigel Doust, Extended Systems' vice president, worldwide mobility contacted Party B, a publicly traded company, to discuss an arrangement to license and integrate Party B's software into Extended Systems' product offerings. On January 25, 2005, Extended Systems entered into a non-disclosure agreement with Party B.

        At the February 14, 2005 meeting of the Extended Systems board of directors, Charles W. Jepson, president and chief executive officer of Extended Systems, Mark A. Willnerd, vice president of business development of Extended Systems, and representatives of WR Hambrecht + Co made presentations to the Extended Systems board of directors regarding possible strategic alternatives, among other matters. As a result of these presentations and the subsequent discussion, the members of the Extended Systems board of directors requested that Extended Systems management and WR Hambrecht + Co contact potential strategic partners that might be interested in being acquired by, or entering into an alliance or completing a merger of equals with Extended Systems.

        Between February 16, 2004 and June 15, 2004, representatives of WR Hambrecht + Co and Messrs. Jepson and Willnerd, and from time to time other members of Extended Systems management, contacted a number of prospective strategic partners including those that Extended Systems might acquire or with which Extended Systems may form strategic relationships about potential transactions. WR Hambrecht + Co and Mr. Willnerd also conducted analyses of potential merger of equals transactions and potential acquisitions by larger companies of Extended Systems and contacted those potential merger of equals partners and acquirors to discuss those possible transactions. Other than as described below, none of these contacts resulted in any meaningful interest in acquiring Extended Systems or entering into a merger of equals transaction.

        On March 15, 2005, Mr. Doust contacted Party B to discuss an arrangement to license and integrate Party B's software into Extended Systems' product offering. As these discussions progressed in March 2005, Party B's representatives expressed Party B's interest in a potential acquisition of Extended Systems. Thereafter Extended Systems provided Party B with due diligence information regarding its financial condition and products and made arrangements for Party B to visit Extended Systems' headquarters for the purpose of evaluating a potential licensing arrangement or acquisition.

        On March 15, 2005, Mr. Willnerd contacted Joseph Owen, vice president of engineering of the Frontline Solutions Group of Sybase's iAnywhere Solutions subsidiary ("iAnywhere"), regarding possible partnering opportunities including potential joint marketing or technology licensing arrangements. As a consequence of that discussion, on March 29, 2005, Mr. Owen contacted Mr. Willnerd and indicated that Sybase was interested in initiating discussions regarding a possible acquisition of Extended Systems. After several subsequent phone discussions between March 29, 2005 and May 5, 2005 a face to face meeting was arranged for May 5, 2005 in Waterloo, Canada, at the headquarters of iAnywhere.

        On April 7, 2005 the Extended Systems board of directors held a telephonic meeting at which Messrs. Jepson and Willnerd were present. Messrs. Jepson and Willnerd reported on various activities regarding potential strategic transactions, including the proposed meetings with Sybase and Party B. Mr. Willnerd also reported on his and WR Hambrecht + Co's contacts with potential acquisition candidates and the results of their assessments of and discussions with other prospective strategic partners.

        On April 7, 2005, Messrs. Jepson, Willnerd and Doust and Valerie A. Heusinkveld, Extended Systems' chief financial officer, met at Extended Systems' offices with members of the management and board of directors of Party B. At this meeting, each party's representatives made a number of presentations regarding their respective products, markets, sales and distribution channels and historical financial data.

        Between April 11, 2005 and April 19, 2005, Mr. Jepson engaged in telephonic discussions with each member of the Extended Systems board of directors. These discussions included his views regarding the risks of Extended Systems remaining an independent company, the increased competition, the recent successful capital raising activities completed by a number of Extended Systems' competitors, the significant and increasing cost of complying with Extended Systems' obligations as a publicly traded company, Extended Systems' anticipated operating performance and a review of ongoing product development initiatives. Following these discussions, the members of the Extended Systems board of directors expressed their informal recommendation that Extended Systems' management pursue an acquisition of Extended Systems by a third party.

        On May 5, 2005, Messrs. Jepson and Willnerd met with Terry Stepien, president of iAnywhere, and Mr. Owen, at iAnywhere's facility in Waterloo, Canada to discuss partnership opportunities or a possible acquisition of Extended Systems by Sybase. Mr. Stepien indicated that he was interested in a possible acquisition of Extended Systems and he would involve Sybase's business development personnel to review and consider the potential transaction.

        On May 9, 2005, Mr. Jepson received a message from the chief executive officer and president of Party A expressing interest in a strategic transaction with Extended Systems and requesting a meeting with Mr. Jepson to discuss a potential transaction. Mr. Jepson referred the representative of Party A to a representative of WR Hambrecht + Co.

        Mr. Owen contacted Mr. Willnerd on May 12, 2005 to review the results of the May 5, 2005 meeting and to discuss next steps for a possible acquisition of Extended Systems by Sybase.

        On May 16, 2005, a representative of Party A's financial advisor contacted a representative of WR Hambrecht + Co regarding a possible strategic transaction between Party A and Extended Systems.

        At the May 17, 2005 meeting of the Extended Systems board of directors, Messrs. Jepson and Willnerd reported on their May 5, 2005 meeting with the Sybase representatives and subsequent discussions. Mr. Jepson reported on the contacts with Party A and Party B regarding potential transactions. Mr. Willnerd updated the members of the board on WR Hambrecht + Co's and his contacts with potential acquisition candidates and the results of discussions with other prospective merger of equals candidates.

        After the Extended Systems board of directors meeting, Mr. Jepson contacted Mr. Stepien on May 17, 2005 to indicate that Extended Systems was interested in pursuing discussions with Sybase regarding a potential transaction. Mr. Willnerd spoke with Mr. Owen on May 18, 2005 to discuss logistics for a potential acquisition and timing.

        On May 25, 2005, Messrs. Doust and Jepson met with representatives of Party C, a publicly traded company, at Party C's offices to discuss potential market opportunities and product integration through a partnership arrangement.

        On May 25, 2005, in order to facilitate more detailed discussions between the Extended Systems representatives and the Sybase representatives, Mr. Willnerd provided to Mr. Stepien a draft of a nondisclosure and confidentiality agreement to amend and restate the existing June 20, 2003 nondisclosure agreement between the parties. The existing nondisclosure agreement was entered into by Sybase and Extended Systems in connection with earlier preliminary discussions regarding a strategic transaction or relationship referred to above. Later that day, Mr. Willnerd was contacted by Mark Wilson, vice president of corporate development of Sybase, and Suhas Joshi, director of corporate development for Sybase, regarding the logistics of the potential acquisition discussions between Sybase and Extended Systems, as well as the proposed amended and restated nondisclosure and confidentiality agreement.

        On May 27, 2005, Mr. Wilson contacted a representative of WR Hambrecht + Co regarding the potential acquisition and indicated that Sybase was considering making a proposal for a transaction. Later that day, Marty Beard, senior vice president of business development of Sybase, provided a preliminary nonbinding indication of interest to Mr. Jepson for consideration by Extended Systems, which included a draft amended and restated nondisclosure agreement and a draft exclusivity agreement. Mr. Willnerd and Mr. Joshi discussed the proposed amended and restated nondisclosure agreement on May 28, 2005.

        Also on May 27, 2005, a representative of WR Hambrecht + Co received a message from a representative of the financial advisor of Party A regarding a potential transaction between Party A and Extended Systems. In a subsequent discussion on May 29, 2005, a representative of Party A's financial advisor requested certain financial forecast information of Extended Systems for the fiscal year ending June 30, 2006 and for a due diligence meeting with Messrs. Jepson and Willnerd and Ms. Heusinkveld.

        On May 30, 2005, the Extended Systems board of directors met telephonically to discuss the proposal and exclusivity agreement from Sybase. Also present were Messrs. Jepson and Willnerd and Ms. Heusinkveld, as well as representatives of WR Hambrecht + Co and Wilson Sonsini Goodrich &

Rosati, Professional Corporation ("WSGR"), Extended Systems' outside counsel. Messrs. Jepson and Willnerd and the representatives of WR Hambrecht + Co reviewed the recent discussions with Sybase and Party A. The Extended Systems board of directors engaged in a discussion of the nonbinding indication of interest from Sybase, including the costs and benefits of such a transaction to the stockholders of Extended Systems. A representative of WSGR discussed the proposed exclusivity agreement and reviewed with the members of the Extended Systems board of directors the legal principles applicable to such a transaction, including fiduciary duties under applicable law. A representative of WR Hambrecht + Co presented certain financial and valuation analyses regarding Extended Systems and the potential transaction with Sybase. The members of the Extended Systems board of directors present discussed whether any director had a conflict of interest regarding either of the proposed strategic transactions and concluded that no such conflicts were present. At the conclusion of the meeting, the Extended Systems board of directors requested that management and the WR Hambrecht + Co representatives continue discussions with Sybase and Party A and communicate the Extended Systems board of directors' revisions to the nonbinding indication of interest provided by Sybase.

        On May 31, 2005, representatives of WR Hambrecht + Co contacted Mr. Wilson to advise him of the Extended Systems board of directors' comments regarding the nonbinding indication of interest and provided Mr. Wilson with certain financial due diligence information.

        On June 1, 2005, Mr. Willnerd and representatives of WR Hambrecht + Co received a revised nonbinding indication of interest and exclusivity agreement from Mr. Beard, and the representatives of WR Hambrecht + Co spoke with Messrs. Wilson and Joshi regarding the revised nonbinding indication of interest, financial forecast information, and potential cost savings and pro-forma increases in projected profitability after giving effect to the elimination of Extended Systems costs as a publicly traded company and redundant management and administrative costs. As a result of the discussion, the parties agreed to have a call to discuss the materials sent on May 31, 2005 as well as Extended Systems' financial forecast for the fiscal year ending June 30, 2006.

        Also on June 1, 2005, the representatives of WR Hambrecht + Co contacted representatives of Party A's financial advisor regarding Party A's interest in a potential strategic transaction with Extended Systems. On June 2, 2005, representatives of WR Hambrecht + Co received a financial due diligence request list on behalf of Party A from representatives of Party A's financial advisor, as well as a draft nondisclosure agreement.

        On June 2, 2005, Sybase and Extended Systems entered into amendment no. 1 to the June 20, 2003 nondisclosure agreement. From June 1, 2005 to June 15, 2005, Mr. Willnerd and representatives of WSGR also had discussions with Mr. Joshi and Daniel R. Carl, vice president, general counsel and secretary of Sybase, regarding the terms of the proposed amendment and restatement of the June 20, 2003 nondisclosure agreement between Sybase and Extended Systems. On June 13, 2005, Sybase and Extended Systems entered into an amended and restated nondisclosure agreement.

        On June 2, 2005, Mr. Willnerd and Ms. Heusinkveld and representatives of WR Hambrecht + Co held a conference call with Messrs. Wilson, Joshi and one other Sybase representative, regarding the Extended Systems' financial data provided on May 31, 2005. As a result of the conference call, the Sybase representatives agreed to extend the period for Extended Systems to respond to the nonbinding indication of interest but did not make any other changes to Sybase's June 1, 2005 proposal.

        On June 2, 2005, representatives of WR Hambrecht + Co sent the nondisclosure agreement with Party A to representatives of Party A's financial advisor. On June 3, 2005, Mr. Jepson received a message from the president and chief executive officer of Party A regarding the proposed nondisclosure agreement. Also on June 3, 2005, Mr. Willnerd provided proposed revisions to the nondisclosure agreement to a representative of Party A.

        On June 3, 2005, the Extended Systems board of directors met telephonically to review the June 1, 2005 nonbinding indication of interest and exclusivity agreement received from Sybase and discussions with representatives of Party A. Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WR Hambrecht + Co and WSGR were present. The members of management present and the WR Hambrecht + Co representatives provided a summary of the discussions since the Extended Systems board of directors' May 30, 2005 meeting and an updated analysis of Sybase's revised indication of interest, as well as possible responses to Sybase. A representative of WR Hambrecht + Co presented certain financial and valuation analyses regarding Extended Systems and the potential transaction with Sybase. The Extended Systems board of directors discussed Sybase's revised indication of interest and authorized management to proceed with additional discussions with Sybase and Party A and to provide a counter proposal to Sybase. A representative of WR Hambrecht + Co provided Extended Systems' counter proposal to Mr. Beard on June 3, 2005.

        On June 6, 2005, Mr. Willnerd and representatives of WR Hambrecht + Co received a further revised nonbinding indication of interest and exclusivity agreement from Mr. Beard. A representative of WR Hambrecht + Co contacted Mr. Joshi by telephone to discuss the June 6 nonbinding indication of interest and to clarify certain points therein. The representative of WR Hambrecht + Co then discussed the June 6 proposal with Mr. Beard and advised him of Extended Systems' likely rejection of the June 6 nonbinding indication of interest due to several aspects of the proposal.

        On June 6, 2005, Mr. Willnerd had additional discussions with representatives of Party A regarding the proposed nondisclosure agreement.

        On June 6, 2005, a representative of Party C contacted Mr. Jepson to advise him that Party C viewed the May 25, 2005 meeting as a success. The representative expressed Party C's interest in a further meeting to discuss a partnership arrangement with Extended Systems.

        Late in the day on June 6, 2005, the Extended Systems board of directors met telephonically to discuss the June 6 nonbinding indication of interest from Sybase and the subsequent discussions with Messrs. Beard and Joshi regarding such proposal. Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WR Hambrecht + Co and WSGR were present at the meeting. After a presentation by management and the representatives of WR Hambrecht + Co and discussion with the representatives of WR Hambrecht + Co and WSGR of the proposed terms, the Extended Systems board of directors rejected the June 6 proposal from Sybase. After the meeting, a representative of WR Hambrecht + Co contacted Mr. Beard to advise him that the Extended Systems board of directors had rejected the June 6 nonbinding indication of interest and the reasons therefor.

        On June 7, 2005, Mr. Jepson spoke with Mr. Beard and Mr. Willnerd spoke with Mr. Stepien regarding the reasons that the Extended Systems board of directors had rejected Sybase's June 6 nonbinding indication of interest. Messrs. Jepson and Willnerd offered to provide additional due diligence information and the parties discussed possible alternatives. On June 9, 2005, Mr. Willnerd provided additional due diligence information to Messrs. Wilson and Joshi.

        From June 6, 2005 to June 14, 2005, representatives of Party A's outside counsel and Stoel Rives LLP, outside counsel to Extended Systems, negotiated the proposed nondisclosure agreement with Party A. After the various representatives were unable to reach agreement, on June 14, 2005, a representative of WR Hambrecht + Co advised a representative of the financial advisor of Party A that Extended Systems was unwilling to proceed with the nondisclosure agreement as then proposed.

        On June 10, 2005, Mr. Willnerd and representatives of WR Hambrecht + Co received a revised nonbinding indication of interest and exclusivity agreement from Mr. Beard. On June 12, 2005, the Extended Systems board of directors met telephonically to discuss the June 10 nonbinding indication of interest from Sybase and the discussions with representatives of Party A regarding the nondisclosure agreement. Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WR

Hambrecht + Co and WSGR were present at the meeting. Management and the representatives of WR Hambrecht + Co presented an analysis of the Sybase June 10 proposal. Representatives of WSGR reviewed the legal principles applicable to the proposed transaction and the fiduciary duties of the Extended Systems board of directors in considering the Sybase June 10 proposal, including the execution of the proposed exclusivity agreement. After further discussion with the representatives of WR Hambrecht + Co and WSGR of the proposed terms, the Extended Systems board of directors authorized management to proceed with the discussions with Sybase and to execute the exclusivity agreement subject to Sybase agreeing to specified changes to the June 10 proposal. The Extended Systems board of directors also rejected the proposed nondisclosure agreement with Party A and authorized management to terminate discussions with Party A.

        On June 10, 2005, representatives of WSGR conveyed comments from the Extended Systems board of directors to a representative of O'Melveny & Myers LLP ("OMM"), Sybase's outside counsel, regarding the nonbinding indication of interest and the draft exclusivity agreement. Between June 10, 2005 and June 15, 2005, representatives of OMM and WSGR had several discussions regarding the proposed terms of the nonbinding indication of interest and the exclusivity agreement.

        On June 10, 2005, at the request of representatives of Party B, Mr. Doust provided financial models reflecting certain assumptions about the impact of an acquisition transaction with Extended Systems. On June 14, 2005, a representative of Party B indicated to Mr. Doust it was not interested in pursuing an acquisition of Extended Systems at that time.

        On June 12, 2005 the Extended Systems board of directors met telephonically to discuss Sybase's June 10, 2005 revised nonbinding indication of interest and exclusivity agreement. Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WR Hambrecht + Co and WSGR were present. Between June 12, 2005 and June 15, 2005, at the direction of the Extended Systems board of directors, Messrs. Willnerd and Jepson, and representatives of WR Hambrecht + Co and WSGR, had discussions with Messrs. Beard, Carl, Stepien, Wilson, Joshi and another Sybase representative, and representatives of OMM regarding the nonbinding indication of interest and exclusivity agreement.

        On June 13, 2005, Mr. Joshi provided a due diligence request list to Mr. Willnerd.

        On June 14, 2005, representatives of Party C contacted Mr. Jepson to arrange a further meeting to discuss partnership opportunities.

        On June 15, 2005, Mr. Carl provided a revised nonbinding indication of interest and a revised exclusivity agreement to Mr. Willnerd and the representatives of WR Hambrecht + Co. Also on June 15, 2005, the parties executed the exclusivity agreement.

        On June 16, 2005, Mr. Jepson advised the president and chief executive officer of Party A that the Extended Systems board of directors had rejected the proposed nondisclosure agreement and resolved to terminate discussions with Party A. The representative of Party A advised Mr. Jepson that Party A would be sending a written indication of interest to Extended Systems. No such indication of interest was received by Extended Systems or its advisors.

        From June 16, 2005 to July 28, 2005, representatives of Sybase, OMM and Ernst & Young LLP, Sybase's independent auditors, conducted business and legal due diligence with representatives of Extended Systems, Grant Thornton LLP, Extended Systems' independent auditors, PricewaterhouseCoopers LLP, Extended Systems' previous independent auditors, Stoel Rives LLP, Townsend and Townsend and Crew LLP, Extended Systems' outside intellectual property counsel, and WSGR. The due diligence investigation was conducted at the offices of PricewaterhouseCoopers, the offices of Grant Thornton, the offices of WSGR, at off-site locations in Boise, Idaho and at the offices of Extended Systems' legal counsel in Paris, France. On June 20, 2005, Messrs. Joshi, Willnerd and Wilson, Ms. Heusinkveld and a representative of WSGR met at WSGR's offices to discuss the timeline and process of business and legal due diligence.

        Between June 15, 2005 and July 28, 2005, Ms. Heusinkveld, Messrs. Carl, Beard and Willnerd and representatives of OMM and WSGR held a number of telephonic discussions and otherwise communicated regarding due diligence procedures for commercially sensitive and technical information. The amended and restated nondisclosure agreement dated June 13, 2005 between Extended Systems and Sybase was amended on several occasions to reflect such discussions.

        On June 23, 2005, Ms. Heusinkveld, Stephen Day, controller of Extended Systems, Michele Winkle, treasurer of Extended Systems, Gregory Pappas, vice president of human resources of Extended Systems, Mr. Willnerd and representatives of WR Hambrecht + Co met with Pieter Van Der Vorst, Sybase's senior vice president and chief financial officer, Messrs. Stepien, Beard, Wilson and Joshi, Jeff Ross, Sybase's vice president of finance and controller, Nita C. White-Ivy, vice president worldwide human resources of Sybase, and other Sybase representatives, at Sybase's offices in Dublin, California for business due diligence.

        On June 26 and 27, 2005, Mr. Willnerd and Neal Benz, vice president of research and development of Extended Systems, and Messrs. Owen and Joshi and David Neudoerffer, iAnywhere's vice president of engineering, and Thomas Whittaker, iAnywhere's director of engineering, met in Toronto, Canada for business due diligence.

        On June 29, 2005, Ms. Heusinkveld and Messrs. Day and Willnerd met with Mr. Van Der Vorst and other Sybase representatives to discuss financial diligence.

        Representatives of OMM delivered an initial draft of the merger agreement to the parties on June 30, 2005.

        On June 30, 2005, the Extended Systems board of directors held a telephonic meeting at which the status of the negotiations between the parties was discussed and at which Mr. Jepson and Ms. Heusinkveld were present. The members of management reviewed the status of the due diligence activities, including issues raised by Sybase as a result thereof.

        Between July 2, 2005 and July 28, 2005, representatives of WSGR and representatives of OMM had a number of discussions regarding the terms of the proposed acquisition and the merger agreement and exchanged several drafts of the merger agreement.

        On July 4, 2005, Mr. Doust and Juergen Mueller, vice president of world wide sales of iAnywhere, met to discuss business due diligence at Sybase's offices in Düsseldorf, Germany. WR Hambrecht + Co attended the meeting telephonically.

        On July 7, 2005, the compensation committee of the Extended Systems board of directors held a telephonic meeting to discuss the status of employee related matters in connection with the proposed transaction. Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WR Hambrecht + Co and WSGR were present. The members of management and WSGR reviewed the treatment of certain employee matters in the proposed merger agreement and their subsequent discussions with representatives of Sybase and OMM. After discussion regarding the presentations and the terms and conditions set forth in the proposed merger agreement, the members of the compensation committee authorized management to make certain proposals regarding employee matters to Sybase and requested management to continue to negotiate the terms of the proposed transaction with Sybase.

        On July 7, 2005, Mr. Joshi contacted Mr. Willnerd to request that Extended Systems agree to extend the term of the exclusivity agreement between the parties and to review the status of open due diligence matters.

        On July 7, 2005, Messrs. Jepson and Doust met with representatives of Party C at its offices to discuss product partnership opportunities.

        On July 8, 2005, the Extended Systems board of directors held a telephonic meeting regarding the status of the negotiations between the parties at which Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WR Hambrecht + Co and WSGR were present. Messrs. Jepson and Willnerd reviewed open matters on the proposed terms of the merger and discussions with Sybase representatives, as well as Sybase's request for an extension of the term of the exclusivity agreement. After discussion with the WSGR representatives and the other observers present, the Extended Systems board of directors authorized management to continue with the negotiations with Sybase and requested that Sybase address certain concerns as soon as practicable in order for the parties to continue their negotiations and as a condition to Extended Systems agreeing to the extension of the exclusivity agreement requested by Sybase. Mr. Willnerd conveyed the Extended Systems board of directors' comments to Messrs. Wilson and Joshi.

        Between July 8, 2005 and July 11, 2005, Mr. Jepson left messages for and spoke with Messrs. Stepien and Beard to discuss the Extended Systems board of directors' comments from the July 8, 2005 meeting and the status of Sybase's due diligence inquiry.

        On July 15, 2005, the Extended Systems board of directors held a telephonic meeting regarding the status of discussions between the parties. Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WR Hambrecht + Co and WSGR provided the board members with an update on the status of the various agreements and open items. After discussion regarding the open matters and other terms of the proposed merger, the board of directors authorized the extension of the exclusivity period with Sybase. On July 15, 2005, Extended Systems executed an amendment of the exclusivity agreement with Sybase which extended the exclusivity period through July 24, 2005.

        On July 17, 2005, a representative of Party C, contacted Mr. Jepson by telephone to express interest in entering into partnership discussions and indicated that Party C would also be interested in a possible acquisition of Extended Systems in lieu of a partner relationship. Mr. Jepson advised Mr. Beard that he had received this indication of interest as required by the exclusivity agreement. Representatives of WSGR also contacted representatives of OMM to advise them of this inquiry.

        On July 20, 2005, representatives of Party A's financial advisor left a message for a representative of WR Hambrecht + Co to indicate Party A's continued interest in pursuing a possible transaction with Extended Systems and to reopen discussions regarding the nondisclosure agreement. The WR Hambrecht + Co representatives notified Mr. Jepson, who in turn notified Mr. Beard and representatives of OMM of the inquiry on behalf of Party A as required by the exclusivity agreement. The representative of Party A's financial advisor left a follow up message for the WR Hambrecht + Co representative to indicate Party A's continued interest on July 22, 2005. Mr. Jepson notified Mr. Beard of this subsequent message.

        On July 21, 2005, Messrs. Jepson, Willnerd and Ms. Heusinkveld met with Messrs. Van der Vorst and Ross and one other Sybase representative to discuss various financial due diligence issues, financial forecast matters and personnel retention plans at Sybase headquarters in Dublin, California. Nathan Pendleton, Extended Systems' vice president, mobile device solutions products, Messrs. Doust, Beard and Wilson, Ms. White-Ivy and other Sybase representatives then joined the meeting to discuss Extended Systems' organizational structure and employee related due diligence.

        Also on July 21, 2005, Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WSGR met with Messrs. Beard, Carl and Wilson, other representatives of Sybase and representatives of OMM at Sybase's offices in Dublin, California to negotiate the terms of the proposed acquisition and the merger agreement.

        On July 22, 2005, representatives of OMM delivered the initial drafts of the proposed voting agreements to representatives of WSGR. On July 23 and 24, 2005, Ms. White-Ivy delivered initial drafts of the proposed amendments to the existing change of control employment agreements to executives of Extended Systems receiving employment offer letters, the proposed noncompetition agreement and employment separation and release agreement for Mr. Jepson and the proposed offer letters for various Extended Systems executives to the applicable Extended Systems executives.

        From July 22, 2005 to July 28, 2005, Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WSGR had a number of discussions with Messrs. Carl and Beard and one other Sybase representative, and representatives of OMM regarding the terms of the proposed acquisition, merger agreement and the voting agreements. In addition, Ms. Heusinkveld, Mr. Willnerd, representatives of Paul, Hastings, Janofsky & Walker LLP, counsel to the individual Extended Systems officers, and representatives of WSGR had numerous discussions with Mr. Carl, Ms. White-Ivy and representatives of OMM regarding the proposed amendments to the existing change of control employment agreements, the proposed noncompetition agreement and employment separation and release agreement for Mr. Jepson, the proposed offer letters for various Extended Systems executives and other employment related matters.

        On July 22, 2005, the Extended Systems board of directors held a telephonic meeting to discuss the status of negotiation of the merger agreement and related documents, as well as the status of due diligence. Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WR Hambrecht + Co and WSGR attended the meeting and provided reports regarding those matters.

        On July 24, 2005, the Extended Systems board of directors held a telephonic meeting, which Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WR Hambrecht + Co and WSGR attended, to discuss the status of the negotiations among the parties and representatives of WSGR reviewed the status of the merger agreement and related agreements and reviewed open matters. Representatives of WR Hambrecht + Co also presented WR Hambrecht + Co's preliminary financial analysis of the proposed transaction and delivered to the board of directors its oral opinion with respect to the per share merger consideration.

        At 11:59 p.m. on July 24, 2005, the exclusivity agreement between Extended Systems and Sybase expired. Following the expiration of the exclusivity agreement with Sybase, the parties and their representatives continued to negotiate the terms of the proposed acquisition, the merger agreement, the voting agreements, the proposed amendments to the existing change of control employment agreements, the proposed noncompetition agreement and employment separation and release agreement for Mr. Jepson, the proposed offer letters for various Extended Systems executives and other employment related matters.

        On July 25, 2005, Mr. Jepson returned the call from the representative of Party C and indicated that Extended Systems would be interested in pursuing discussions regarding a potential transaction. On July 26, 2005, representatives of WR Hambrecht + Co provided a draft of a nondisclosure agreement to representatives of Party C for purposes of the discussions. From July 25, 2005 to July 28, 2005, representatives of Party C and its financial advisor had several discussions with Mr. Jepson and representatives of WR Hambrecht + Co regarding a possible acquisition of Extended Systems by Party C and the terms of the nondisclosure agreement. The nondisclosure agreement was not signed by Extended Systems or Party C.

        On July 25, 2005, a representative of WR Hambrecht + Co received a telephonic request from a representative of Party A's financial advisor seeking contact information for Mr. Jepson for the purpose of sending a nonbinding indication of interest letter to Mr. Jepson for the acquisition of Extended Systems by Party A. The WR Hambrecht + Co representative provided the requested contact information on July 25, 2005; however, no indication of interest letter was received from Party A.

        On July 26, 2005, the Extended Systems board of directors held a telephonic meeting to review the status of negotiations with Sybase. Messrs. Jepson and Willnerd and Ms. Heusinkveld and representatives of WR Hambrecht + Co and WSGR were also present. After discussion, the Extended Systems board of directors authorized management to continue parallel discussions with Sybase and Party C.

        On July 27, 2005, the Extended Systems board of directors held a telephonic meeting, at which Messrs. Jepson and Willnerd, Ms. Heusinkveld and representatives of WR Hambrecht + Co and WSGR were present. The board of directors reviewed the remaining open issues and heard a report from the management representatives and WSGR. Following a discussion of that presentation, WR Hambrecht + Co presented its financial analysis of the proposed transaction. Representatives of WSGR then reviewed with the board members their fiduciary obligations and the proposed resolutions approving the merger agreement and related transactions. WR Hambrecht + Co then delivered to the board of directors its oral opinion, subsequently confirmed in writing, to the effect that, as of July 27, 2005, and based upon and subject to the assumptions made, matters considered and limits of the review undertaken by WR Hambrecht + Co in connection with its opinion, the per share merger consideration of $4.460847 per share in cash, without interest, to be received by Extended Systems' stockholders was fair, from a financial point of view, to such stockholders. See "The Merger—Opinion of Extended Systems' Financial Advisor." Following questions from the members of the Extended Systems board of directors and further discussion, the members of the board of directors, other than Archie Clemins, who was absent, unanimously resolved to approve the merger agreement, the merger and the remaining transaction documents and recommend to the holders of Extended Systems common stock that they vote in favor of the adoption and approval of the merger agreement and approval of the merger.

        On July 27, 2005 and July 28, 2005, Sybase, Extended Systems and the individual Extended Systems executives and, where applicable, the relevant counter-parties, executed the merger agreement, voting agreements, employment separation and release agreement, noncompetition agreement, offer letters and amendments to change of control employment agreements. On the evening of July 28, 2005, Sybase, Extended Systems and the applicable individuals delivered to the relevant counterparties their respective signature pages to the various transaction agreements. On the morning of July 29, 2005, Sybase and Extended Systems issued press releases announcing the transaction.

        On July 29, 2005 after the issuance of the press releases announcing the transaction, Mr. Jepson received a message from a representative of Party C inquiring as to whether Extended Systems and Party C should continue their discussions. A representative of WR Hambrecht + Co responded to this message by contacting a representative of Party C's financial advisor on July 29, 2005. The WR Hambrecht + Co representative advised the representative of Party C's financial advisor that Extended Systems was subject to no solicitation restrictions contained in the merger agreement (with customary exceptions for its board of directors to consider other offers) and that the merger agreement would be filed early the following week with the Securities and Exchange Commission. A representative of WSGR notified Mr. Carl and a representative of OMM of the foregoing on July 29, 2005 as required by the merger agreement.

Reasons for the Merger and Recommendation of the Board of Directors

        During the course of reaching its decision to approve the merger and the merger agreement, the Extended Systems board of directors considered a number of factors and consulted Extended Systems' senior management and outside financial and legal advisors.

        Extended Systems' board of directors considered a number of factors supporting its decision to approve the merger agreement and the merger, including, but not limited to:

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  discussions with Extended Systems' management regarding Extended Systems' business, financial performance and condition, technology, operations, competitive position, business strategy, strategic options and prospects, as well as risks involved in achieving these prospects, the nature of Extended Systems' business and the industry in which it competes, and current industry, economic and global market conditions, both on a historical and on a prospective basis, all of which led the board of directors to conclude that the merger presented an opportunity for Extended Systems stockholders to realize greater value than the value likely to be realized by stockholders in the event Extended Systems remained independent;

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  a review of the possible alternatives to a sale of Extended Systems, including remaining independent (and the perceived risks associated with such a strategy as described below) and growing its business organically, pursuing a strategy of growth through acquisitions and/or pursuing corporate alliances, the value to stockholders of such alternatives, the timing and likelihood of actually achieving additional value from these alternatives, and the board's assessment that none of these alternatives was reasonably likely to result in value for stockholders greater than the consideration to be received in the merger;

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  the risks associated with Extended Systems remaining an independent company, including the increased competition, the recent successful capital raising activities completed by a number of Extended Systems' competitors, the significant and increasing cost of complying with Extended Systems' obligations as a publicly traded company, Extended Systems' anticipated operating performance and a review of ongoing product development initiatives;

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  the $4.460847 per share in cash, without interest, to be paid as the consideration in the merger represented an approximately 23.2% premium over the closing price of Extended Systems common stock on July 27, 2005 (the last trading day prior to approval of the transaction by the Extended Systems board of directors) and an approximately 26.0% premium over the average closing price of Extended Systems common stock from June 15, 2005 to July 27, 2005 (the 30 trading day period prior to the approval of the transaction by the Extended Systems board of directors);

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  the financial presentation of WR Hambrecht + Co, including its opinion, dated July 27, 2005, to Extended Systems board of directors that, based upon and subject to the assumptions made, procedures followed, factors considered and limitations upon its review set forth in the opinion as the date of the opinion, the merger consideration to be received by holders of Extended Systems common stock was fair, from a financial point of view, to such holders, as more fully described under "The Merger—Opinion of Extended Systems' Financial Advisor" on page 31;

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  the belief by Extended Systems board of directors that Extended Systems had obtained the highest price per share that Sybase was willing to pay, taking into account the terms resulting from extensive negotiations between the parties;

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  the assessment, based on a market check of other possible buyers, as to the low likelihood that a third party would offer a higher price than Sybase;

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  the fact that the merger consideration is all cash, which provides certainty of value to Extended Systems stockholders compared to a transaction in which stockholders would receive stock;

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  the fact that the merger would be subject to the approval of Extended Systems stockholders and that if a higher priced offer were to be made to the stockholders prior to the completion of the merger, the stockholders could elect not to adopt and approve the merger agreement and approve the merger;

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  the availability of appraisal rights for Extended Systems stockholders who properly exercise their statutory appraisal rights; and

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  the terms of the merger agreement, as reviewed by Extended Systems' board of directors with Extended Systems' legal advisors, including:

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  the ability of the board, under certain circumstances, to furnish information to and conduct negotiations with a third party and, upon the payment to Sybase of a termination fee of $3.0 million to terminate the merger agreement to accept a superior proposal;

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  the board's belief that the $3.0 million maximum aggregate termination fees and expenses payable to Sybase was reasonable in the context of termination fees that were payable in other comparable transactions and would not be likely to preclude another party from making a superior proposal;

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  the likelihood that the merger will be consummated in light of the limited conditions to Sybase's obligation to complete the merger, Sybase's financial capability and the absence of any financing condition to Sybase's obligation to complete the merger; and

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  the negotiated exclusions to the definition of a "material adverse effect" in the merger agreement, including any effect that results from conditions affecting the industries in which Extended Systems participates or the United States as a whole, any changes in the market price or trading volume of Extended Systems common stock by itself and any effect that results from any decline in customer orders that is attributable to the pendency or announcement of the merger.

        In the course of its deliberations, the board also considered a variety of risks and other countervailing factors, including:

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  the fact that Extended Systems stockholders will not participate in any future growth potential of Extended Systems or any synergies resulting from the merger;

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  the possibility that the merger might not be completed and the effect of the public announcement of the merger on Extended Systems' management attention, relationship with customers, and Extended Systems' sales, operating results and stock price and Extended Systems' ability to attract and retain key management and sales, marketing and technical personnel;

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  the restrictions the merger agreement imposes on soliciting competing bids and the fact that Extended Systems may be obligated to pay the $3.0 million termination fee and/or certain expenses of Sybase up to a maximum of $500,000 to Sybase under certain circumstances;

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  the fact that gains from a cash transaction would be taxable to Extended Systems stockholders for U.S. federal income tax purposes; and

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  that, while the merger is expected to be completed, there can be no assurance that all conditions to the parties' obligations to complete the merger will be satisfied, and as a result, it is possible that the merger may not be completed, even if approved by Extended Systems stockholders (See "The Merger Agreement—Conditions to the Merger" on page 55).

        The foregoing discussion of the factors considered by the Extended Systems board of directors is not intended to be exhaustive, but sets forth the principal factors considered by the board. The board members present at a meeting to consider and vote upon such matters unanimously determined that the merger is advisable, fair to and in the best interests of Extended Systems and its stockholders and approved the merger and the merger agreement and the other transactions contemplated by the merger agreement in light of the various factors described above and other factors that the directors present concluded were appropriate. In view of the wide variety of factors considered by Extended Systems board of directors in connection with its evaluation of the merger and the complexity of these matters,

Extended Systems board of directors did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Extended Systems board of directors. Rather, the Extended Systems board of directors made its recommendation based on the totality of information presented to and the investigation conducted by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

        After evaluating the foregoing factors and consulting with its legal counsel and its financial advisors, the members of the Extended Systems board of directors present at a meeting to consider and vote upon such matters unanimously determined that the merger is advisable, fair to and in the best interests of Extended Systems and its stockholders, and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The Extended Systems board of directors recommends that you vote "FOR" the adoption and approval of the merger agreement and approval of the merger and "FOR" the approval of the proposal to grant the persons named as proxies' discretionary authority to vote to adjourn or postpone the special meeting if necessary.

Opinion of Financial Advisor to the Extended Systems Board of Directors

        On November 30, 2004, Extended Systems formally engaged WR Hambrecht + Co as its exclusive financial advisor with respect to certain potential transactions. With respect to a sale of Extended Systems, the engagement included rendering an opinion to the Extended Systems board of directors as to the fairness, from a financial point of view, of the consideration to be received by the Extended Systems stockholders pursuant to the sale. On July 27, 2005, WR Hambrecht + Co rendered its oral opinion to the Extended Systems board of directors, subsequently confirmed in writing, that as of such date, and based upon and subject to certain matters stated in its opinion, the consideration to be received by the holders of Extended Systems common stock in the merger was fair, from a financial point of view, to the holders of Extended Systems common stock.

        The full text of WR Hambrecht + Co's written opinion, dated July 27, 2005, is attached as Annex B to this proxy statement. Stockholders of Extended Systems are encouraged to read WR Hambrecht + Co's opinion carefully in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by WR Hambrecht + Co in rendering its opinion. The following is a summary of WR Hambrecht + Co's opinion and the methodology that WR Hambrecht + Co used to render its opinion. This summary is qualified in its entirety by reference to the full text of WR Hambrecht + Co's opinion.

        WR Hambrecht + Co's opinion was provided for the use and benefit of the Extended Systems board of directors in its consideration of the merger. WR Hambrecht + Co's opinion was not intended to be and did not constitute a recommendation to the Extended Systems board of directors of the merger over any other alternative transactions which may be available to Extended Systems and did not address the underlying business decision of the Extended Systems board of directors to proceed with or effect the merger, or constitute a recommendation to the holders of Extended Systems common stock as to how such stockholders should vote or as to any other action such stockholders should take regarding the merger. WR Hambrecht + Co's opinion did not address the fairness of any specific portion of the merger, other than the merger consideration.

        In arriving at its opinion, WR Hambrecht + Co:

  (i)
  reviewed the draft merger agreement dated July 27, 2005 ("draft merger agreement") and the accompanying schedules and exhibits thereto and the specific terms of the merger set forth therein, and assumed that the final form of the merger agreement and accompanying schedules and exhibits thereto did not vary in any regard that was material to WR

    Hambrecht + Co's analysis from the draft merger agreement and the drafts of the exhibits and schedules most recently provided to WR Hambrecht + Co;

  (ii)
  reviewed publicly available information and other data with respect to Extended Systems that it believed to be relevant to WR Hambrecht + Co's analysis, including Extended Systems' annual report on Form 10-K for the fiscal years ended June 30, 2003 and 2004, and Extended Systems' interim reports on Form 10-Q for the quarters ended September 30, 2004, December 31, 2004 and March 31, 2005, as amended;

  (iii)
  reviewed certain other publicly available SEC filings made by Extended Systems, including proxy statements and current reports on Form 8-K;

  (iv)
  reviewed certain financial and operating information with respect to the business, operations and prospects of Extended Systems furnished to WR Hambrecht + Co by the management of Extended Systems, including projections of the future financial performance of Extended Systems prepared by management of Extended Systems;

  (v)
  reviewed the trading histories from July 26, 2004 through July 26, 2005 of Extended Systems common stock;

  (vi)
  reviewed the financial terms of the merger and compared them with the financial terms, to the extent publicly available, of certain other merger and acquisition transactions that it deemed relevant;

  (vii)
  reviewed certain publicly available financial information relating to certain other companies it deemed to be reasonably similar to Extended Systems, and the trading markets for those companies' securities;

  (viii)
  conducted discussions with certain members of senior management of Extended Systems concerning Extended Systems' business and operations, assets, present condition and future prospects; and

  (ix)
  performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors as WR Hambrecht + Co deemed, in its sole judgment, to be necessary, appropriate or relevant to render its opinion.

        In arriving at its opinion, WR Hambrecht + Co was not requested to make, and did not make, obtain or assume any responsibility for, any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Extended Systems, nor was it furnished with any such evaluations or appraisals. WR Hambrecht + Co was not requested to conduct and did not conduct a physical inspection of the properties or facilities of Extended Systems. WR Hambrecht + Co assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by it in arriving at its opinion and did not attempt independently to verify, or undertake any obligation to verify, such information, and it assumed that there had been no material change in the assets, financial condition, business or prospects of Extended Systems since the date of the most recent financial statements made available to it. In addition, WR Hambrecht + Co assumed that the historical financial statements of Extended Systems reviewed by WR Hambrecht + Co were prepared in accordance with U.S. generally accepted accounting principles, consistently applied and fairly present the financial conditions and results of Extended Systems as of the dates and for the periods covered thereby. WR Hambrecht + Co further relied upon the assurances of the management of Extended Systems that they were not aware of any facts that would make such information materially inaccurate or misleading. In addition, WR Hambrecht + Co assumed that the forecasts, projections and analyses provided to WR Hambrecht + Co have been reasonably and accurately prepared based on the best currently available estimates and judgments of Extended Systems' management as to the future financial condition and results of operations of Extended Systems. In rendering its opinion, WR

Hambrecht + Co assumed no responsibility for and expressed no view as to such forecasts, projections and analyses or the assumptions on which they were based.

        WR Hambrecht + Co also assumed that in the course of obtaining necessary regulatory and third party approvals and consents for the merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on Extended Systems or the contemplated benefits of the merger (it being understood that any diminution, delay in payment or other change of the merger consideration would be deemed to have a material adverse effect) and that the merger will be consummated in accordance with the terms of the draft merger agreement, without waiver, modification or amendment of any material term, condition or agreement therein. WR Hambrecht + Co did not express any opinion as to any legal matters involving Extended Systems.

        WR Hambrecht + Co also took into account its assessment of general economic, market and financial conditions and its experience in similar transactions, as well as its experience in securities valuation in general, and its opinion was necessarily based upon economic, market, financial and other conditions as they existed and could be evaluated on the date of such opinion, and WR Hambrecht + Co assumed no responsibility to update or revise its opinion based upon events or circumstances occurring after the date of its opinion.

        In connection with rendering its opinion, WR Hambrecht + Co performed certain financial, comparative and other analyses as described below. In arriving at its opinion, WR Hambrecht + Co did not ascribe a specific range of values to Extended Systems, but rather made its determination as to the fairness, from a financial point of view, to the holders of Extended Systems common stock of the consideration to be received by such holders in the merger on the basis of these financial and comparative analyses. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its opinion, WR Hambrecht + Co did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, WR Hambrecht + Co believes that its analyses must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, WR Hambrecht + Co made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Extended Systems. None of Extended Systems, WR Hambrecht + Co or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses were not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses actually may be sold.

        The following is a summary of the material financial analyses used by WR Hambrecht + Co in connection with the delivery of its opinion to the board of directors of Extended Systems. To the extent that the financial analyses summarized below were based upon market prices, such market prices were through July 26, 2005. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by WR Hambrecht + Co, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the WR Hambrecht + Co opinion.

  Precedent Transaction Analysis

        Using publicly available information, WR Hambrecht + Co reviewed and compared the purchase prices and multiples paid in 16 acquisitions of software companies which occurred after January 1, 2000 and involved private and publicly traded companies engaged in businesses which WR Hambrecht + Co judged to be analogous to Extended Systems' business. WR Hambrecht + Co included the following transactions:

Closing Date	Acquiring Company	Target Company
4/02/2004	Sybase, Inc.	XcelleNet, Inc.
2/24/2004	Intellisync Corporation	Search Software America (n/k/a Identify Systems)
1/8/2004	Infowave Software, Inc.	Telispark, Inc.
9/15/2003	Intellisync Corporation (f/k/a Pumatech)	Synchrologic, Inc.
6/4/2003	Palm, Inc.	Handspring, Inc.
12/20/2002	Sybase, Inc.	AvantGo, Inc.
10/22/2002	Microsoft Corporation	Vicinity Corporation
5/29/2002	Openwave Systems, Inc.	SignalSoft Corporation
5/28/2002	Extended Systems	ViaFone, Inc.
2/20/2002	Lightbridge, Inc.	Altawave, Inc.
12/18/2001	Palm, Inc.	ThinAirApps, Inc.
11/9/2001	Active Link Communications, Inc.	Mobility Concepts, Inc.
8/24/2001	eOne Global, L.P.	Encorus Technologies GmbH (Brokat Technologies—Mobile Business)
7/19/2001	GE Medical Systems Information Technologies	Data Critical Corporation
11/15/2000	TeleCommunication Systems, Inc.	Xypoint Corporation
10/26/2000	Lightbridge, Inc.	Corsair Communications, Inc.

        WR Hambrecht + Co calculated and analyzed the multiples of each company's enterprise value ("EV"), which WR Hambrecht + Co defined as equity market value plus debt minus cash, implied by the terms of the transaction to last 12 months ("LTM") revenues and expected next 12 months' revenues.

        The analysis indicated the following multiples:

EV/LTM Revenue
Average	2.6x
Median	1.5x
High	10.9x
Low	0.2x
Extended Systems offer value	1.6x

        WR Hambrecht + Co noted that the LTM revenue multiple implied by the merger consideration was greater than the median multiples paid in the 16 acquisitions of software companies summarized above and less than the average multiples.

  Stock Trading History

        WR Hambrecht + Co considered historical data with regard to the trading prices of Extended Systems common stock for the period from July 26, 2004 through July 26, 2005. This analysis indicated a range of equity values per share for Extended Systems of $1.80 to $5.65 for the 52-week period ending July 26, 2005. WR Hambrecht + Co noted that, during the period from July 26, 2004 through July 26, 2005, the per share price of Extended Systems common stock decreased by approximately 1%, whereas the NASDAQ Composite Index increased approximately 18% and the comparable company index used by WR Hambrecht + Co increased approximately 50% during such period. WR Hambrecht + Co noted that the merger consideration was above the 30 day, 90 day, 6 month and 1 year average per share prices for Extended Systems.

  Comparable Company Analysis

        WR Hambrecht + Co analyzed how the public market values shares of publicly traded companies with similar operating characteristics as Extended Systems. In order to assess how the public market values shares of publicly traded companies with operating characteristics similar to those of Extended Systems, WR Hambrecht + Co reviewed and compared specific financial and operating data relating to Extended Systems with selected companies that WR Hambrecht + Co deemed comparable to Extended Systems.

        Using publicly available information and street estimates available as of July 26, 2005, WR Hambrecht + Co calculated and analyzed the multiples of each comparable company's EV to LTM revenues, 2005 and 2006 calendar year ("CY") expected revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA"), and each company's stock price to LTM 2005 and 2006 calendar year expected earnings per share ("EPS').

        As set forth in the following table, WR Hambrecht + Co analyzed the public market values for 14 publicly traded software infrastructure companies with market capitalizations between $50 million and $249 million.

	High	Average	Median	Low	Extended Systems offer value
EV/LTM Revenue	3.3x	1.3x	1.1x	0.1x	1.6	x
EV/CY 2005 Revenue	2.9x	1.2x	1.1x	0.1x	1.4	x
EV/CY 2006 Revenue	2.3x	1.2x	1.0x	0.5x	N/A
Price/2005 Earnings	82.5x	40.0x	30.8x	15.1x	22.2	x
Price/2006 Earnings	72.8x	28.8x	20.0x	11.8x	N/A

        WR Hambrecht + Co also included in its review of companies the following mobile and other infrastructure companies for comparison to Extended Systems:

        Pure-play mobile infrastructure:

  •
  724 Solutions Inc.

  •
  Intellisync Corporation

  •
  Mobile Data Solutions Inc. (MDSI)

  •
  Openwave Systems Inc.

  •
  Protect Data AB

        Other related software infrastructure vendors:

  •
  @Road, Inc.

  •
  Pervasive Software Inc.

  •
  Progress Software Corporation

  •
  Raining Data Corporation

  •
  Sybase, Inc.

  •
  Xata Corporation

        WR Hambrecht + Co also considered a subsection of the comparable companies that each had a market capitalization of less than $100 million.

All comparable companies

	High	Average	Median	Low	Extended Systems offer value
EV/LTM Revenue	4.4x	2.2x	2.4x	0.4x	1.6	x
EV/CY 2005 Revenue	3.9x	2.1x	2.1x	0.5x	1.4	x
EV/CY 2006 Revenue	3.2x	1.9x	2.0x	0.4x	N/A
EV/LTM EBITDA	32.0x	16.8x	12.6x	2.9x	9.5	x
EV/CY 2005 EBITDA	54.1x	22.8x	15.4x	6.2x	8.9	x
EV/CY 2006 EBITDA	45.5x	13.5x	10.4x	3.9x	N/A
Price/LTM Earnings	37.7x	26.1x	24.2x	14.3x	23.1	x
Price/2005 Earnings	93.9x	39.1x	29.2x	15.1x	22.2	x
Price/2006 Earnings	25.1x	19.2x	19.9x	11.8x	N/A

Subsection of comparable companies with a market capitalization of less than $100 million

	High	Average	Median	Low	Extended Systems offer value
EV/LTM Revenue	2.8x	1.7x	1.8x	0.4x	1.6	x
EV/CY 2005 Revenue	2.8x	1.7x	2.0x	0.5x	1.4	x
EV/CY 2006 Revenue	2.9x	1.5x	1.3x	0.4x	N/A
EV/LTM EBITDA	26.2x	13.8x	12.2x	2.9x	9.5	x
EV/CY 2005 EBITDA	36.1x	17.4x	9.8x	6.2x	8.9	x
EV/CY 2006 EBITDA	45.5x	17.5x	9.9x	4.7x	N/A
Price/LTM Earnings	18.7x	16.5x	16.5x	14.3x	23.1	x
Price/2005 Earnings	93.9x	52.5x	48.6x	15.1x	22.2	x
Price/2006 Earnings	24.3x	16.9x	14.6x	11.8x	N/A

        Due to the inherent differences between the business, operations and prospects of Extended Systems and the businesses, operations and prospects of each of the companies included in the comparable company analysis, WR Hambrecht + Co believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the comparable company analysis and accordingly also made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Extended Systems and the companies included in the comparable company analysis that would affect the public trading values of each company.

  Premiums Paid Analysis

        WR Hambrecht + Co reviewed the premiums paid for target companies in 61 selected transactions in the technology industry which have occurred since January 1, 2004, including certain of the transactions included in the precedent transaction analysis. WR Hambrecht + Co also reviewed the premiums paid for target companies in 28 selected transactions in the software industry which have occurred since January 1, 2004, including certain of the transactions included in the precedent transaction analysis. For each transaction, WR Hambrecht + Co calculated the premium paid by the acquiring company by comparing the announced all cash, price per share consideration in the transaction to the historical price per share of the target company's stock during selected periods leading up to the announcement of the transaction.

        WR Hambrecht + Co considered three time periods for the technology and software transaction groups including the 2004, the LTM ending on July 26, 2005 and 2005 to date as of July 26, 2005 ("YTD").

        This analysis indicated the following premiums paid:

100% cash technology transactions

	Current Price	Trailing 5 Days	Trailing 10 Days	Trailing 30 Days	Trailing 60 Days	Trailing 90 Days
2004 Median	24.3%	26.7%	35.4%	31.1%	32.8%	24.1%
High	116.2%	101.7%	114.7%	100.8%	117.6%	147.0%
Low	(50.9)%	(50.9)%	(61.7)%	(61.4)%	(83.6)%	(75.0)%
LTM Median	24.9%	29.4%	36.9%	36.5%	33.7%	26.1%
High	116.2%	109.3%	114.7%	104.2%	135.3%	147.0%
Low	(50.9)%	(50.9)%	(61.7)%	(61.4)%	(83.6)%	(75.0)%
YTD Median	23.0%	23.8%	33.8%	35.5%	31.8%	31.2%
High	71.0%	109.3%	86.9%	104.2%	135.3%	128.1%
Low	(36.4)%	(35.9)%	(31.7)%	(41.8)%	(46.7)%	(59.0)%
Extended Systems offer value	19.9%	17.0%	12.1%	20.9%	1.1%	13.8%

100% cash software transactions

	Current Price	Trailing 5 Days	Trailing 10 Days	Trailing 30 Days	Trailing 60 Days	Trailing 90 Days
2004 Median	19.7%	23.0%	25.0%	29.3%	32.7%	16.2%
High	69.4%	64.0%	82.3%	72.8%	117.6%	147.0%
Low	7.3%	7.9%	7.3%	7.7%	3.8%	(6.8)%
LTM Median	30.7%	33.5%	41.3%	56.4%	42.1%	42.1%
High	71.0%	109.3%	86.9%	104.2%	135.3%	147.0%
Low	(36.4)%	(35.9)%	(31.7)%	(30.6)%	(46.7)%	(59.0)%
YTD Median	27.3%	33.3%	40.5%	50.9%	42.9%	41.3%
High	71.0%	109.3%	86.9%	104.2%	135.3%	128.1%
Low	(36.4)%	(35.9)%	(31.7)%	(30.6)%	(46.7)%	(59.0)%
Extended Systems offer value	19.9%	17.0%	12.1%	20.9%	1.1%	13.8%

        WR Hambrecht + Co noted that the current price premium represented by the exchange ratios set forth in the draft merger agreement was within the range of the 2004, LTM and YTD premiums for 100% cash technology transactions and 100% cash software transactions.

  Consideration of Discounted Cash Flow Analysis

        While discounted cash flow is a commonly used valuation methodology, WR Hambrecht + Co did not employ such an analysis for the purposes of its opinion. WR Hambrecht + Co noted that discounted cash flow analysis is most appropriate for companies that are expected to exhibit relatively steady or somewhat predictable streams of long-term, positive cash flow. For a company with limited long-term visibility, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the margins and sustainable long-term growth rate of the company. Given the uncertainty in forecasting the product mix, operating performance, future cash flows and sustainable long-term growth rate, WR Hambrecht + Co considered a discounted cash flow analysis inappropriate for valuation purposes.

  Miscellaneous

        WR Hambrecht + Co is a nationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. The board of directors of Extended Systems selected WR Hambrecht + Co because of WR Hambrecht + Co's expertise, reputation and familiarity with Extended Systems and the software industry generally, and because its investment banking professionals have substantial experience in transactions comparable to the merger.

        WR Hambrecht + Co was engaged to render the opinion described herein and received a fee for rendering of its opinion. WR Hambrecht + Co also acted as financial advisor to Extended Systems in connection with the merger and will receive a success fee contingent upon the closing of the merger. In addition, Extended Systems has agreed to reimburse WR Hambrecht + Co for its out-of-pocket expenses, including attorneys' fees, incurred in connection with its engagement and to indemnify WR Hambrecht + Co for certain liabilities that may arise out of its engagement, including the rendering of its opinion.

        WR Hambrecht + Co, from time to time, may in the future seek to perform certain financial advisory services for Sybase or its affiliates for which it may receive a fee; provided, however, it has not provided any such services for Sybase or its affiliates in connection with the merger. In the ordinary course of business, WR Hambrecht + Co may in the future publish research on Sybase, make a market in its common stock and, in connection with its market making activities, trade the securities of Sybase for its own account and for the accounts of its customers and, accordingly, may at any time hold a short or long position in such securities.

Delisting and Deregistration of Extended Systems Common Stock

        Following the completion of the merger, Extended Systems common stock will be delisted from The Nasdaq National Market and deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Extended Systems will no longer file periodic reports with the SEC.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Extended Systems board of directors with respect to the merger agreement and the merger, holders of shares of Extended Systems common stock should be aware that Extended Systems' executive officers and directors have interests in the merger that may be different from, or in addition to, those of Extended Systems stockholders generally. These interests may create potential conflicts of interest. The Extended Systems board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the merger agreement and to recommend that the stockholders vote in favor of adopting and approving the merger agreement and approving the merger.

  Stock Options

        Holders of options to purchase shares of Extended Systems common stock (whether vested or unvested), will be entitled to receive a per-share cash amount equal to the excess, if any, of $4.460847 over the exercise price payable in respect of each share issuable under such option, without interest, less any applicable withholding taxes (the "per-share option consideration"). If the exercise price of any option exceeds $4.460847, the per-share option consideration with respect to that option will be zero.

Notwithstanding the foregoing, holders of options to purchase shares of Extended Systems common stock whose employment with Extended Systems or one of its subsidiaries is terminated prior to the effectiveness of the merger will only be entitled to option consideration for the portion of the option that was outstanding immediately prior to the time of the merger and was vested as of the time such person's employment relationship with Extended Systems or its subsidiaries terminated. Each such outstanding option will be cancelled and terminated as of the effective time of the merger, and no Extended Systems option holder will have any additional rights thereafter with respect to any Extended Systems options.

        The following table sets forth the outstanding number of shares of Extended Systems common stock with an exercise price of less than $4.460847 per share underlying options held by the following individuals:

Name	Number of Shares Underlying Options
Charles Jepson	180,000
Neal Benz	70,000
Valerie Heusinkveld	—
Nigel Doust	70,000
Gregory Pappas	85,000
Mark Willnerd	18,146
James Bean	10,000
Archie Clemins	25,000
Robert Frankenberg	25,000
Ralph Godfrey	25,000
Klaus-Dieter Laidig	10,000
Jody Olson	10,000
Raymond Smelek	39,687

  Change of Control Employment Agreements

        Extended Systems entered into a change of control employment agreement (each, an "employment agreement") with each of the following individuals:

Name	Position
Charles Jepson	President and Chief Executive Officer
Neal Benz	Vice President of Research & Development
Valerie Heusinkveld	Vice President of Finance, Chief Financial Officer and Secretary
Nigel Doust	Vice President of Worldwide Mobility
Gregory Pappas	Vice President of Human Resources

        Pursuant to the employment agreements, each of which (with the exception of Mr. Doust's employment agreement) was amended on July 28, 2005, if the employment of any such individual is terminated other than for cause (as such term is defined in the employment agreement), death or disability, or any such individual terminates his or her employment for good reason (as such term is defined in the employment agreement), each such individual will be entitled to the following benefits:

  •
  A payment, in 18 equal monthly installments, of an amount equal to (i) any unpaid annual base salary through the date of termination, (ii) the product of such individual's annual bonus amount and a fraction, the numerator of which is the number of days in the then current fiscal year through the date of termination, and the denominator of which is 365, (iii) any previously deferred compensation, (iv) any accrued vacation pay and (v) an amount equal to 1.5 times the sum of such individual's annual base salary and annual bonus amount;

  •
  Pursuant to the terms of the amendment to the employment agreement, a one-time payment of $36,000 to assist in the payment of such individual's medical, dental and vision insurance. With respect to Mr. Doust, the continuation of benefits for 18 months after his termination at least equal to those which are provided in accordance with his then current welfare benefit plans, or, if more favorable to Mr. Doust, benefits as in effect at any time thereafter with respect to other peer executives of Extended Systems and its affiliated companies; provided that if Mr. Doust is reemployed and eligible for medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described under the employment agreement will terminate; and

  •
  The reimbursement of customary outplacement benefits and other expenses in connection with the termination of employment of up to $10,000.

        The amendment to the employment agreement also provides that each of the above individuals would waive rights included in their original employment agreements to have Extended Systems pay the costs of any legal proceedings between the parties related to the employment agreements. Pursuant to the employment agreement Extended Systems entered into with Mr. Doust, Extended Systems has agreed to pay the costs reasonably incurred by Mr. Doust of any legal proceedings (regardless of outcome) between the parties related to Mr. Doust's employment agreement.

        A form of the amendment to the employment agreements is attached as Annex A-1 to this proxy statement.

  Separation Agreement with Charles Jepson

        In connection with the execution of the merger agreement, Extended Systems and Charles Jepson entered into an employment separation and release agreement (the "separation agreement"), which will become effective as of the closing of the merger. Pursuant to the separation agreement, Extended Systems agreed to make a lump-sum severance payment of $505,000 to Mr. Jepson upon his termination of employment at the closing of the merger and Mr. Jepson agreed to: (i) accept a one-time payment of $36,000 in lieu of continuation of benefits after termination, (ii) waive rights to have Extended Systems provide a gross up in the event that Mr. Jepson should be subject to excise taxes pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, (iii) waive rights to have Extended Systems pay the costs of any legal proceedings between the parties related to his employment agreement and (iv) provide a release of claims to Extended Systems in connection with his termination of employment.

        In connection with the execution of the merger agreement, Mr. Jepson also entered into a non-competition agreement with Sybase, which will become effective as of the closing of the merger, pursuant to which Mr. Jepson agreed not to engage in or become associated with certain prohibited activities or solicit employees or customers of Extended Systems for two years after the closing of the merger.

        Copies of the separation agreement and non-competition agreement are attached as Annex A-2 and Annex A-3 to this proxy statement, respectively.

  Sybase Offer of Employment to Mark Willnerd

        In connection with the execution of the merger agreement, Mark Willnerd entered into a letter agreement with Sybase, which will become effective as of the closing of the merger, pursuant to which Mr. Willnerd was offered a position of Vice President, Business Development for ESI Products of iAnywhere Solutions. Pursuant to such letter agreement, Mr. Willnerd was offered an annual base salary of $160,000, an incentive bonus with an annual target of 30% of his annual base salary and an option to purchase 10,000 shares of Sybase common stock. In addition, Mr. Willnerd will be entitled to receive a lump sum cash payment of $321,750 payable after the second anniversary of the effectiveness of the merger (provided that he remains employed in good standing with Sybase at such time), or if his employment is terminated by Sybase without cause or by him for good reason prior to such second anniversary date, among other benefits. As consideration for the foregoing, Mr. Willnerd has agreed that he will not receive any of the benefits he would otherwise be entitled to receive under his change of control employment agreement or other employment agreements with Extended Systems.

        Pursuant to the letter agreement, Mr. Willnerd also agreed not to engage in or become associated with certain prohibited activities or solicit employees or customers of Extended Systems for a period ending on the earlier of (i) 18 months after termination of his employment with Sybase or (ii) six months after the termination of his employment without cause by Sybase or his termination for good reason.

        A copy of the letter agreement is attached as Annex A-4 to this proxy statement.

  Waiver of Lifetime Health Insurance Benefits by Extended Systems Founders

        As one of the closing conditions of the merger, each of Messrs. Doug Winterrowd, Ted Wimer, Charles Jopson and Gary Atkins are required to execute an agreement waiving any existing health insurance benefits maintained by Extended Systems for the benefit of each such founder and his respective dependents and provide a release of claims to Extended Systems in connection with those health insurance benefits. In consideration for the execution of such waiver, the founders will be paid an amount in cash, and the aggregate amount of such payments may not exceed a certain amount as mutually agreed by Sybase and Extended Systems.

  Indemnification of Officers and Directors

        Sybase has agreed to, and will cause the surviving corporation to, fulfill and honor in all respects the obligations of Extended Systems pursuant to any indemnification agreements between Extended Systems and its current and former directors and officers in effect as of July 28, 2005 and disclosed to Sybase, and any indemnification provisions under the Extended Systems' certificate of incorporation and bylaws that are in effect as of July 28, 2005. Sybase will cause the certificate of incorporation and bylaws of the surviving corporation to contain provisions with respect to indemnification that are at least as favorable to the indemnified parties as those contained in the Extended Systems charter documents as in effect as of July 28, 2005, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of individuals who were directors, officers, employees or agents of Extended Systems prior to the effective time of the merger, unless such modification is required by applicable law.

        In addition, Sybase has agreed to, and to cause the surviving corporation to, maintain in effect, for six years after the merger, policies of directors' and officers' liability insurance no less favorable in all material respects to that maintained by or on behalf of Extended Systems and its subsidiaries as of the date of the merger agreement (and having coverage and containing terms and conditions which in the aggregate are not less advantageous to the persons currently covered by such policies as insureds) with respect to claims arising from any actual or alleged wrongful act or omission occurring prior to July 28, 2005 for which a claim has not been made against any director or officer of Extended Systems or one of its subsidiaries prior to the effective time, so long as the aggregate premiums therefor would not be in excess of $1,200,000. If such premiums exceed $1,200,000, Sybase will, and will cause the surviving corporation to, obtain as much directors' and officers' liability insurance as can be obtained at an aggregate premium equal to $1,200,000.

Benefits Arrangements

        Sybase has agreed that continuing employees of Extended Systems will be eligible to receive compensation and employee benefits that are substantially similar to those provided to similarly situated active employees of Sybase and its subsidiaries. Sybase has agreed to give continuing employees full credit for prior service with Extended Systems for purposes of eligibility and vesting under Sybase's employee benefits plans to the same extent such service was credited by Extended Systems under analogous employee benefit plans in effect prior to the effective time.

REGULATORY MATTERS

Federal or State Regulatory Filings Required in Connection with the Merger

        United States Antitrust.    Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the HSR Act and the rules and regulations promulgated thereunder, mergers and acquisitions that meet certain thresholds, such as this transaction, may not be completed until the expiration of a waiting period that follows the filing of notification forms by both parties to the transaction with the Department of Justice and the Federal Trade Commission. The initial waiting period is 30 days, but this period may be shortened if the reviewing agency grants "early termination" of the waiting period, or it may be lengthened if the reviewing agency determines that an additional investigation is required and issues a formal request for additional information and documentary material. Extended Systems and Sybase have filed pre-merger notifications with the U.S. antitrust authorities pursuant to the HSR Act, and early termination of the required waiting period has been granted.

        German Antitrust.    Mergers and acquisitions that may have an impact in Germany are subject to review by the German Federal Cartel Office to determine whether they comply with applicable antitrust laws. Under the GWB Act and the rules and regulations promulgated thereunder, mergers and acquisitions that meet certain thresholds, such as this transaction, may not be completed until the expiration of a waiting period that follows the filing of a notification by the parties to the transaction with the German Federal Cartel Office. The initial waiting period is a maximum of 30 days, but clearance may be obtained before the end of this period. The waiting period may be lengthened if the reviewing agency determines that an additional investigation is required. Extended Systems and Sybase have filed a notification with the German Federal Cartel Office pursuant to article 39 of the GWB Act, and the required waiting period has not yet expired or been terminated early.

        The transaction may also be subject to antitrust approval in other foreign jurisdictions. It is possible that any of the government entities with which filings are made may seek various regulatory concessions as conditions for granting approval of the merger. There can be no assurance that Extended Systems and Sybase will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions on completion of the merger or require changes to the terms of the merger. These conditions or changes could result in conditions to the merger not being satisfied. For more information, please refer to "The Merger Agreement—Conditions to the Merger."

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion summarizes certain United States federal income tax consequences of the merger that are generally applicable to United States holders of Extended Systems common stock who hold their stock as a capital asset for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). This discussion is based upon United States federal income tax law as in effect on the date hereof, which is subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances, such as stockholders subject to special treatment under United States federal income tax law (e.g. dealers in securities, insurance companies, tax-exempt entities, financial institutions, foreign persons, and partnerships and their partners), stockholders who hold shares of Extended Systems common stock as part of a hedge, straddle, conversion or other integrated transaction, or stockholders who acquired Extended Systems common stock upon exercise of stock options or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions occurring prior to or after the merger (whether or not such transactions are in connection with the merger) including, without limitation, the exercise of options or rights to purchase Extended Systems common stock in anticipation of the merger, and it also does not address the tax consequences of the merger to holders of warrants or options to purchase Extended Systems common stock. Furthermore, this discussion does not address any state, local or foreign tax considerations. Stockholders are urged to consult their tax advisors regarding the United States federal, state, local, foreign and other tax considerations of the merger.

        Extended Systems stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the merger, including the applicable federal, state, local and foreign tax consequences to them of the merger.

        Taxable Transaction.    The merger will constitute a fully taxable transaction for United States federal income tax purposes. As a result, an Extended Systems stockholder will generally recognize capital gain or loss in an amount equal to the difference between the amount of the merger consideration received by such stockholder and the stockholder's adjusted tax basis in the common stock surrendered in the merger. Any such gain or loss will be long term if the holder's holding period is more than one year. For non-corporate Extended Systems stockholders, including individuals, long-term capital gain generally is subject to a maximum tax rate of 15% under current law. The use of capital losses is generally subject to limitation. Gain or loss must be calculated separately for each block of Extended Systems common stock (i.e., shares of Extended Systems common stock acquired at the same time in a single transaction). Extended Systems stockholders who own separate blocks of Extended Systems common stock should consult their tax advisors with respect to these rules.

        Dissenting Holders.    An Extended Systems stockholder who exercises appraisal rights and who receives payment for shares in cash will recognize capital gain or loss for federal income tax purposes, measured by the difference between the stockholder's basis in such shares and the amount of cash received.

        Information Reporting and Backup Withholding.    Certain Extended Systems stockholders may be subject to information reporting with respect to the cash received in exchange for Extended Systems common stock. Stockholders who are subject to information reporting and who do not provide appropriate information when requested may also be subject to backup withholding at a rate of 28%. Any amount withheld with respect to an Extended Systems stockholder under such rules is not an additional tax and may be refunded or credited against such stockholder's United States federal income tax liability, provided that the required information is properly furnished in a timely manner to the Internal Revenue Service.

THE MERGER AGREEMENT

        The following is a summary of the material terms of the merger agreement. However, because the merger agreement is the primary legal document that governs the merger, you should carefully read the complete text of the merger agreement for its precise legal terms and other information that may be important to you. The merger agreement is included as Annex A to this proxy statement solely to provide information regarding its terms. Except for its status as the contractual document between the parties with respect to the merger described in the merger agreement, it is not intended to provide factual information about the parties.

Form of the Merger

        If all of the conditions to the merger are satisfied or waived in accordance with the merger agreement, merger sub, a wholly owned subsidiary of Sybase created solely for the purpose of engaging in the transactions contemplated by the merger agreement, will merge with and into Extended Systems. The separate corporate existence of merger sub will cease, and Extended Systems will survive the merger and will become a wholly owned subsidiary of Sybase. Extended Systems after the merger is sometimes referred to as the surviving corporation.

Structure and Effective Time

        The merger agreement provides that Extended Systems, Sybase and merger sub will complete the merger no later than the second business day after the satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement, or at such other time as the parties agree in writing prior to the closing. Extended Systems intends to complete the merger as promptly as practicable, subject to receipt of stockholder approval, requisite regulatory approvals and other specified closing conditions. The time at which the merger is completed is referred to as the effective time. Although Extended Systems, Sybase and merger sub expect to complete the merger in the fourth quarter of calendar 2005, Extended Systems cannot specify when, or assure you that, Extended Systems, Sybase or merger sub will satisfy or waive all conditions to the completion of the merger.

Certificate of Incorporation and Bylaws

        Extended Systems' certificate of incorporation, as in effect prior to the effective time, will be amended and restated as of the effective time to be identical to the certificate of incorporation of merger sub, except the name of the corporation will be Extended Systems Incorporated. After the effective time, Extended Systems' authorized share capital will consist of 100 shares of common stock. At the effective time, the bylaws of merger sub, as in effect immediately prior to the effective time, will be the bylaws of the surviving corporation.

Board of Directors and Officers of the Surviving Corporation

        The initial directors of merger sub immediately prior to the effective time will be the directors of the surviving corporation following the effective time until their successors are elected or appointed.

Consideration to be Received in the Merger

        Upon completion of the merger, each share of Extended Systems common stock issued and outstanding immediately prior to the effective time will be cancelled and converted into the right to receive $4.460847 in cash, without interest, and less any applicable withholding taxes, other than shares held by stockholders who properly exercise and perfect their appraisal rights. Extended Systems stockholders are entitled to assert appraisal rights instead of receiving the merger consideration. For more information, please refer to "Appraisal Rights."

Payment Procedures

        Sybase will appoint a paying agent that will make payment of the merger consideration in exchange for certificates representing shares of Extended Systems common stock. Sybase will deposit sufficient cash with the paying agent prior to the effective time in order to permit the payment of the merger consideration. Promptly after the effective time, the paying agent will mail to each Extended Systems stockholder of record a letter of transmittal and instructions explaining how to send the stockholder's stock certificates to the paying agent. The paying agent will pay the merger consideration, less any withholding taxes required by law, to the stockholder promptly following the paying agent's receipt of the stock certificates and properly completed letter of transmittal. No interest will be paid or accrued on the merger consideration payable upon the surrender of any Extended Systems stock certificate. Sybase is entitled to cause the paying agent to return to Sybase any funds that have not been distributed within 180 days after the effective time. After the time the paying agent returns any remaining funds to Sybase, holders of certificates who have not complied with the instructions to receive the merger consideration will be entitled to look only to Sybase for payment of the applicable merger consideration, without interest.

        Extended Systems stockholders should not send Extended Systems stock certificates to the paying agent until the stockholders have received transmittal materials from the paying agent. Do not return Extended Systems stock certificates with the enclosed proxy.

        If any certificates representing Extended Systems common stock is lost, stolen or destroyed, an Extended Systems stockholder will be entitled to receive the merger consideration after the stockholder makes an affidavit of that fact and, if required by Sybase, posts a bond in a reasonable and customary amount as Sybase or the paying agent may direct as indemnity against any claim that may be made against Sybase, the paying agent or the surviving corporation with respect to the lost, stolen or destroyed stock certificates.

Stock Options and Option Plans

        Holders of options to purchase shares of Extended Systems common stock (whether vested or unvested), will be entitled to receive a cash amount per share of Extended Systems common stock equal the excess, if any, of $4.460847 over the exercise price payable in respect of each share issuable under such option, without interest, less any applicable withholding taxes. If the exercise price of any option exceeds $4.460847, the cash amount with respect to that option will be zero. Notwithstanding the foregoing, a person whose employment by Extended Systems or its subsidiaries was terminated prior to the effectiveness of the merger, who holds an option to purchase Extended Systems common stock shall only be entitled to option consideration for the portion of such option that was outstanding immediately prior to the time of the merger and was vested as of the time such person's employment relationship with Extended Systems or its subsidiaries terminated. Therefore, holders of in-the-money stock options that expire by their terms prior to the effective time of the merger must exercise such options before they expire to receive any cash in respect of such options. Each such outstanding option will be cancelled and terminated as of the effective time of the merger, and no Extended Systems option holder will have any additional rights thereafter with respect to any Extended Systems options.

        Extended Systems has agreed to terminate all of its stock plans immediately prior to the effective time.

Representations and Warranties

        The merger agreement contains customary representations and warranties that Extended Systems, Sybase and merger sub made to, and solely for the benefit of, each other. These representations and warranties were made only for purposes of the merger agreement, may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality agreed upon by the contracting parties that differ from those applicable to investors. The representations and warranties expire at the effective time of the merger. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Extended Systems delivered to Sybase in connection with signing the merger agreement. Accordingly, Extended Systems stockholders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of the merger agreement and are modified in important part by the underlying disclosure schedules. These disclosure schedules contain information that has been included in Extended Systems' general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may or may not be fully reflected in Extended Systems' public disclosures.

        The merger agreement contains customary representations and warranties that Extended Systems made to Sybase regarding, among other things:

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  corporate matters, including due organization, power and qualification, Extended Systems' subsidiaries and its organizational documents;

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  Extended Systems' capital structure;

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  Extended Systems' authority to execute, deliver and perform the obligations under the merger agreement and related matters;

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  absence of conflicts with, or violations of, organizational documents, legal requirements or Extended Systems' contractual obligations as a result of the merger;

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  compliance with legal requirements and contractual obligations generally and holding of material approvals and permits;

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  accuracy of information contained in registration statements, reports and other documents that Extended Systems has filed with the SEC and the compliance of Extended Systems' filings with the SEC with applicable federal securities law requirements and, with respect to financial statements therein, generally accepted accounting principles;

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  absence of undisclosed liabilities;

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  absence of certain changes or events since March 31, 2005;

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  absence of litigation;

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  employee benefit plans;

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  restrictions on business activities;

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  title to Extended Systems' property;

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  tax matters;

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  environmental matters;

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  brokers and third-party expenses;

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  intellectual property matters;

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  Extended Systems' material contracts and key relationships with Extended Systems' customers and suppliers;

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  insurance;

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  receipt of a fairness opinion from WR Hambrecht + Co;

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  approval by the Extended Systems board of directors of the merger agreement, statement of the advisability of the merger and recommendation to the stockholders;

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  inapplicability of state anti-takeover statutes and Extended Systems' preferred stock rights agreement;

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  no undisclosed transactions with Extended Systems' affiliates that are otherwise required to be disclosed;

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  absence of illegal payments; and

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  compliance with privacy policies and website terms and conditions.

        In addition, Sybase and merger sub made representations and warranties regarding, among other things:

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  corporate matters, including due organization, power and qualification;

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  authority to execute, deliver and perform its obligations under the merger agreement and related matters;

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  absence of conflicts with, or violations of, its organizational documents, legal requirements or other obligations as a result of the merger;

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  activities of merger sub; and

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  availability of funds necessary for the merger, including the merger consideration.

        Some of Extended Systems' representations and warranties are qualified by a material adverse effect standard. A "material adverse effect" means, with respect to Extended Systems, any change, event, violation, inaccuracy, circumstance or effect that, individually or when aggregated with other effects, is or is reasonably likely to be materially adverse to (i) Extended Systems' and its subsidiaries' business, assets, capitalization, financial condition or results of operations taken as a whole, or (ii) Extended Systems' ability to perform its obligations under the merger agreement and timely complete the transactions contemplated by the merger agreement; provided, however, that for purposes of clause (i) above, none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a material adverse effect on Extended Systems:

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  any effect that results from or is attributable to conditions affecting the industries in which it participates, the United States economy as a whole, or foreign economies in any locations where Extended Systems or any of its subsidiaries has material operations or sales (which changes do not disproportionately affect Extended Systems or its subsidiaries);

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  any changes in the market price or trading volume of Extended Systems common stock after July 28, 2005 (but the causes underlying any such changes will not be disregarded);

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  any effect that results from or is attributable to any decline in customer orders that is attributable to the announcement or pendency of the merger; or

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  any effect resulting from any legal proceeding challenging or seeking to restrain or prohibit the completion of the merger or alleging breach of fiduciary duty in connection therewith by a stockholder of Extended Systems or on Extended Systems' behalf.

Covenants Relating to the Conduct of Business by Extended Systems

        Extended Systems and its subsidiaries agreed, during the period from July 28, 2005 until the earlier of the termination of the merger agreement or the effective time, except to the extent that Sybase otherwise consents in writing, to carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to July 28, 2005 and in compliance with all applicable laws and regulations, pay its liabilities and taxes when due (subject to good faith disputes), pay or perform other obligations when due, and use all reasonable efforts, consistent with past practices and policies, to:

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  preserve intact its present business organization;

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  keep available the services of its present officers and employees;

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  preserve its relationships with customers, suppliers, distributors, consultants, licensors, licensees and others with which Extended Systems has significant business dealings; and

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  promptly notify Sybase of any event that would have a material adverse effect on Extended Systems.

        In addition, during the same period, Extended Systems has agreed not to, and not to permit its subsidiaries to, do any of the following without the prior written consent of Sybase, except as permitted or required by the merger agreement:

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  cause, permit or submit to a vote of its stockholders any amendments to its charter documents (or similar governing instruments of any of Extended Systems' subsidiaries);

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  acquire or agree to acquire any business or any corporation, partnership, association or other business organization or division of such organization, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or similar alliances, or create or acquire any subsidiary, or change the form of ownership or percentage interest in any of its subsidiaries;

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  issue, deliver, sell, authorize or designate or pledge or otherwise encumber, or propose to do so with respect to:

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  any shares of Extended Systems capital stock or that of Extended Systems' subsidiaries;

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  any securities convertible into shares of Extended Systems capital stock or that of Extended Systems' subsidiaries;

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  subscriptions, rights, warrants or options to acquire any shares of its capital stock or that of its subsidiaries, or any securities convertible into shares of its capital stock or that of its subsidiaries; or

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  commitments obligating it to issue any such shares or convertible securities;

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  other than the issuance, delivery and/or sale of shares of its common stock pursuant to the exercise of stock options or warrants outstanding as of the date of the merger agreement which are either already vested or vest after that date in accordance with their terms, in each case as previously disclosed to Sybase;

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  declare, set aside or pay any dividends on or make any other distributions (whether in cash, securities or property) in respect of any of its capital stock or that of its subsidiaries;

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  split, combine or reclassify its capital stock or that of its subsidiaries;

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  issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any of its capital stock or that of its subsidiaries;

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  purchase, redeem or otherwise acquire any shares of its capital stock or that of its subsidiaries or any other rights to acquire its securities or that of its subsidiaries, except repurchases of unvested shares at or below cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on

    July 28, 2005; provided that no such repurchase shall be permitted in the event the per share repurchase price would be greater than $4.460847 per share;

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  waive any stock repurchase rights (other than as permitted by the merger agreement), accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

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  except pursuant to written agreements outstanding on July 28, 2005, (i) grant any equity-based compensation, whether payable in cash, securities or property, or grant or pay any severance or termination pay or any bonus or other special remuneration (whether in cash, securities or property) or any increase thereof to any director, officer, consultant or employee, (ii) adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing as of the date of the merger agreement, or (iii) enter into any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Extended Systems of the nature contemplated by the merger agreement;

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  (i) grant any loans or advances (other than customary travel or expense advances in compliance with Extended Systems' policies) to employees, officers, directors or other third parties, (ii) make any investments in or capital contributions to any person, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, (iii) issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Extended Systems, (iv) enter into any "keep well" or other agreement to maintain any financial statement condition, or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

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  increase the compensation or benefits payable or to become payable to officers, directors, consultants, or employees (other than pursuant to existing agreements disclosed to Sybase);

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  enter into any new or amend any existing employee plan, employment agreement, indemnification, collective bargaining, or similar agreement, except as required by applicable law, hire any employee or consultant, terminate any employee, change the position, title or principal office location of any employee or take any action that would allow any employee to claim a constructive termination or termination for good reason;

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  except as permitted by the merger agreement, pay, discharge, settle or satisfy any liabilities, other than in the ordinary course of business consistent with past practice or in accordance with their terms of liabilities recognized or disclosed in its most recent financial statements (or the notes thereto) included in its SEC filings or reports or incurred since March 31, 2005 in the ordinary course of business consistent with past practices;

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  waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any material contract to which it or any of its subsidiaries is a party or of which it or any of its subsidiaries is a beneficiary;

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  (i) enter into, renew, or modify or amend in any material respect any contract relating to the distribution, sale, license or marketing by third parties of the products or services of Extended Systems or its subsidiaries or products or services licensed by Extended Systems or by its subsidiaries, (ii) sell, lease, license, transfer or otherwise dispose of, or otherwise extend, amend or modify in any material respect, any rights to, its products or other Extended Systems intellectual Property, (iii) enter into, renew, or modify or amend in any material respect any contract relating to the design, manufacture, marketing or sale of products relating to its embedded mobility business, or (iv) transfer or license to any person future rights to its intellectual property, other than in the case of (i), (ii) and (iv) above, non-exclusive licenses granted to end-users in the ordinary course of business and consistent with past practice; provided that in no event shall Extended Systems (i) license on an exclusive basis, or sell, any of its intellectual property; or (ii) enter into any contract (v) providing for any site licenses, (w) containing pricing or discounting terms or provisions other than in the ordinary course of business consistent with past practice, (x) requiring it to use its "best efforts," (y) limiting its right to engage in any line of business or to compete with any person, or (z) not otherwise in compliance with these restrictions;

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  enter into, renew or modify or amend in any material respect any contract (i) requiring it to purchase a minimum amount of products or services with aggregate commitments over the life of all such contracts in excess of $100,000 individually or $500,000 in the aggregate, per month, or (ii) requiring it to provide (x) a minimum amount of products or services with aggregate commitments over the life of all such contracts in excess of $150,000 individually or (y) products or services at a later date at a fixed price (excluding non-exclusive licenses granted to end users or distributors in the ordinary course of business consistent with past practice);

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  sell, lease, license, encumber or otherwise dispose of any properties or assets except for the sale, lease, licensing, encumbering or disposition of property or assets not in excess of $50,000 individually or $150,000 in the aggregate, provided such property or assets are not material, individually or in the aggregate, to its business and the business of its subsidiaries;

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  make or commit to make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than any commitments for capital expenditures reflected on its balance sheet as of March 31, 2005;

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  enter into (unless otherwise permitted by the merger agreement), or modify or amend (unless such amendment, if it were a new contract, would be otherwise permitted by the merger agreement), or terminate (other than by non renewal), any real estate lease or any material contract required by the merger agreement to be disclosed to Sybase or waive, delay the exercise of, release or assign any material rights or claims thereunder;

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  enter into any new line of business;

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  except as required by generally accepted accounting principles or the rules and regulations of the SEC, revalue any of its material assets or make any change in accounting methods, principles or practices;

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  cancel or fail to renew, without reasonable substitutes, any insurance policy naming Extended Systems or any of its subsidiaries as a beneficiary or loss payee;

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  make any tax election or accounting method change (except as required by generally accepted accounting principles) that, individually or in the aggregate, is reasonably likely to adversely affect the tax liability or tax attributes of Extended Systems or any of its subsidiaries, settle or compromise any tax liability or refund, file any amendment to a return, enter into any closing agreement or consent to any extension or waiver of any limitation period with respect to taxes;

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  engage in any action with the intent to, directly or indirectly, adversely impact or materially delay the completion of the transactions contemplated by the merger agreement;

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  make or commit to make any individual or series of related payments outside of the ordinary course of business in excess of $200,000 in the aggregate, other than the payment of liabilities reflected on its balance sheet as of March 31, 2005;

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  commence or settle any pending or threatened litigation, proceeding or investigation (whether or not commenced prior to the date of the merger agreement) (other than any litigation to enforce any of its rights under the merger agreement or normal collection activities in the ordinary course of business) consistent with past practice); or

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  agree in writing or otherwise to take any of the actions described above.

No Solicitation

        Extended Systems and its subsidiaries has, and their respective directors and executive officers have, and Extended System and its subsidiaries have directed their respective representatives to, as of July 28, 2005, immediately cease any and all prior existing activities, negotiations or discussions with any third parties regarding any acquisition proposal.

        In the merger agreement, Extended Systems agreed that neither it nor any of its subsidiaries will, nor will they authorize or permit any of their respective directors and officers to, and that Extended Systems and its subsidiaries will direct their respective employees, affiliates, agents and representatives not to, directly or indirectly:

  •
  solicit, initiate or knowingly encourage, facilitate or induce the making, submission or announcement of any acquisition proposal;

  •
  subject to certain exceptions, participate in any negotiations or discussions with any person (other than Sybase and its representatives) regarding, or furnish to any person (other than Sybase and its representatives) any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any acquisition proposal;

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  subject to certain exceptions, approve, endorse or recommend any acquisition proposal; or

  •
  subject to certain exceptions, enter into any contract, agreement, commitment or other binding understanding or undertaking (including any such item that is a letter of intent or similar document) contemplating or otherwise relating to any acquisition transaction.

        An "acquisition proposal" means any offer or proposal (other than an offer or proposal by Sybase or the merger sub) relating to any transaction or series of related transactions other than the transactions contemplated by the merger agreement involving:

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  any acquisition or purchase from Extended Systems by any person or "group" (as that term is understood under Section 13(d) of the Exchange Act) of more than a 10% interest in the total outstanding voting securities of Extended Systems or any of its significant subsidiaries;

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  any tender offer or exchange offer that if consummated would result in any person or "group" beneficially owning 10% or more of the total outstanding voting securities of Extended Systems or any of its significant subsidiaries;

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  any merger, consolidation, business combination or similar transaction involving Extended Systems resulting in the stockholders of Extended Systems immediately preceding that transaction holding less than 90% of the outstanding voting securities in the surviving or resulting entity of such transaction;

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  any sale, lease, exchange, transfer, license other than in the ordinary course of business and consistent with past practice, acquisition or disposition of more than 10% of the assets of Extended Systems including its subsidiaries taken as a whole; or

  •
  any liquidation or dissolution of Extended Systems.

        Extended Systems has also agreed to promptly advise Sybase of any acquisition proposal or request for nonpublic information or inquiry reasonably believed would lead to an acquisition proposal, the material terms of the request, acquisition proposal or inquiry, the identity of the person making the acquisition proposal or inquiry together with a copy of all written materials provided by or on behalf of the person or group making the request, acquisition proposal or inquiry.

        However, notwithstanding the restrictions on solicitation of and interaction with third parties described above, the merger agreement provides that Extended Systems may furnish nonpublic information regarding Extended Systems and its subsidiaries to any person or group in response to an acquisition proposal submitted by such person or group that is not withdrawn if:

  •
  neither Extended Systems nor its subsidiaries nor any of their respective officers or directors, nor any of their respective other representatives acting at Extended Systems' or its subsidiaries' authorization or direction, have violated any of the restrictions described in the first or second paragraph of "No Solicitation" above in connection with such acquisition proposal;

  •
  the Extended Systems board concludes in good faith, after consultation with its outside legal counsel, that the action is required in order for the Extended Systems board of directors to comply with its fiduciary duties to the Extended Systems stockholders under applicable law;

  •
  prior to furnishing any such nonpublic information to, or entering into negotiations or discussions with, such person or group, Extended Systems gives Sybase written notice of the identity of the person or group and of Extended Systems' intention to furnish nonpublic information to, or enter into negotiations or discussions with, that particular person or group;

  •
  to the extent the particular person or group requests nonpublic information regarding Extended Systems and its subsidiaries, Extended Systems receives from such person or group an executed confidentiality agreement containing limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Extended Systems, the terms of which are no less favorable to Extended Systems than the confidentiality agreement entered into with Sybase; and

  •
  contemporaneously with furnishing any such nonpublic information to the particular person or group, Extended Systems furnishes or notifies Sybase that it has made available such nonpublic information to Sybase (to the extent such nonpublic information has not already been furnished by Extended Systems to Sybase).

        Extended Systems agreed to provide Sybase with at least 48 hours prior written notice, or any lesser prior notice provided to the Extended Systems board of directors, of a meeting of such board at which the board is reasonably expected to consider any acquisition proposal together with a copy of any proposed transaction agreements and related documents relating to the acquisition proposal with, from or on behalf of the person or group making the acquisition proposal.

Superior Proposals

        The merger agreement also does not prevent Extended Systems board of directors from withdrawing, amending, changing or modifying its recommendation in favor of the adoption and approval of the merger agreement and approval of the merger at any time prior to the actual adoption and approval of the merger agreement and approval of the merger by the Extended Systems stockholders, provided that the Extended Systems board may do so only if:

  •
  a superior proposal is made to Extended Systems and is not withdrawn;

  •
  neither Extended Systems nor any of its subsidiaries nor any of their respective officers or directors, nor any of their respective representatives acting at Extended Systems' or its subsidiaries' authorization or direction of, have violated any of the restrictions set forth in

    "Extended Systems Annual or Special Meeting of Stockholders" below or in the first or second paragraph of "No Solicitation" above;

  •
  Extended Systems has delivered to Sybase written notice at least five days prior to its board withdrawing, amending, changing or modifying its recommendation in favor of the adoption and approval of the merger agreement and approval of the merger, which will:

  •
  state expressly that Extended Systems has received an acquisition proposal and that its board of directors intends to consider a change of recommendation;

  •
  include a copy of any proposed transaction agreements and related documents relating to such acquisition proposal (including documents as to such party's ability to finance such transaction, if such acquisition proposal is proposed to be paid in whole or in part in cash) with, from or sent on behalf of the person or group making such acquisition proposal; and

  •
  disclose the identity of the person or group making such acquisition proposal;

  •
  after delivering the notice of the change of recommendation, Extended Systems shall provide Sybase with a reasonable opportunity to make such adjustments in the terms and conditions of the merger agreement during such five day period, and negotiate in good faith with respect thereto during such five day period, as would enable the Extended Systems board of directors to proceed with its recommendation to stockholders in favor of adoption and approval of the merger agreement and approval of the merger without making a change of recommendation;

  •
  the Extended Systems board of directors concludes in good faith, after consultation with its outside counsel, that in light of such superior proposal, and after considering any adjustments or negotiations with Sybase during the five day period, change of its recommendation to stockholders is required in order for the Extended Systems board to comply with its fiduciary duties to the Extended Systems stockholders under applicable law; and

  •
  Extended Systems terminates the merger agreement, pays the termination fee described in the section entitled "The Merger Agreement—Termination Fee" below and publicly announces its intention to enter into a definitive agreement with respect to the superior proposal that was the subject of the amendment, change or modification of the Extended Systems board of directors' recommendation.

        A "superior proposal" means a bona fide written offer not solicited, initiated or knowingly encouraged, facilitated or induced in violation of the provisions of the first bullet point under the second paragraph of "No Solicitation" of directors made by a third party to consummate any acquisition proposal on terms that the Extended Systems board determines, in its reasonable judgment acting in good faith after consultation with a financial advisor of nationally recognized reputation:

  •
  to be more favorable to the Extended Systems stockholders from a financial point of view than the terms of the merger agreement;

  •
  to be reasonably capable of being consummated on the terms proposed in a timely manner; and

  •
  if such offer has a purchase price to be paid, in whole or in part, in cash, is fully financed or reasonably capable of being fully financed.

        Nothing in the merger agreement prohibits Extended Systems or its representatives from taking and disclosing a position to its stockholders with respect to a tender offer contemplated by Rules 14d-9 or 14e-2 or Item 1012(a) of Regulation M-A of the Exchange Act or from making any required disclosure to its stockholders.

Extended Systems Annual or Special Meeting of Stockholders

        Extended Systems agreed to hold, as promptly as practicable after the mailing of this proxy statement to its stockholders, an annual or special meeting of its stockholders for the purposes of acting on the proposal to adopt and approve the merger agreement and approve the merger. Unless the merger agreement has been terminated in accordance with its terms, Extended Systems is required to hold such a meeting regardless of any commencement, disclosure, announcement or submission of an acquisition proposal or any withdrawal, amendment or modification by the Extended Systems board of directors of its recommendation that stockholders adopt and approve the merger agreement and approve the merger.

Benefit Arrangements

        Sybase has agreed that continuing employees of Extended Systems will be eligible to receive compensation and employee benefits that are substantially similar to those provided to similarly situated active employees of Sybase and its subsidiaries. Sybase has agreed to give continuing employees full credit for prior service with Extended Systems for purposes of any eligibility and vesting under Sybase's employee benefits plans to the same extent such service was credited by Extended Systems under analogous employee benefit plans in effect prior to the effective time.

Indemnification and Insurance

        Sybase has agreed to, and will cause the surviving corporation to, fulfill and honor in all respects the obligations of Extended Systems pursuant to any indemnification agreements between Extended Systems and its current and former directors and officers in effect as of July 28, 2005 and disclosed to Sybase, and any indemnification provisions under the Extended Systems' certificate of incorporation and bylaws that are in effect as of July 28, 2005. Sybase will cause the certificate of incorporation and bylaws of the surviving corporation to contain provisions with respect to indemnification that are at least as favorable to the indemnified parties as those contained in the Extended Systems charter documents as in effect as of July 28, 2005, which provisions will not be amended, repealed or otherwise modified for a period of six years from the effective time of the merger in any manner that would adversely affect the rights of individuals who were directors, officers, employees or agents of Extended Systems prior to the effective time of the merger, unless such modification is required by applicable law.

        In addition, Sybase has agreed to, and to cause the surviving corporation to, maintain in effect, for six years after the merger, policies of directors' and officers' liability insurance no less favorable in all material respects to that maintained by or on behalf of Extended Systems and its subsidiaries as of the date of the merger agreement (and having coverage and containing terms and conditions which in the aggregate are not less advantageous to the persons currently covered by such policies as insureds) with respect to claims arising from any actual or alleged wrongful act or omission occurring prior to July 28, 2005 for which a claim has not been made against any director or officer of Extended Systems or one of its subsidiaries prior to the effective time, so long as the aggregate premiums therefor would not be in excess of $1,200,000. If such premiums exceed $1,200,000, Sybase will, and will cause the surviving corporation to, obtain as much directors' and officers' liability insurance as can be obtained at an aggregate premium equal to $1,200,000.

Conditions to the Merger

        Extended Systems, Sybase's and merger sub's obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

  •
  Extended Systems stockholders must have adopted and approved the merger agreement and approved the merger;

  •
  no court or governmental entity will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order that is in effect and that has the effect of making the merger illegal or otherwise prohibiting completion of the merger;

  •
  no order suspending the use of this proxy statement or any part of this proxy statement will have been issued and no proceeding for that purpose will have been initiated or threatened in writing by the SEC; and

  •
  the applicable waiting period under the HSR Act must have expired or been terminated, and all required material foreign antitrust approvals must have been obtained.

        In addition, Extended Systems' obligation to effect the merger is subject to the satisfaction or waiver of the following conditions:

  •
  the representations and warranties of Sybase and merger sub in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger except (i) in each case, or in the aggregate, as would not constitute a material adverse effect on Sybase, (ii) for changes contemplated by the merger agreement and (iii) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date). For purposes of determining the accuracy of such representations and warranties, (A) all material adverse effect qualifications and other qualifications based on the word material or similar phrases contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Sybase disclosure schedule made or purported to have been made after the date of the merger agreement shall be disregarded; and

  •
  each of Sybase and merger sub must have performed or complied with in all material respects all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing date of the merger required to be performed by it under the merger agreement.

        In addition, the obligation of Sybase and merger sub to effect the merger is subject to the satisfaction or waiver of the following conditions:

  •
  each representation and warranty of Extended Systems in the merger agreement must be true and correct as of the date of the merger agreement and true and correct on and as of the closing date with the same force and effect as if made on and as of the closing date except:

  (i)
  in each case, or in the aggregate, as would not constitute a material adverse effect on Extended Systems (provided, however, that such material adverse effect qualifier will be inapplicable with respect to the representations and warranties regarding (A) capitalization, financial statements, broker and third party expenses, WR Hambrecht + Co's opinion, approval by Extended Systems' board of directors of the merger agreement and the inapplicability of state anti-takeover statutes and Extended Systems' preferred stock rights agreement, which representations and warranties shall be true and correct in all material respects as of the applicable date, and (B) the absence of litigation and intellectual property matters, which representations and warranties shall be true and correct except, in each case or in the aggregate, as would not reasonably be expected to materially negatively impact the benefits expected to be obtained in the transactions contemplated by the merger or significantly increase the liabilities to be assumed in the transactions contemplated by the merger, as of the applicable date);

  (ii)
  for changes contemplated by the merger agreement; and

    (iii)
    for those representations and warranties which address matters only as of a particular date (which representations must be true and correct (subject to the qualifications as set forth in the preceding clause (i)) as of such particular date).

        For purposes of determining the accuracy of such representations and warranties, (A) if a particular clause of a representation or warranty is qualified by a material adverse effect qualification, such clause of such representation or warranty must be true and correct, and (B) any update of or modification to the Extended Systems disclosure schedule made or purported to have been made after the date of the merger agreement will be disregarded;

  •
  Extended Systems must have performed or complied with, in all material respects, all agreements and covenants required to be performed or complied with by it under the merger agreement;

  •
  no material adverse effect with respect to Extended Systems shall have occurred since July 28, 2005;

  •
  Extended Systems must have obtained all consents, waivers and approvals required in connection with the completion of the merger;

  •
  there must not be any pending or threatened suit, action or proceeding in which a governmental entity is (i) challenging or seeking to restrain or prohibit the completion of the merger that is in effect or has the effect of making the merger illegal or otherwise prohibiting completion of the merger, or (ii) seeking to require Extended Systems or Sybase or any of their respective subsidiaries to divest shares of capital stock or any business, assets or property;

  •
  (i) certain employees and officers of Extended Systems who, prior to the execution of the merger agreement, executed and delivered to Sybase a non-competition agreement or amended change of control agreement, as applicable, must not have taken any action that would be prohibited by such agreements were they in effect at the time of such action, (ii) each such agreement must be in effect immediately prior to the closing, and (iii) none of such officers must have repudiated any such applicable agreement prior to the closing; and

  •
  (i) founders of Extended Systems must execute and deliver to Sybase a waiver of lifetime health insurance benefits, (ii) Extended Systems must not have made or committed to make aggregate payments in excess of a certain amount as mutually agreed by Sybase and Extended Systems in connection with obtaining such waivers, (iii) each such waiver must be in effect immediately prior to the closing and (iv) none of such founders must have repudiated any such waiver prior to the closing.

Termination

        The merger agreement may be terminated at any time prior to the effective time of the merger, and the merger may be abandoned, notwithstanding (subject specified exceptions described below) any requisite adoption and approval of the merger agreement and approval of the merger by Extended Systems stockholders:

  •
  by the mutual written consent duly authorized by the boards of directors of Sybase and Extended Systems;

  •
  by either Sybase or Extended Systems if:

  •
  the effective time has not occurred on or before December 31, 2005 for any reason; provided, however, that the right to terminate the merger agreement for this reason is not available to any party whose action or failure to act (i) has been a principal cause of or resulted in the delay and (ii) is a breach of the merger agreement;

    •
    if a governmental entity has issued an order, decree or ruling or taken any other final, non-appealable action, in any case, permanently restraining, enjoining or otherwise prohibiting the merger;

    •
    if the approval and adoption of the merger agreement and approval of the merger by Extended Systems stockholders has not been obtained by reason of the failure to obtain the required vote at the special meeting or at any adjournment of the special meeting; provided, however, that the right to terminate the merger agreement for this reason is not available to Extended Systems if the failure to obtain stockholder approval was caused by an action or failure to act by Extended Systems that breaches the merger agreement;

  •
  by Extended Systems:

  •
  at any time prior to the adoption and approval of the merger agreement and approval of the merger by Extended Systems stockholders if (i) the Extended Systems board withdraws, amends, changes or modifies its recommendation in favor of the adoption and approval of the merger agreement and approval of the merger pursuant to and in compliance with the merger agreement, (ii) Extended Systems shall have paid the $3.0 million termination fee and (iii) Extended Systems publicly announces its intention to enter into a definitive agreement with respect to the superior proposal which was the subject of the amendment, change or modification of the Extended Systems board of directors' recommendation;

  •
  upon a breach by Sybase of any representation, warranty, covenant or agreement in the merger agreement, or if any representation or warranty of Sybase becomes untrue, in either case such that the closing conditions related to the representations, warranties, covenants or agreements would not be satisfied as of the time of such breach or as of the time such representation or warranty will have become untrue, provided, however, that if such inaccuracy in Sybase's representations and warranties or breach by Sybase is curable by Sybase prior to December 31, 2005 through the exercise of all reasonable efforts, then Extended Systems may not terminate the merger agreement for this reason (i) for 30 calendar days after delivery of written notice (provided Sybase continues to exercise all reasonable efforts to cure such breach through such 30 day period) or (ii) at all if Sybase's breach is cured during the 30 calendar day period;

  •
  by Sybase:

  •
  upon a breach by Extended Systems of any representation, warranty, covenant or agreement in the merger agreement, or if any representation or warranty of Extended Systems becomes untrue, in either case such that the closing conditions related to the representations, warranties, covenants or agreements would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in Extended Systems' representations and warranties or breach by Extended Systems is curable by Extended Systems prior to December 31, 2005 through the exercise of all reasonable efforts, then Sybase may not terminate the merger agreement for this reason (i) for 30 calendar days after delivery of written notice (provided Extended Systems continues to exercise all reasonable efforts to cure such breach through such 30 day period) or (ii) at all if Extended Systems' breach is cured during the 30 calendar day period;

  •
  if a material adverse effect with respect to Extended Systems and its subsidiaries occurred after July 28, 2005; provided, however, that if the material adverse effect is curable by Extended Systems prior to December 31, 2005 through the exercise of all reasonable efforts, then Sybase may not terminate the merger agreement for this reason (i) until December 31, 2005 (provided Extended Systems continues to exercise all reasonable efforts to cure the material adverse effect through December 31, 2005) or (ii) at all if the material adverse effect is cured prior to December 31, 2005;

    •
    upon (i) a material breach of the obligations set forth under the caption "No Solicitation" above by Extended Systems, its subsidiaries, their respective directors and officers, employees, affiliates, agents and representative or (ii) if any of the following events, any one of which is referred to as a "triggering event", occurs: (A) the Extended Systems board of directors or any committee thereof for any reason publicly withdraws or withholds, or amends, changes or modifies in a manner adverse to Sybase its recommendation in favor of, the adoption and approval of the merger agreement or the approval of the merger; (B) Extended Systems fails to include in this proxy statement the recommendation of the Extended Systems board that stockholders vote to and adopt and approve the merger agreement or approve of the merger; (C) the Extended Systems board fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption and approval of the merger agreement and the approval of the merger within five calendar days after Sybase requests in writing that such recommendation be reaffirmed (unless a third party has made an acquisition proposal which involves a tender or exchange offer or has publicly announced an acquisition proposal, in which case such period for reaffirming such recommendation shall end on the later to occur of (x) the 10th business day after the date on which such tender or exchange offer is first published, sent or given within the meaning of Rule 14e-2 under the Exchange Act or after the date on which such acquisition proposal is first publicly announced, as applicable, and (y) the fifth calendar day after the date of such request by Sybase, except that in any event such reaffirmation must be given no later than 24 hours prior to the taking of the vote on the proposals required to be presented in the proxy statement, (D) the Extended Systems board of directors or any committee thereof has approved or recommended publicly any acquisition proposal; (E) Extended Systems has entered into any contract, agreement, commitment or other binding understanding or undertaking (including any such item that is a letter of intent or similar document) accepting any acquisition proposal; or (F) a tender or exchange offer relating to securities of Extended Systems shall have been commenced by a person unaffiliated with Sybase and Extended Systems will not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 business days after such tender or exchange offer is first published sent or given, a statement disclosing that the Extended Systems board of directors recommends rejection of such tender or exchange offer.

Termination Fee

        The merger agreement obligates Extended Systems to pay a termination fee to Sybase of $3 million under the following circumstances:

  •
  if the merger agreement is terminated by Sybase upon a material breach of the obligations set forth under the caption "No Solicitation" by Extended Systems, its subsidiaries, their respective directors and officers, employees, affiliates, agents and representative or upon a triggering event;

  •
  concurrent with a termination by Extended Systems of the merger agreement in connection with the Extended Systems board of directors withdrawing, amending, changing or modifying its recommendation in favor of the adoption and approval of the merger agreement and approval of the merger pursuant to and in compliance with the merger agreement, and Extended Systems' public announcement of its intention to enter into a definitive agreement with respect to the superior proposal that was the subject of the amendment, change or modification of the Extended Systems board of director's recommendation; or

  •
  within one business day after demand by Sybase if (A) (x) the merger agreement is terminated by Extended Systems due to the passage of the December 31, 2005 end date under the circumstances described in the section entitled "The Merger Agreement—Termination" above, or (y) the merger agreement is terminated by either Sybase or Extended Systems due to a failure of the Extended Systems stockholders to adopt and approve the merger agreement and approve the merger under circumstances as described in the section entitled "The Merger Agreement—Termination" above; (B) following July 28, 2005 and prior to such termination, a third party has publicly disclosed or proposed and not publicly definitively withdrawn at least five business days prior to such termination, an acquisition proposal; and (C) within 12 months following the termination of the merger agreement any company acquisition (as defined below) is consummated or Extended Systems enters into a definitive agreement providing for any company acquisition.

        For the purposes of the merger agreement, a "company acquisition" means any transaction or series of related transactions (other than the transactions contemplated by the merger agreement) involving:

  •
  a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Extended Systems pursuant to which the stockholders of Extended Systems immediately preceding such transaction hold less than a 50% interest in the total outstanding voting securities in the surviving or resulting entity of such transaction,

  •
  a sale or other disposition by Extended Systems of assets representing in excess of a majority of the aggregate fair market value of Extended Systems' business immediately prior to such sale, or

  •
  the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by Extended Systems), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of a 50% interest in the total outstanding voting securities of Extended Systems.

        Except in the case of a willful or intentional breach of the merger agreement by Extended Systems, payment of the termination fee and the expenses is the sole and exclusive remedy of Sybase under the merger agreement.

        The merger agreement also obligates Extended Systems to pay Sybase within one business day after demand by Sybase an amount equal to the documented out-of-pocket fees and expenses actually incurred by Sybase and merger sub in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby (including, without limitation, reasonable attorney fees and expenses, reasonable advisor fees and expenses, travel costs, filing fees, printing, mailing and solicitation costs and expenses), not to exceed $500,000 (and in no event shall the total of the termination fee plus the out-of-pocket expenses which Extended Systems is obligated to reimburse Sybase exceed $3.0 million), if:

  •
  the merger agreement is terminated by Sybase due to a breach by Extended Systems of any representation, warranty, covenant or agreement in the merger agreement, or if any representation or warranty of Extended Systems becomes untrue, in either case such that the closing conditions related to the representations, warranties, covenants or agreements would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, under circumstances as described in the section entitled "The Merger Agreement—Termination" above;

  •
  following July 28, 2005 and prior to such termination, Extended Systems receives, or a third party publicly discloses or proposes, an acquisition proposal; and

  •
  such breach is intended to, or would reasonably be expected to, facilitate such acquisition proposal.

Payment of such fees and expenses shall not constitute liquidated damages with respect to any claim which Sybase or merger sub would be entitled to assert with respect to any such breach, and shall not constitute the sole and exclusive remedy with respect to any such breach.

Amendment

        At any time prior to the effective time, the merger agreement may be amended, modified or supplemented in writing by the parties, by action of the board of directors of each of the respective parties. If any conditions or other obligations are waived, Extended Systems will consider the facts and circumstances at that time and make a determination as to whether a re-solicitation of proxies is necessary.

Related Agreements—Voting Agreements

        In connection with the execution of the merger agreement, each of Extended Systems executive officers, directors and certain founders entered into voting agreements pursuant to which each of them agreed to vote:

  •
  in favor of the adoption and approval of the merger agreement and approval of the merger, and in favor of each of the other actions contemplated by the merger agreement;

  •
  against approval of any proposal made in opposition to, or in competition with, completion of the merger and the transactions contemplated by the merger agreement, and against any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of Extended Systems in the merger agreement;

  •
  against any of the following actions (other than those actions that relate to the merger and the transactions contemplated by the merger agreement) with respect to Extended Systems or any of its subsidiaries: (1) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization with any party, (2) any sale, lease or transfer of any significant part of the assets of Extended Systems or any subsidiary of Extended Systems, (3) any reorganization, recapitalization, dissolution, liquidation or winding up, (4) any material change in the capitalization or the corporate structure, or (5) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the merger or any of the other transactions contemplated by the merger agreement; and

  •
  in favor of waiving any notice that may have been or may be required relating to any reorganization of Extended Systems or any subsidiary of Extended Systems, any reclassification or recapitalization of the capital stock of Extended Systems or any subsidiary of Extended Systems, or any sale of assets, change of control, or acquisition of Extended Systems or any subsidiary of Extended Systems by any person, or any consolidation or merger of Extended Systems or any subsidiary of Extended Systems with or into any person.

        The voting agreements also provide that the executive officers, directors and founders granted an irrevocable proxy to Sybase's board of directors to vote and exercise all voting and related rights in the manner contemplated above.

        In addition, the voting agreements provide that the officers, directors and certain founders may not sell, pledge, encumber, grant an option with respect to, transfer or otherwise dispose of shares of Extended Systems common stock, except as follows:

  •
  in connection with the exercise of options to acquire shares of Extended Systems common stock in an amount that is sufficient to satisfy the payment of any transaction costs and any tax liability incurred by such officer, director or founder in connection with that exercise;

  •
  to a family member or trust for estate planning purposes, provided the transferee has agreed in writing to be bound by the terms of the voting agreement and to hold such shares subject to all the terms and provisions of voting agreement;

  •
  to a personal representative or executor of such officer, director or founder in the event of his death; or

  •
  pursuant to, and in accordance with, the terms of such officer's, director's or founder's 10b5-1 plan or arrangement with Extended Systems, if any, as in effect as of the date of the voting agreement.

        The voting agreements to which the founders are a party also provide:

  •
  with respect to Mr. Winterrowd, that he can sell up to an aggregate of 10,000 shares of Extended Systems common stock; and

  •
  with respect to Mr. Jopson, that he can sell an aggregate number of shares not to exceed his monthly average sales in the 12 months prior to July 28, 2005.

        The voting agreements to which the executive officers and directors are a party also provide that each executive officer or director is aware of and has read the covenants contained in non-solicitation provisions of the merger agreement.

        The voting agreements terminate upon the earlier to occur of (i) the effective time or (ii) the termination of the merger agreement in accordance with its terms.

        A form of the voting agreement executed by the executive officers and directors is attached as Exhibit A-1 to Annex A, and a form of the voting agreement executed by the founders is attached as Exhibit A-2 to Annex A.

APPRAISAL RIGHTS

        Holders of shares of Extended Systems common stock who do not vote in favor of the adoption and approval of the merger agreement and approval of the merger and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware ("Section 262").

        The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262 which is included in this proxy statement as Annex C. All references in Section 262 and in this summary to a "stockholder" are to the record holder of the shares of Extended Systems common stock as to which appraisal rights are asserted. A person having a beneficial interest in shares of Extended Systems common stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

        Under Section 262, persons who hold shares of Extended Systems common stock who follow the procedures set forth in Section 262 will be entitled to have their shares of Extended Systems common stock appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, as determined by the court.

        Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption and approval of the merger agreement and approval of the merger by Extended Systems stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute the notice, and the applicable statutory provisions are included in this proxy statement as Annex C. Any holder of Extended Systems common stock who wishes to exercise appraisal rights or who wishes to preserve such holder's right to do so, should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

        A holder of shares of Extended Systems common stock wishing to exercise the holder's appraisal rights must deliver to Extended Systems, before the vote on the adoption and approval of the merger agreement and approval of the merger at the special meeting, a written demand for the appraisal of such holder's shares, and must not vote in favor of the adoption and approval of the merger agreement and approval of the merger or abstain with respect to the adoption and approval of the merger agreement and approval of the merger. A holder of shares of Extended Systems common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A vote against the adoption and approval of the merger agreement and approval of the merger will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote. The demand must reasonably inform Extended Systems of the identity of the holder as well as the intention of the holder to demand an appraisal of the "fair value" of the shares held by the holder. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption and approval of the merger agreement and approval of the merger at the special meeting will constitute a waiver of appraisal rights.

        Only a holder of record of shares of Extended Systems common stock is entitled to assert appraisal rights for the shares of Extended Systems common stock registered in that holder's name. A demand for appraisal in respect of shares of Extended Systems common stock should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates, and must state that the person intends thereby to demand appraisal of the holder's shares of Extended Systems common stock in connection with the merger. If the shares of Extended Systems common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares of Extended Systems common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker who holds shares of Extended Systems common stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Extended Systems common stock held for one or more beneficial owners while not exercising the rights with respect to the shares of Extended Systems common stock held for other beneficial owners; in such case, however, the written demand should set forth the number of shares of Extended Systems common stock as to which appraisal is sought and where no number of shares of Extended Systems common stock is expressly mentioned the demand will be presumed to cover all shares of Extended Systems common stock held in the name of the record owner. Stockholders who hold their shares of Extended Systems common stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

        All written demands for appraisal pursuant to Section 262 should be sent or delivered to Extended Systems Incorporated, 5777 North Meeker Avenue, Boise, Idaho 83713, Attention: Secretary.

        Within 10 days after the effective time, the surviving corporation must notify each holder of Extended Systems common stock who has complied with Section 262 and who has not voted in favor of the adoption and approval of the merger agreement and approval of the merger that the merger has become effective. Within 120 days after the effective time, but not thereafter, the surviving corporation or any holder of Extended Systems common stock who has so complied with Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the holder's shares of Extended Systems common stock. The surviving corporation is under no obligation to and has no present intention to file a petition. Accordingly, it is the obligation of the holders of Extended Systems common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of Extended Systems common stock within the time prescribed in Section 262.

        Within 120 days after the effective time, any holder of Extended Systems common stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption and approval of the merger agreement and approval of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.

        If a petition for an appraisal is timely filed by a holder of shares of Extended Systems common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the holders of shares of Extended Systems common stock who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

        After determining the holders of Extended Systems common stock entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares of Extended Systems common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders of Extended Systems common stock considering seeking appraisal should be aware that the fair value of their shares of Extended Systems common stock as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares of Extended Systems common stock and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262. Extended Systems does not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the "fair value" of a share of Extended Systems common stock is less than the merger consideration. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of Extended Systems common stock have been appraised. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. The Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

        Any holder of shares of Extended Systems common stock who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time, be entitled to vote the shares of Extended Systems common stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares of Extended Systems common stock (except dividends or other distributions payable to holders of record of Extended Systems common stock as of a record date prior to the effective time).

        If any stockholder who demands appraisal of shares of Extended Systems common stock under Section 262 fails to perfect, or effectively withdraws or loses, such holder's right to appraisal, the shares of Extended Systems common stock of the stockholder will be converted into the right to receive cash in the amount of $4.460847 per share, without interest. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder delivers to the surviving corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the merger, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval.

        Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of such rights (in which event the holder of Extended Systems common stock will be entitled to receive the consideration specified in the merger agreement).

        Holders who perfect their appraisal rights will probably recognize capital gain or loss on the date of the merger in an amount equal to the difference between the "amount realized" and such holder's adjusted tax basis in Extended Systems common stock converted in the merger. For this purpose, although there is no authority to this effect directly on point, the amount realized will likely be determined with reference to the value of the shares on the date of the merger. Ordinary interest income and/or capital gain (or capital loss), assuming that Extended Systems common stock was held as a capital asset, should be recognized by such holder at the time of actual receipt of payment, to the extent that such payment exceeds (or is less than) the amount realized on the date of the merger.

MARKET PRICE AND DIVIDEND DATA

        Extended Systems common stock is traded on The Nasdaq National Market under the symbol "XTND." The table below shows, for the periods indicated, the high and low closing sales prices for shares of Extended Systems common stock as reported by The Nasdaq National Market.

	Extended Systems Common Stock
	High	Low
Year ended June 30, 2004
First Quarter	$5.50	$3.50
Second Quarter	4.88	3.70
Third Quarter	6.58	4.35
Fourth Quarter	7.15	4.81
Year ended June 30, 2005
First Quarter	5.03	2.38
Second Quarter	3.10	1.99
Third Quarter	4.98	2.30
Fourth Quarter	5.15	2.90
Year ending June 30, 2006
First Quarter (through September 16, 2005)	4.44	3.27

        The following table sets forth the closing sales prices per share of Extended Systems common stock, as reported on The Nasdaq National Market on July 28, 2005, the last full trading day before the public announcement of the proposed merger, and on September 16, 2005, the latest practicable date before the printing of this proxy statement:

July 28, 2005	$3.44
September 16, 2005	$4.37

        If the merger is completed, Extended Systems common stock will be delisted from The Nasdaq National Market, and there will be no further public market for shares of Extended Systems common stock. Each share of Extended Systems common stock will be cancelled and converted into the right to receive $4.460847 in cash, without interest, except as discussed in "Appraisal Rights."

        Extended Systems has never paid cash dividends on its common stock and does not anticipate paying cash dividends on shares of Extended Systems common stock in the future.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth the beneficial ownership of shares of Extended Systems common stock owned as of September 9, 2005, by (1) each person or entity known by Extended Systems to beneficially own more than 5% of the shares of Extended Systems common stock, (2) each director and named executive officer individually and (3) all Extended Systems directors and executive officers as a group.

        Beneficial ownership has been determined in accordance with SEC rules. Unless otherwise indicated, all shares of Extended Systems common stock are owned directly and the indicated owner has sole voting and dispositive power with respect to such shares. Shares of common stock subject to options currently exercisable or exercisable within 60 days of September 9, 2005 are deemed outstanding for the purpose of computing the number of shares beneficially owned and the percentage ownership of the person holding the options, but are not deemed outstanding or beneficially owned for the purpose of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 15,633,354 shares outstanding as of September 9, 2005. Beneficial ownership calculations for 5% stockholders are based solely on publicly-filed Schedule 13Ds or 13Gs, which 5% stockholders are required to file with the SEC and which generally set forth ownership interests as of September 9, 2005. Unless otherwise noted, the address of each of the beneficial owners listed in this table is: c/o Extended Systems Incorporated, 5777 North Meeker Avenue, Boise, Idaho 83713.

Beneficial Owners	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% Stockholders:
Diker Management LLC(1) 745 Fifth Avenue, Suite 1409 New York, New York 10151	962,411	6.2%
Douglas B. Winterrowd(2)	1,072,503	6.9
Charles M. Jopson(3)	991,164	6.3
Directors and Named Executive Officers:
Charles W. Jepson	382,276	2.5
Raymond A. Smelek(4)	213,249	1.4
Neal J. Benz	—	—
Mark A. Willnerd(5)	65,762	*
Nigel S. Doust(6)	66,015	*
Jody B. Olson(7)	32,399	*
Robert J. Frankenberg(8)	29,076	*
James R. Bean(9)	25,133	*
Archie Clemins(10)	24,717	*
Ralph B. Godfrey(11)	24,717	*
Valerie A. Heusinkveld(12)	48,791	*
Klaus-Dieter Laidig(13)	16,416	*
Nathan L. Pendleton(14)	36,951	—
Gregory T. Pappas(15)	26,561	*
All directors and executive officers as a group (14 persons)	992,063	6.4%

*
Less than 1%

(1)
Reflects ownership of 962,411 shares of Extended Systems common stock as reported on Schedule 13G dated February 14, 2005 and filed with the SEC.

(2)
Includes 1,000 shares of Common Stock underlying stock options exercisable within 60 days. Also includes 130,000 shares held of record by the Doug and Eileen Winterrowd Education Trust.

(3)
Includes 373,332 shares of Common Stock underlying stock options exercisable within 60 days.

(4)
Includes 72,854 shares of Common Stock underlying stock options exercisable within 60 days. Includes 13,186 shares which are subject to a right of repurchase by Extended Systems. Also includes 15,866 shares held of record by the Smelek Family Foundation and 1,942 shares held of record by Smelek & Associates, a business owned by Mr. Smelek's spouse.

(5)
Includes 55,199 shares of Common Stock underlying stock options exercisable within 60 days. Also includes 97 shares held of record by Mr. Willnerd's spouse.

(6)
Includes 62,015 shares of Common Stock underlying stock options exercisable within 60 days.

(7)
Includes 15,833 shares of Common Stock underlying stock options exercisable within 60 days. Also includes 10,438 shares which are subject to a right of repurchase by Extended Systems.

(8)
Includes 15,417 shares of Common Stock underlying stock options exercisable within 60 days. Also includes 8,607 shares which are subject to a right of repurchase by Extended Systems.

(9)
Includes 15,833 shares of Common Stock underlying stock options exercisable within 60 days. Also includes 5,860 shares which are subject to a right of repurchase by Extended Systems.

(10)
Includes 15,417 shares of Common Stock underlying stock options exercisable within 60 days. Also includes 5,860 shares which are subject to a right of repurchase by Extended Systems.

(11)
Includes 15,417 shares of Common Stock underlying stock options exercisable within 60 days. Also includes 5,860 shares which are subject to a right of repurchase by Extended Systems.

(12)
Includes 47,542 shares of Common Stock underlying stock options exercisable within 60 days.

(13)
Includes 10,556 shares of Common Stock underlying stock options exercisable within 60 days. Also includes 10,438 shares which are subject to a right of repurchase by Extended Systems.

(14)
Includes 35,000 shares of Common Stock underlying stock options exercisable within 60 days.

(15)
Includes 26,562 shares of Common Stock underlying stock options exercisable within 60 days.

ADJOURNMENT PROPOSAL

        The Extended Systems board of directors is also asking the Extended Systems stockholders to consider and vote upon the proposal to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting for the purpose of soliciting additional proxies. The affirmative vote of the holders of a majority of the shares of Extended Systems common stock present or represented and entitled to vote at the special meeting will be required to approve this proposal. The members of the Extended Systems board of directors present at a meeting to consider and vote upon such matters unanimously approved this proposal and recommend that stockholders vote "FOR" approval of the proposal to grant the persons named as proxies discretionary authority to vote to adjourn or postpone the special meeting if necessary.

FUTURE STOCKHOLDER PROPOSALS

        The 2005 Extended Systems Annual Meeting of Stockholders will only be held if the merger is not completed. Proposals of stockholders intended to be presented at the 2005 Annual Meeting of Stockholders were due by June 30, 2005, for inclusion in Extended Systems' proxy statement and proxy for that meeting. If the merger is consummated, Extended Systems will not have public stockholders and there will be no public participation in any future meetings of stockholders. If the merger is not consummated, proposals of stockholders intended for inclusion in Extended Systems' proxy materials to be furnished to all stockholders entitled to vote at the 2005 Annual Meeting of stockholders pursuant to SEC Rule 14a-8 must have been received at Extended Systems' principal executive offices not later than June 30, 2005. Proposals of stockholders received after such date will be considered untimely.

        The SEC rules establish a different deadline with respect to discretionary voting for stockholder proposals that are not intended to be included in a company's proxy statement. The discretionary vote deadline for the 2005 Annual Meeting will be September 12, 2005, which is 45 calendar days prior to the anniversary of the mailing date of last year's proxy statement. If a stockholder gives notice of a proposal after the discretionary vote deadline, Extended Systems' proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal if the proposal is raised at the 2005 Annual Meeting, if so held.

OTHER MATTERS

        As of the date of this proxy statement, Extended Systems' board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. If other matters do properly come before the special meeting, or at any adjournment or postponement of the special meeting, Extended Systems intends that shares of Extended Systems common stock represented by properly submitted proxies will be voted by and at the discretion of the persons named as proxies on the proxy card.

WHERE YOU CAN FIND MORE INFORMATION

        Each of Extended Systems and Sybase files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information at, or obtain copies of this information by mail from, the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

        The filings of Extended Systems and Sybase with the SEC are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at "http://www.sec.gov." Reports, proxy statements and other information concerning Extended Systems may also be inspected at the offices of The Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

        YOUR VOTE IS IMPORTANT.    Whether or not you plan to attend the special meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided or vote through the Internet or by telephone as described in the enclosed proxy card. Giving your proxy now will not affect your right to vote in person if you attend the special meeting.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with the voting procedures, you should contact Valerie Heusinkveld, chief financial officer, at (208) 287-6276, or Michele Winkle, treasurer, at (208) 287-6014, or Innisfree M&A Incorporated at (888) 750-5834.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 19, 2005. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

ANNEX A

AGREEMENT AND PLAN OF MERGER

by and among

SYBASE, INC.

ERNST ACQUISITION CORPORATION

and

EXTENDED SYSTEMS INCORPORATED

Dated as of July 28, 2005

A-i

2.20	Insurance	A-31
2.21	Opinion of Financial Advisor	A-31
2.22	Board Approval	A-31
2.23	State Takeover Statutes; Rights Agreement	A-31
2.24	Interested Party Transactions	A-31
2.25	Illegal Payments, Etc.	A-32
2.26	Privacy Policies; Third Party Privacy Obligations; Web Site Terms and Conditions	A-32
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	A-34
3.1	Corporate Organization	A-34
3.2	Authority Relative to this Agreement	A-34
3.3	No Conflict; Required Filings and Consents	A-34
3.4	Activities of Merger Sub	A-35
3.5	Financing	A-35
ARTICLE IV	CONDUCT PRIOR TO THE EFFECTIVE TIME	A-35
4.1	Conduct of Business by Company	A-35
ARTICLE V	ADDITIONAL AGREEMENTS	A-38
5.1	Proxy Statement	A-38
5.2	Meeting of Company Stockholders	A-39
5.3	Confidentiality; Access to Information	A-40
5.4	No Solicitation	A-41
5.5	Public Disclosure	A-43
5.6	Rights Agreement	A-44
5.7	Reasonable Efforts; Notification	A-44
5.8	Indemnification	A-45
5.9	Termination of Certain Benefit Plans	A-46
5.10	Employee Benefits	A-46
5.11	FIRPTA Certificate	A-47
ARTICLE VI	CONDITIONS TO THE MERGER	A-47
6.1	Conditions to Obligations of Each Party to Effect the Merger	A-47
6.2	Additional Conditions to Obligations of Company	A-47
6.3	Additional Conditions to the Obligations of Parent and Merger Sub	A-48

A-ii

ARTICLE VII	TERMINATION, AMENDMENT AND WAIVER	A-49
7.1	Termination	A-49
7.2	Notice of Termination; Effect of Termination	A-51
7.3	Fees and Expenses	A-51
7.4	Amendment	A-53
7.5	Extension; Waiver	A-53
ARTICLE VIII	GENERAL PROVISIONS	A-54
8.1	Non-Survival of Representations and Warranties	A-54
8.2	Notices	A-54
8.3	Interpretation; Knowledge	A-55
8.4	Counterparts	A-56
8.5	Entire Agreement; Third Party Beneficiaries	A-56
8.6	Severability	A-56
8.7	Other Remedies; Specific Performance	A-56
8.8	Governing Law	A-56
8.9	Rules of Construction	A-56
8.10	Assignment	A-56
8.11	Waiver of Jury Trial	A-56
INDEX OF SCHEDULES
Schedule I	Key Employees
Schedule II	Change of Control Parties
INDEX OF EXHIBITS
Exhibit A-1	Form of D&O Voting Agreement
Exhibit A-2	Form of Founder Voting Agreement

A-iii

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of July 28, 2005 (the "Agreement"), by and among Sybase, Inc., a Delaware corporation ("Parent"), Ernst Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Extended Systems Incorporated, a Delaware corporation (the "Company").

RECITALS

        WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein.

        WHEREAS, the Board of Directors of the Company (the "Board") has (i) determined that the Merger (as defined in Section 1.1) is advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement, including, without limitation, the transactions contemplated by the Company Voting Agreements (the "Transactions"), and (iii) determined, subject to the terms of this Agreement, to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger, all by a unanimous vote of the members of the Board present at a meeting to consider and vote upon such matters.

        WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, (i) all executive officers and directors and certain founders of the Company and all of their respective affiliates, in their capacity as stockholders, are entering into voting agreements in substantially the forms attached hereto as Exhibit A-1, in the case of executive officers and directors, and Exhibit A-2, in the case of such founders, (collectively, the "Company Voting Agreements"), pursuant to which each such stockholder has agreed to vote his, her or its Shares in favor of the Merger.

        WHEREAS, concurrently with the execution of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, (i) each of the key employees of the Company listed on Schedule I hereto (the "Key Employees") have entered into non-competition agreements with Parent (a "Non-Competition Agreement"), and (ii) each of the parties to the Company's form of Change of Control Employment Agreement listed on Schedule II hereto (the "Change of Control Parties") have entered into an amendment of such agreement (an "Amended Change of Control Employment Agreement").

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
THE MERGER

        1.1   The Merger.    At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporation Law ("Delaware Law"), Merger Sub shall be merged with and into the Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

        1.2   Effective Time; Closing.    Upon the terms and subject to the conditions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed in writing by the Company and Parent prior to the Closing (as defined below), and specified in the Certificate of Merger) being the "Effective Time") as soon as practicable on or after the Closing Date (as herein defined). Unless the context otherwise requires, the term "Agreement" as used herein refers collectively to this Agreement and Plan of Merger (as the same may be amended from time to time in accordance with the terms hereof) and the Certificate of Merger. The closing of the Merger (the "Closing") shall take place at the offices of O'Melveny & Myers LLP, Embarcadero Center West, 275 Battery Street, Suite 2600, San Francisco, California, at a time and date to be specified by the parties hereto, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in ARTICLE VI (other than those conditions, which by their terms, are to be satisfied or waived on the Closing Date), or at such other time, date and location as the parties hereto agree in writing (the "Closing Date").

        1.3   Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities, obligations, restrictions and duties of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation.

        1.4   Certificate of Incorporation and Bylaws of Surviving Corporation.

          (a)   Certificate of Incorporation.    As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated to read the same as the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, subject to Section 5.8, until thereafter amended in accordance with Delaware Law and such Certificate of Incorporation; provided, however, that as of the Effective Time the Certificate of Incorporation shall provide that the name of the Surviving Corporation is "Extended Systems Incorporated."

          (b)   Bylaws.    As of the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or the Company, the Bylaws of the Surviving Corporation shall be amended and restated to read the same as the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, subject to Section 5.8, until thereafter amended in accordance with Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws; provided, however, that all references in such Bylaws to Merger Sub shall be amended to refer to "Extended Systems Incorporated."

        1.5   Directors and Officers of Surviving Corporation.

          (a)   Directors.    The initial directors of the Surviving Corporation shall be the directors of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

          (b)   Officers.    The initial officers of the Surviving Corporation shall be the officers of Merger Sub as of immediately prior to the Effective Time.

        1.6   Effect on Capital Stock.    Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities, the following shall occur:

          (a)   Conversion of Shares.    Each share of Company Common Stock, including the associated right (the "Rights") to purchase one one-thousandth of a share of Series A Participating Preferred Stock ("Series A Preferred Stock"), or in certain circumstances Company Common Stock, pursuant to the Preferred Stock Rights Agreement dated as of June 5, 2003, by and between the Company and American Stock Transfer & Trust Company, a New York corporation, as Rights Agent, as amended (the "Rights Agreement"), ("Shares") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.6(b) and any Dissenting Shares (as defined in Section 1.7), will be canceled and extinguished and automatically converted into the right to receive, upon surrender of the certificate representing such Share in the manner provided in Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10), cash, without interest, in an amount equal to $4.460847 per Share (the "Merger Consideration"). If any Shares outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company ("Unvested Shares"), then the Merger Consideration issued in exchange for such Unvested Shares shall also be unvested and subject to the same repurchase option, risk of forfeiture or other condition. The Merger Consideration payable upon conversion of any Unvested Share shall be withheld by Merger Sub and paid to each such holder in accordance with the vesting and other provisions set forth in the applicable restricted stock purchase agreement.

          (b)   Cancellation of Treasury and Parent-Owned Shares.    Each Share held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (c)   Capital Stock of Merger Sub.    Each share of common stock, par value $0.001 per share, of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (d)   Stock Options.    At the Effective Time, each holder of an outstanding option to purchase Shares (a "Company Stock Option") issued pursuant to Company stock plans or other agreements or arrangements, whether vested or unvested, by virtue of the Merger without any action on the part of the holder, shall be entitled to receive a cash amount equal to the Option Consideration (as hereinafter defined) for each Share that would have been issued upon exercise of such Company Stock Option had it been exercised immediately prior to the Effective Time (it being understood that with respect to a Company Stock Option held by a person whose employment by the Company or its subsidiaries was terminated prior to the Effective Time, Option Consideration shall only be paid with respect to the portion of such Company Stock Option that was outstanding immediately prior to the Effective Time and was vested as of the time such person's employment relationship with the Company or its subsidiaries terminated). All amounts payable pursuant to this Section 1.6(d) shall be subject to and reduced by the amount of any withholding contemplated by Section 1.8(e) of this Agreement. For purposes of this Agreement, "Option Consideration" means, with respect to each Share issuable under a particular Company Stock Option, an amount equal to the excess, if any, of: (i) the Merger Consideration over (ii) the exercise price payable in respect of such Share issuable under such Company Stock Option (it being understood that if the exercise price payable in respect of such Share issuable under such Company Stock Option exceeds the Merger Consideration, the Option Consideration in respect of such Company Stock Option shall be zero). Each Company Stock Option as well as each Company stock plan shall be cancelled and terminated as of the Effective Time, and no holder of any such Company Stock Option or participant in any such Company stock plan shall have any rights thereafter with respect thereto except as expressly provided in this Section 1.6(d). The Company shall, prior to the Effective Time, take all necessary actions (including providing all required notices and obtaining any required consents) to ensure that all outstanding Company Stock Options and all Company stock plans (including without limitation the 1998 Stock Plan, 1998 Director Option Plan, 1994 Incentive Stock Option Plan, 1987 Restricted Stock Option Plan, 1984 Incentive Stock Option Plan, and the 2001 Approved Share Option Scheme) are terminated immediately prior to the Effective Time. Parent shall pay or cause the Surviving Corporation to pay any amounts due pursuant to this Section 1.6(d) as soon as reasonably practicable, and in any event within 30 days, after the Effective Time.

          (e)   Company Warrants.    At the Effective Time, each warrant to purchase shares of Company common stock (each a "Company Warrant") shall be assumed by Parent and shall continue to have, and be subject to, the same terms and conditions set forth in the applicable warrant agreement immediately prior to the date hereof, except that such warrant will be exercisable for an amount of cash equal to the product of the number of Shares that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Merger Consideration.

        1.7   Dissenting Shares.

          (a)   Notwithstanding any provision of this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have not voted in favor of the Merger and who shall have demanded properly in writing appraisal for such Shares in accordance with Section 262 of Delaware Law (collectively, the "Dissenting Shares") shall not be converted into, or represent the right to receive, the Merger Consideration. Such stockholders shall be entitled to receive payment of the appraised value of such Shares held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Shares under such Section 262 shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon, upon surrender, in the manner provided in Section 1.8, of the certificate or certificates that formerly evidenced such Shares.

          (b)   The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to Delaware Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under Delaware Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

        1.8   Surrender of Certificates.

          (a)   Paying Agent.    Prior to the Effective Time, Parent shall select a bank or trust company reasonably acceptable to the Company to act as agent (the "Paying Agent") for the holders of Shares to receive the funds to which holders of Shares shall become entitled pursuant to Section 1.6(a) and shall further deposit, or cause to be deposited for the benefit of the holders of Shares, for payment through the Paying Agent in accordance with this Section 1.8, cash in an amount equal to the product of the Merger Consideration and the number of Shares issued and outstanding immediately prior to the Effective Time. Such funds shall be invested by the Paying Agent as directed by Parent.

          (b)   Payment Procedures.    Promptly (and in any event within five (5) business days) after the Effective Time, Parent shall cause the Paying Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "Certificates"), which immediately prior to the

  Effective Time represented the outstanding Shares converted into the right to receive the Merger Consideration, (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of Certificates for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates formerly representing the Shares shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates shall be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the respective Merger Consideration. Promptly following surrender of any such Certificates, the Paying Agent shall deliver to the record holders thereof, without interest, the Merger Consideration.

          (c)   Payments with respect to Unsurrendered Shares; No Liability.    At any time following the 180th day after the Effective Time, Parent shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to Parent (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

          (d)   Transfers of Ownership.    If the payment of the Merger Consideration is to be paid to a person other than the person in whose name the Certificates surrendered in exchange therefor are registered, it will be a condition of payment that the Certificates so surrendered be properly endorsed and otherwise in proper form for transfer (including without limitation, if requested by Parent or the Paying Agent, a medallion guarantee), and that the persons requesting such payment will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not applicable.

          (e)   Required Withholding.    Each of the Paying Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of the Shares, Company Stock Options or Company Warrants such amounts as may be required to be deducted or withheld therefrom under the IRC or under any provision of state, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be timely deposited with the appropriate taxing authority and shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

          (f)    Adjustments.    If during the period from the date of this Agreement through the Effective Time, any change in the outstanding shares of Company Common Stock or securities convertible or exchangeable into or exercisable for shares of Company Common Stock, shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Company Common Stock, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to reflect such change.

        1.9   No Further Ownership Rights in Shares.    Payment of the Merger Consideration shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

        1.10 Lost, Stolen or Destroyed Certificates.    In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall pay in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable with respect thereto; provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such reasonable and customary amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.11 Taking of Necessary Action; Further Action.    If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub, subject only to such exceptions as are specifically disclosed in writing in the disclosure schedule (referencing the appropriate section or subsection of this Agreement to which the information stated in such disclosure relates, and such other sections and subsections of this Agreement to the extent a matter is disclosed in such a way as to make its relevance to the information called for by such other section or subsection readily apparent based solely on the substance of such disclosure) supplied by the Company to Parent dated as of the date hereof and certified by a duly authorized officer of the Company (the "Company Schedule"), as follows:

        2.1   Organization and Qualification; Subsidiaries.

          (a)   Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being conducted. Each of the Company and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not have a Material Adverse Effect on the Company (as defined in Section 8.3(c)).

          (b)   The Company has no subsidiaries as of the date hereof except for the corporations identified in Section 2.1(b) of the Company Schedule. Section 2.1(b) of the Company Schedule also sets forth as of the date hereof the form of ownership and percentage interest of the Company in its subsidiaries and, to the extent that a subsidiary set forth thereon is not wholly owned by the Company, lists the other persons or entities who have an interest in such subsidiary and sets forth the percentage of each such interest. Neither the Company nor any of its subsidiaries has agreed to make nor is obligated to make nor is bound by any written, oral or other agreement, contract, subcontract, lease, mortgage, indenture, binding understanding, instrument, note, bond, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, franchise or other binding commitment or undertaking of any nature (a "Contract"), in effect as of the date hereof or as may hereafter be in effect under which it may become obligated to make, any future investment in or capital contribution to any other entity. Neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, limited liability company, joint venture or other business, association or entity.

          (c)   The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except where failures to be so qualified and in good standing would not have a Material Adverse Effect on the Company.

        2.2   Certificate of Incorporation and Bylaws.    The Company has previously furnished to Parent (i) a complete and correct copy of its Certificate of Incorporation and Bylaws as amended to date (together, the "Company Charter Documents") and (ii) the equivalent organizational documents for each subsidiary of the Company, each as amended to date. The Company Charter Documents and equivalent organizational documents of each subsidiary of the Company are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents, and no subsidiary of the Company is in violation of its equivalent organizational documents.

        2.3   Capitalization.

          (a)   The authorized capital stock of the Company consists of 75,000,000 shares of Company common stock, par value $0.001 per share ("Company Common Stock") and 5,000,000 shares of Preferred Stock, par value of $0.001 per share ("Company Preferred Stock"), of which 300,000 shares have been designated as Series A Preferred Stock. At the close of business on the date of this Agreement (i) 15,623,735 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) 4,519 shares of Company Common Stock were held by the Company as treasury stock; (iii) no shares of Company Common Stock were held by subsidiaries of the Company; (iv) 2,391,580 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1998 Stock Plan and 789,355 shares of Company Common Stock were reserved for future issuance pursuant to the 1998 Stock Plan; (v) 200,000 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1998 Director Option Plan and 263,731 shares of Company Common Stock were reserved for future issuance pursuant to the 1998 Director Option Plan; (vi) 101,384 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1994 Incentive Stock Option Plan and 0 shares of Company Common Stock were reserved for future issuance pursuant to the 1994 Incentive Stock Option Plan; (vii) 6,667 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1987 Restricted Stock Option Plan and 0 shares of Company Common Stock were reserved for future issuance pursuant to the 1987 Restricted Stock Option Plan; (viii) 0 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 1984 Incentive Stock Option Plan and 0 shares of Company Common Stock were reserved for future issuance pursuant to the 1984 Incentive Stock Option Plan; (ix) 98,793 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options to purchase Company Common Stock under the 2001 Approved Share

  Option Scheme and 63,705 shares of Company Common Stock were reserved for future issuance pursuant to the 2001 Approved Share Option Scheme; and (x) 35,000 shares of Company Common Stock were reserved for issuance upon exercise of outstanding Company Warrants. Section 2.3(a) of the Company Schedule sets forth the following information with respect to each Company Stock Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the number of shares of Company Common Stock subject to such Company Stock Option; (iii) the exercise price of such Company Stock Option; (iv) the date on which such Company Stock Option was granted; (v) the applicable vesting schedule; and (vi) whether the exercisability of such Company Stock Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. The foregoing schedule shall also include (i) the address of each option holder; (ii) the plan under which such Company Stock Option was granted; and (iii) whether such Company Stock Option is intended to qualify as an incentive stock option within the meaning of Section 422 of the IRC. Section 2.3(a) of the Company Schedule sets forth the following information with respect to each Company Warrant outstanding as of the date of this Agreement: (i) the name of the holder; (ii) the number of shares of Company Common Stock subject to such Company Warrant; (iii) the exercise price of such Company Warrant; and (iv) the date on which such Company Warrant expires. The foregoing schedule shall also include the address of each Warrant holder. There are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Transactions.

          (b)   The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. The Company has made available to Parent accurate and complete copies of all outstanding Company Warrants and agreements pursuant to which Company Warrants have been issued. All shares of Company Common Stock subject to issuance upon exercise of such Company Stock Options, and all shares of Company Common Stock subject to issuance upon exercise of such outstanding Company Warrants, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. All outstanding shares of Company Common Stock, all outstanding Company Stock Options, all outstanding Company Warrants and all outstanding shares of capital stock of each subsidiary of the Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements (as defined below) and (ii) all requirements set forth in applicable Contracts. For the purposes of this Agreement, "Legal Requirements" means any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, order, judgment, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity (as defined in Section 2.5(b)). There are no declared or accrued but unpaid dividends with respect to any shares of Company Common Stock.

          (c)   The Company owns free and clear of all liens, pledges, hypothecations, charges, mortgages, security interests, encumbrances, claims, options, right of first refusals, preemptive rights, community property interests or restrictions on (i) the voting or transfer of any security or (ii) the possession, exercise or transfer of any attribute of ownership of any asset ("Liens") directly or indirectly through one or more subsidiaries, all equity securities, partnership interests or similar ownership interests of any subsidiary of the Company, and all securities convertible into, or exercisable or exchangeable for, such equity securities, partnership interests or similar ownership interests, that are issued, reserved for issuance or outstanding. There are no registration rights in respect of any shares of Company Common Stock, and except for the Company Voting Agreements, there are no voting trusts, proxies, rights plans, antitakeover plans or other agreements or understandings to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound with respect to any class of equity security of the Company or with respect to any equity security, partnership interest or similar ownership interest of any of its subsidiaries.

          (d)   There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company or any of its subsidiaries.

          (e)   The Company has taken all necessary actions, including timely providing all required notices to participants, to terminate the Company's Employee Stock Purchase Plan (the "ESPP"). Since the date of the ESPP termination, the Company has taken all necessary actions to ensure that no new participants were permitted to enroll in the ESPP and that no new offering or purchase periods commenced under the ESPP.

        2.4   Authority Relative to this Agreement.    The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, subject, with respect to the Merger, to the approval and adoption of this Agreement and the approval of the Merger by holders of a majority of the outstanding Shares in accordance with Delaware Law. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than (x) with respect to the Merger, the approval and adoption of this Agreement and the approval of the Merger by holders of a majority of the outstanding Shares if and to the extent required by applicable law, and (y) the filing of the Certificate of Merger as required by Delaware Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitute legal and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

        2.5   No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Company Charter Documents or the equivalent organizational documents of any of the Company's subsidiaries, (ii) subject, (x) with respect to the Merger, to the approval and adoption of this Agreement and the approval of the Merger by holders of a majority of the outstanding Shares in accordance with Delaware Law and (y) to compliance with the requirements set forth in Section 2.5(b), conflict with or violate in any material respect any Legal Requirements applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) conflict with or violate, or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect would not in the case of clauses (ii) or (iii), (A) have a Material Adverse Effect on the Company or (B) individually or in the aggregate, reasonably be expected to prevent or materially delay consummation of the Transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement.

          (b)   The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign (a "Governmental Entity"), except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities laws ("Blue Sky Laws") and state takeover laws, applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the pre-merger notification requirements of foreign Governmental Entities, the rules and regulations of the National Market System (the "Nasdaq"), and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, (A) would not have a Material Adverse Effect on the Company or, following the Effective Time, Parent, or prevent consummation of the Transactions or (B) otherwise prevent the parties hereto from performing their obligations under this Agreement.

        2.6   Compliance; Permits.

          (a)   Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Legal Requirements applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (ii) any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause the Company to lose any material benefit or incur any material liability.

          (b)   The Company and its subsidiaries hold all material Approvals from Governmental Entities which are required for the operation of the business and the holding of the properties of the Company and its subsidiaries (each, a "Company Permit" and collectively, the "Company Permits"). The Company Permits are in full force and effect, and the Company and its subsidiaries are in compliance in all material respects with the terms of each of the Company Permits. Section 2.6(b) of the Company Schedule accurately lists each such Company Permit and the date each such Company Permit expires.

        2.7   SEC Filings; Financial Statements.

          (a)   The Company has made and will make available to Parent a correct and complete copy of each report, schedule, form, registration statement, proxy statement and other document filed by the Company with the Securities and Exchange Commission (the "SEC") since January 1, 2002 (together with all information incorporated by reference therein, the "Company SEC Reports"), which are all the reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 2002. Each of the Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder ("SOX"), in each case, applicable to such Company SEC

  Report as of its respective date, as the case may be, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any reports or other documents with the SEC. The Company has made available to Parent correct and complete copies of all correspondence between the SEC, on the one hand, and the Company and any of its subsidiaries, on the other, since January 1, 2002, including all SEC comment letters and responses to such comment letters by or on behalf of the Company. To the Company's Knowledge, as of the date hereof, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC comment.

          (b)   Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (including any Company SEC Report filed after the date of this Agreement): (i) complied and will comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto in effect at the time of such filing; (ii) was and will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, may not contain footnotes as permitted by Form 10-Q of the Exchange Act) and each fairly presents in all material respects the consolidated financial position of the Company and its consolidated subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end adjustments which were not or are not expected to be material in amount or significance. As of the date hereof, the Company does not intend to restate any of the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement.

          (c)   Each of the Company's senior financial officers has consulted with the Company's independent auditors and with the Company's outside counsel with respect to the requirements of SOX as in existence on the date hereof. The Company is in compliance in all material respects with the published rules and regulations of SOX applicable to it.

          (d)   Each of the principal executive officer of the Company and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company SEC Reports, and the statements contained in such certifications are accurate in all material respects as of the date hereof. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in SOX. Neither the Company nor any of its subsidiaries has outstanding, or has arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of SOX.

          (e)   Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or person, on the other hand or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company's published financial statements or other Company SEC Reports.

          (f)    The Company's system of internal controls over financial reporting are reasonably sufficient in all material respects to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, (ii) that receipts and expenditures are executed only in accordance with the authorization of management, and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company's assets that could materially affect the Company's financial statements.

          (g)   The Company's "disclosure controls and procedures" (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that (i) all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules, regulations and forms of the SEC and (ii) all such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the principal executive officer and principal financial officer of the Company required under the Exchange Act with respect to such reports.

          (h)   Since the date of the most recent Company SEC Report filed prior to the date of this Agreement, neither the chief executive officer nor the chief financial officer of the Company has become aware of any fact, circumstance or change that is reasonably likely to result in a substantial change to the Company's internal controls over financial reporting or a "material weakness" in the Company's internal controls over financial reporting.

          (i)    The audit committee of the Board of Directors of the Company includes an Audit Committee Financial Expert, as defined by Item 401(h)(2) of Regulation S-K. The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed, by filing a Form 8-K, any change in or waiver of the Company's code of ethics, as required by Section 406(b) of SOX. To the Knowledge of the Company, there have been no violations of provisions of the Company's code of ethics.

        2.8   No Undisclosed Liabilities.    Neither the Company nor any of its subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type (whether absolute, accrued, contingent or otherwise) (collectively, "Liabilities") of a nature that would be required to be disclosed on a consolidated balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP, except (i) Liabilities reflected in the Company's balance sheet as of March 31, 2005 (including any related notes thereto) contained in the Company SEC Reports as of the date hereof (the "Interim Balance Sheet"), (ii) Liabilities incurred since March 31, 2005 (the "Interim Balance Sheet Date") and prior to the date hereof in the ordinary course of business consistent with past practices, (iii) Liabilities incurred after the date hereof and not prohibited under Section 4.1 or (iv) Liabilities arising out of or in connection with this Agreement or the Transactions.

        2.9   Absence of Certain Changes or Events.    From the Interim Balance Sheet Date to the date hereof (i) there has not been or arisen any Material Adverse Effect on the Company, and (ii) neither the Company nor any of its subsidiaries has taken any of the following actions:

          (a)   Caused, permitted or submitted to a vote of the Company's stockholders any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

          (b)   Acquired or agreed to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

          (c)   (i) Granted any equity-based compensation, whether payable in cash, securities or property, or granted or paid any severance or termination pay or any bonus or other special remuneration (whether in cash, securities or property) or any increase thereof to any director, officer, consultant or employee, (ii) adopted any new severance plan, or amended or modified or altered in any manner any severance plan, agreement or arrangement existing on the date thereof (including without limitation any retention, change of control or similar agreement), or (iii) entered into any agreement the benefits of which were contingent or the terms of which were materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby;

          (d)   Declared, set aside or paid any dividends on or made any other distributions (whether in cash, securities or property) in respect of any capital stock of the Company or its subsidiaries or split, combined or reclassified any capital stock of the Company or its subsidiaries or issued or authorized the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Company or its subsidiaries;

          (e)   Granted any loans or advances (other than customary travel or expense advances in compliance with the Company's policies) to employees, officers, directors or other third parties, made any investments in or capital contributions to any person, incurred any indebtedness for borrowed money or guaranteed any such indebtedness of another person, issued or sold any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, entered into any "keep well" or other agreement to maintain any financial statement condition or entered into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

          (f)    (i) Increased the compensation or benefits payable or to become payable to officers, directors, consultants, or employees, (ii) entered into any new or amended any existing Company Employee Plan, Employment Agreement, indemnification, collective bargaining, or similar agreement, except as required by applicable law, (iii) hired any employee, (iv) terminated any employee, or (v) taken any action that would allow any employee to claim a constructive termination or termination for good cause;

          (g)   Waived the material benefits of, agreed to modify in any manner, terminated, released any person from or knowingly failed to enforce the confidentiality or nondisclosure provisions of any material Contract to which the Company or any of its subsidiaries is a party or of which the Company or any of its subsidiaries is a beneficiary;

          (h)   Other than non-exclusive licenses granted to end-users in the ordinary course of business and consistent with past practice, (A) entered into, renewed, or modified or amended in any material respect any Contract relating to the distribution, sale, license or marketing by third parties of the products or services of the Company or its subsidiaries (including Company Products or other Company Intellectual Property) or products or services licensed by the Company or its subsidiaries (including any IP Licenses), (B) sold, leased, licensed, transferred or otherwise disposed of, or otherwise extended, amended or modified in any material respect, any rights to, Company Products or other Company Intellectual Property, (C) entered into, renewed, or modified or amended in any material respect any Contract relating to the design, manufacture, marketing or sale of products relating to the Company's Embedded Mobility Business, or (D) transferred or licensed to any person future rights to the Company Intellectual Property;

          (i)    Other than non-exclusive licenses granted to end-users in the ordinary course of business and consistent with past practice, sold, leased, licensed, encumbered or otherwise disposed of any properties or assets, except for the sale, lease, licensing, encumbering or disposition of property or assets not in excess of $50,000 individually or $150,000 in the aggregate, provided such property or assets were not material, individually or in the aggregate, to the business of the Company and its subsidiaries;

          (j)    Made or committed to make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than any commitments for capital expenditures reflected on the Interim Balance Sheet;

          (k)   Except as required by GAAP or the rules and regulations of the SEC, revalued any of its material assets (including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice) or made any material change in accounting methods, principles or practices;

          (l)    Canceled or failed to renew, without reasonable substitutes, any insurance policy naming the Company or any subsidiary as a beneficiary or loss payee; or

          (m)  Made any Tax election or accounting method change (except as required by GAAP) that, individually or in the aggregate, was reasonably likely to materially adversely affect the Tax liability or Tax attributes of the Company or any of its subsidiaries, settled or compromised any material Tax liability or refund, filed any amendment to a Return, entered into any closing agreement or consented to any extension or waiver of any limitation period with respect to Taxes.

        2.10 Absence of Litigation.    There are no claims, actions, suits or proceedings (each, an "Action") pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries, or any of their respective properties or any of the executive officers or directors of the Company or any of its subsidiaries (in their capacities as such or with respect to the performance of their duties for the Company or any of its subsidiaries, as applicable), before any Governmental Entity or arbitrator. No investigation or review by any Governmental Entity is pending or, to the Knowledge of the Company, threatened against the Company or any of its subsidiaries, or any of their respective properties or any of the executive officers or directors of the Company or any of its subsidiaries (in their capacities as such or with respect to the performance of their duties for the Company or any of its subsidiaries, as applicable), nor has any Governmental Entity notified the Company in writing or, to the Company's Knowledge, orally, of an intention to conduct the same. To the Knowledge of the Company, no Governmental Entity has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted. The Company has provided to Parent true, correct and complete copies of all complaints, pleadings, motions and written correspondence regarding the litigation referred to in Section 2.10 of the Company Schedule.

        2.11 Employee Benefit Plans.

          (a)   Definitions.    With the exception of the definition of "Affiliate" set forth in Section 2.11(a)(i) below (which definition shall apply only to this Section 2.11), for purposes of this Agreement, the following terms shall have the meanings set forth below:

              (i)  "Affiliate" shall mean any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the IRC and the regulations issued thereunder;

             (ii)  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

            (iii)  "Company Employee Plan" shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for employment, compensation, severance, termination pay, deferred compensation, bonus, performance awards, stock or stock-related awards, fringe benefits, disability benefits, supplemental employment benefits, vacation benefits, retirement benefits, profit-sharing, post-retirement benefits, or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is currently maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Employee or which the Company or any Affiliate has or may have any liability or obligation;

            (iv)  "DOL" shall mean the Department of Labor;

             (v)  "Employee" shall mean any current or former or retired employee, consultant or director of the Company or any former employee, consultant or director of the Company or any Affiliate;

            (vi)  "Employment Agreement" shall mean each management, employment, offer of employment, severance, termination, change of control, consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Affiliate and any Employee or with respect to which the Company or any Affiliate has or may have any liability or obligation (contingent or otherwise);

           (vii)  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

          (viii)  "FMLA" shall mean the Family Medical Leave Act of 1993, as amended;

            (ix)  "International Employee Plan" shall mean each Company Employee Plan and each Employment Agreement, which is maintained by the Company or any Affiliate, whether informally or formally, or with respect to which the Company or any Affiliate will or may have any liability, for the benefit of any Employee or Employees, or former Employee or Employees, who perform services outside the United States;

             (x)  "IRC" shall mean the Internal Revenue Code of 1986, as amended;

            (xi)  "IRS" shall mean the Internal Revenue Service;

           (xii)  "Multiemployer Plan" shall mean any Company Employee Plan which is a "multiemployer plan," as defined in Section 3(37) of ERISA;

          (xiii)  "Pension Plan" shall mean each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (b)   Schedule.    Section 2.11(b) of the Company Schedule contains an accurate and complete list of each Company Employee Plan (including each International Employee Plan) and each Employment Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employment Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable law, or as required by this Agreement), or to adopt or enter into any Company Employee Plan or Employment Agreement.

          (c)   Documents.    The Company has provided or made available to Parent correct and complete copies of: (i) all documents embodying each Company Employee Plan and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto, or otherwise), if any, required under ERISA, the IRC or other applicable law in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company

  Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters; (vii) all material written or oral communications to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all model COBRA forms and related notices (or such forms and notices as required under comparable law); (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan; and (xi) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with each Company Employee Plan.

          (d)   Employee Plan Compliance.    The Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no Knowledge of any default or violation by any other party to each Company Employee Plan and each Employment Agreement. Each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in all material respects in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the IRC. Each Company Employee Plan intended to qualify under Section 401(a) of the IRC and each trust intended to qualify under Section 501(a) of the IRC has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the IRC, including all amendments to the IRC effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan. To the Knowledge of the Company, no "prohibited transaction," within the meaning of Section 4975 of the IRC or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the IRC or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against or with respect to any Company Employee Plan or any Employment Agreement or against the assets of any Company Employee Plan. Each Company Employee Plan, other than International Employee Plans, can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company or any Affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan. Neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Title I of ERISA or Sections 4975 through 4980 of the IRC. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to the Company Employee Plans have been timely made or accrued. Each "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the IRC) has been operated since January 1, 2005 in good faith compliance with Section 409A of the IRC and IRS Notice 2005-1. No nonqualified deferred compensation plan has been "materially modified" (within the meaning of IRS Notice 2005-1) at any time after October 3, 2004.

          (e)   Pension Plan.    Neither the Company nor any Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the IRC.

          (f)    Collectively Bargained, Multiemployer and Multiple Employer Plans.    At no time has the Company or any Affiliate contributed to, participated in, or been obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Affiliate has at any time ever maintained, established, sponsored, participated in, or contributed to any plan described in Section 413 of the IRC or to any plan that was also at that time sponsored, participated in, or contributed to by any employer other than the Company or an Affiliate.

          (g)   No Post-Employment Obligations.    No Company Employee Plan provides, or reflects or represents any liability to provide retiree health or other welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree health or other welfare benefits, except to the extent required by statute. Section 2.11(g) of the Company Schedule includes, as to each arrangement identified therein, the name of the Employee or former Employee, as applicable, to whom such benefit has been extended and the name, age and relationship to the Employee of any of such Employees' dependents entitled to any such benefits and the historical costs of providing such benefits to such Employee and his or her dependents.

          (h)   Health Care Compliance.    Neither the Company nor any Affiliate has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Employees.

          (i)    Effect of Transaction.

              (i)  The execution of this Agreement and the consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee or former Employee.

             (ii)  No payment or benefit which will or may be made by the Company or its Affiliates with respect to any Employee or former Employee or any other "disqualified individual" (as defined in IRC Section 280G and the regulations thereunder) will be characterized as a "parachute payment," within the meaning of Section 280G(b)(2) of the IRC.

          (j)    Employment Matters.    The Company: (i) is in material compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees and, during the course of their employment by the Company, former Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees and, during the course of their employment by the Company, former Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees and, during the course of their employment by the Company, former Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          (k)   Labor.    No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee or former Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

          (l)    International Employee Plan.    Each International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to the Company or its Affiliates (other than ordinary administration expenses or routine claims for benefits).

          (m)  WARN Act.    The Company has complied with the Workers Adjustment and Retraining Notification Act of 1988, as amended ("WARN Act") and all similar state laws including applicable provisions of the California Labor Code. All Liabilities relating to the employment, termination or employee benefits of any former Employees previously terminated by the Company or an Affiliate including, without limitation, all termination pay, severance pay or other amounts in connection with the WARN Act and all similar state laws including applicable provisions of the California Labor Code, shall be the responsibility of the Company.

          (n)   Employee Information.

              (i)  Section 2.11(n)(i) of the Company Schedule contains an accurate and complete list of the following information with respect to each active Employee: name, title, manager, office location, annual base salary, annual bonus, date of hire and, in the case of active Employees employed by the Company or an Affiliate on a temporary basis (including without limitation contractors, consultants, interns, and temporary-agency employees), an indication of such temporary status and expected termination date.

             (ii)  Section 2.11(n)(ii) of the Company Schedule contains an accurate and complete list of each of the following: (1) for each loan currently outstanding under any Company Employee Plan intended to be a "cash or deferred arrangement" under Section 401(k) of the IRC, the name of the participant and the outstanding balance of such loan; (2) the name of each former Employee whose employment by the Company or an Affiliate terminated before the date of this Agreement with respect to whom the Company or an Affiliate will have any liability for severance payments after June 30, 2005 and the amount of such liability; and (3) for each Employee entitled to receive a bonus payment in December 2005 in connection with the waiver of certain benefits, the name of such Employee and the amount of such payment.

        2.12 Restrictions on Business Activities.    There is no Contract (noncompete or otherwise), commitment, judgment, injunction, order or decree binding upon the Company or its subsidiaries or to which the Company or any of its subsidiaries is a party which has or could reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted. Without limiting the foregoing, neither the Company nor any of its subsidiaries has entered into any Contract under which it is restricted from selling, licensing or otherwise distributing any of its technology or products to or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market.

        2.13 Title to Property.

          (a)   Neither the Company nor any of its subsidiaries owns any real property nor have they ever owned any real property. Section 2.13(a)(i) of the Company Schedule sets forth as of the date hereof a list of all real property currently leased or subleased by the Company and any of its subsidiaries, the name of the lessor or sublessor, the date of the lease or sublease and each amendment thereto. Section 2.13(a)(ii) of the Company Schedule sets forth each lease, sublease, lease guaranty, agreement for the leasing, use or occupancy of, and other agreement granting a right in or relating to, any of the real property currently leased or subleased by the Company, including all amendments, terminations and modifications thereof, true, correct and complete copies of which have been made available to Parent. All such current leases and other documents are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) of the Company or any of its subsidiaries, or to the Company's Knowledge, any other party thereto.

          (b)   The Company and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its properties and assets, real, personal and mixed, used or held for use in its business, free and clear of all Liens except for (i) Liens for Taxes (as herein defined) not yet due and payable, (ii) Liens on the underling fee interest in real property leased by the Company and any of its subsidiaries, and (iii) statutory Liens which arise in the ordinary course of business, are not material in amount and do not materially impair the Company's or its subsidiaries' ownership or use of such properties and assets.

          (c)   All the plants, structures and material equipment of the Company and its subsidiaries are adequate for the conduct of the business of the Company and its subsidiaries as currently conducted and are in good operating condition and repair, in all material respects.

        2.14 Taxes.

          (a)   Definition of Taxes.    For the purposes of this Agreement, "Tax" or "Taxes", means (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b)   Tax Returns and Audits.

              (i)  The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, forms, estimates, information statements and reports ("Returns") relating to Taxes required to be filed by the Company and each of its subsidiaries with any Tax authority. Such Returns are true, correct and complete in all material respects. The Company and each of its subsidiaries have paid all Taxes shown to be due on such Returns.

             (ii)  The Company and each of its subsidiaries have withheld and paid all Taxes required to be withheld and paid in connection with amounts paid and owing to any employee, independent contractor, creditor, stockholder or other third party (whether domestic or foreign).

            (iii)  Neither the Company nor any of its subsidiaries has been delinquent in the payment of any material Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any unexpired waiver of any statute of limitations on or extension of any the period for the assessment or collection of any Tax.

            (iv)  No audit or other examination of any Return of the Company or any of its subsidiaries by any Tax authority is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination. The Company has delivered or made available to Parent true and complete copies of income Returns of the Company and its subsidiaries for the years ended June 30, 2001, 2002, 2003 and 2004, and true and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by any of the Company and its subsidiaries or any predecessor, with respect to income Taxes. No written claim has ever been made by a Tax authority in a jurisdiction where the Company or any of its subsidiaries do not file Returns that any of the Company or its subsidiaries is or may be subject to a Tax liability in that jurisdiction.

             (v)  No adjustment relating to any Returns filed or required to be filed by the Company or any of its subsidiaries has been proposed in writing, formally or informally, by any Tax authority to the Company or any of its subsidiaries or any representative thereof.

            (vi)  Neither the Company nor any of its subsidiaries has any material liability for any unpaid Taxes (whether or not shown to be due on any Return) which has not been accrued for or reserved on the Company's Interim Balance Sheet in accordance with GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since the Interim Balance Sheet Date in connection with the operation of the business of the Company and its subsidiaries in the ordinary course. There are no Liens with respect to Taxes on any of the assets of the Company or any of its subsidiaries, other than customary Liens for Taxes not yet due and payable.

           (vii)  There is no Contract, plan or arrangement to which the Company or any of its subsidiaries is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the IRC. There is no Contract, plan or arrangement to which the Company or any of its subsidiaries is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the IRC.

          (viii)  Neither the Company nor any of its subsidiaries is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement. Neither the Company nor any of its subsidiaries has ever been a member of a group filing a consolidated, unitary, combined or similar Return (other than Returns which include only the Company and any of its subsidiaries) under any federal, state, local or foreign law. Neither the Company nor any of its subsidiaries has any liability for Taxes of any Person other than the Company and its subsidiaries (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (ii) as a transferee or successor, (iii) by contract, or (iv) otherwise. Neither the Company nor any of its subsidiaries is party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal and applicable state, local or foreign Tax purposes.

            (ix)  None of the Company's or its subsidiaries' assets are tax exempt use property within the meaning of Section 168(h) of the IRC. Neither the Company nor any of its subsidiaries has agreed, or is or was required, to make any adjustment under Section 481(a) of the IRC by reason of a change in accounting method or otherwise (or by reason of any similar provision of state, local or foreign law).

             (x)  Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the IRC (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the IRC) in conjunction with the Transactions.

            (xi)  Neither the Company nor any of its subsidiaries has been a party to a "reportable transaction," as such term is defined in Treasury Regulations Section 1.6011-4(b)(1) or to a transaction that is or is substantially similar to a "listed transaction," as such term is defined in Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax Legal Requirement. The Company and its subsidiaries have disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the IRC.

           (xii)  Section 2.14(b) of the Company Schedule contains the names of each Company Employee who has made, to the Knowledge of the Company, an election under Section 83(b) of the IRC with respect to the purchase of Company stock subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company.

        2.15 Environmental Matters.

          (a)   Hazardous Material.    Except as would not result in material liability to the Company or any of its subsidiaries, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies, (a "Hazardous Material") are present, (i) as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company, or, (ii) to the Company's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

          (b)   Hazardous Materials Activities.    Except as would not result in a material liability to the Company (in any individual case or in the aggregate) (i) neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Effective Time, and (ii) neither the Company nor any of its subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "Hazardous Materials Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

          (c)   Permits.    The Company and its subsidiaries currently hold all material environmental approvals, permits, licenses, clearances and consents (the "Company Environmental Permits") necessary for the conduct of the Company's and its subsidiaries' Hazardous Material Activities of the Company and its subsidiaries as such Hazardous Material Activities are currently being conducted. All such Company Environmental Permits are valid and in full force and effect. The Company has complied in all material respects with all covenants and conditions of any such Company Environmental Permit which is or has been in force with respect to its Hazardous Material Activities. No circumstances exist which could cause any such Company Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All such Company Environmental Permits and all other consent and clearances required by any Environmental Law or any agreement to which the Company is bound as a condition to the performance and enforcement of this Agreement, have been obtained or will be obtained prior to the Effective Time at no cost to Parent.

          (d)   Environmental Liabilities.    No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to the Company's Knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against the Company or any of its subsidiaries in a writing delivered to the Company or any of its subsidiaries concerning any Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its subsidiaries. The Company has no Knowledge of any material contingent environmental liability.

          (e)   Reports and Records.    The Company has delivered to Parent or made available for inspection by Parent and its agents, representatives and employees all records in the Company's possession concerning the Hazardous Materials Activities of the Company relating to its business and all environmental audits and environmental assessments of any facility conducted at the request of, or otherwise in the possession of the Company.

        2.16 Brokers; Third Party Expenses.    Neither the Company nor any of its subsidiaries has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders fees or agent's commissions or any similar charges in connection with this Agreement or the Transactions contemplated hereby. The Company has heretofore furnished Parent with a complete and correct copy of all agreements between the Company and W.R. Hambrecht + Co, LLC pursuant to which such firm would be entitled to any payment relating to the Transactions.

        2.17 Intellectual Property.

          (a)   Definitions.    For all purposes of this Agreement, the following terms shall have the following respective meanings:

              (i)  "Intellectual Property" shall mean any or all of the following: (a) works of authorship, including without limitation, computer programs, algorithms, routines, source code and executable code, whether embodied in firmware, software or otherwise, documentation, designs, files, records and data ("Software"); (b) inventions (whether or not patentable), improvements, and technology; (c) proprietary and confidential information, including technical data, customer and supplier lists and data, invention disclosures, trade secrets, show-how, know-how and techniques; (d) databases, data compilations and collections and technical data; (e) tools, methods, processes, devices, prototypes, schematics, bread boards, net lists, mask works, test methodologies and hardware and Software development tools; (f) World Wide Web addresses ("WWW"), uniform resource locators and domain names; and (g) all instantiations of the foregoing in any form and embodied in any media.

             (ii)  "Intellectual Property Rights" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (a) all United States and foreign patents and utility models and applications therefor, and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries ("Patents"); (b) all trade secrets and other rights in privacy, data, know-how and confidential or proprietary information; (c) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("Copyrights"); (d) all industrial designs and any registrations and applications therefor throughout the world; (e) all rights in WWW addresses, uniform resource locators and domain names and applications and registrations therefor ("Internet Properties"); (f) all rights in all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor ("Trademarks"); and (g) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

            (iii)  "IP Licenses" means all the contracts, licenses and agreements to which the Company or any of its subsidiaries is a party with respect to any Intellectual Property or Intellectual Property Rights licensed to or by the Company or any of its subsidiaries.

            (iv)  "Company Intellectual Property" shall mean all Intellectual Property and Intellectual Property Rights used in the conduct of the business of Company or its subsidiaries as currently conducted, including without limitation the design, development, use (including intended uses), branding, advertising, manufacture, promotion, marketing, maintenance, support, license, distribution, import, and sale of Company Products.

             (v)  "Company Licensed Intellectual Property" shall mean all Company Intellectual Property that is not Company-Owned Intellectual Property.

            (vi)  "Company-Owned Intellectual Property" shall mean any Intellectual Property and Intellectual Property Rights, including the Company Registered Intellectual Property Rights (as defined below), that are owned by the Company or any of its subsidiaries.

           (vii)  "Open Source Materials" means any software, library, utility, tool or other computer or program code (collectively, "Code") that is licensed or distributed as "free software," "freeware," "open source software" or under any terms or conditions that impose any requirement that the Code or any software using, linked with, incorporating, distributed with, based on, derived from or accessing the Code: (i) be made available or distributed in source code form; (ii) be licensed for the purpose of making derivative works; (iii) be licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) be redistributable at no charge. Open Source Materials include without limitation any Code licensed or distributed under any of the following licenses or distribution models or similar licenses or distribution models: the GNU General Public License (GPL), GNU Lesser General Public License or GNU Library General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL) the Sun Industry Standards License (SISL) and the Apache License).

          (viii)  "Registered Intellectual Property Rights" shall mean all United States, international and foreign: (a) Patents, including applications therefor; (b) registered Trademarks, applications to register Trademarks, including intent-to-use applications, other registrations or applications related to Trademarks; (c) registrations of, and applications for the use of, Internet Properties; (d) Copyrights registrations and applications to register Copyrights; and (e) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any private, state, government or other public legal authority or Governmental Entity at any time.

          (b)   Section 2.17(b) of the Company Schedule contains a complete and accurate list (by name and version number) of all past, current and in development products, Internet Properties, software or service offerings of the Company or any of its subsidiaries (collectively, "Company Products") (i) that have been operated, sold, licensed, distributed or otherwise provided in the three (3) year period preceding the date hereof or (ii) which the Company or any of its subsidiaries intends to sell, distribute, operate, license or otherwise provide in the future, including any Company Products in development.

          (c)   Section 2.17(c) of the Company Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by the Company or any of its subsidiaries as of the date hereof (the "Company Registered Intellectual Property Rights") and lists any current proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company-Owned Intellectual Property.

          (d)   Each item of Company Registered Intellectual Property Right is currently in compliance with all formal legal requirements (including payment of filing, examination and maintenance fees and proofs of use) and, to the Company's and its subsidiaries' Knowledge, is valid and subsisting. All necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark, Internet, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of applying for, perfecting, prosecuting and maintaining such Registered Intellectual Property Right. There are no actions that must be taken by the Company or any of its subsidiaries before December 31, 2005, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. Neither the Company nor any of its subsidiaries have claimed any status in the application for or registration of any Registered Intellectual Property Rights, including "small business status," that would not be applicable following the Effective Time.

          (e)   To the Company's and its subsidiaries' Knowledge, the Company's and each of its subsidiaries' use or distribution of any data, information, content or other works (including data, information content or works belonging to third parties) does not, has not, and following the Transactions will not (i) infringe or violate the rights (including Intellectual Property Rights or rights under contract or policy) of any person or (ii) violate any law or regulation of any country or jurisdiction, and neither the Company nor any of its subsidiaries have received any notice of any infringement or violation with respect thereto.

          (f)    In each case in which the Company or any of its subsidiaries have acquired any Intellectual Property or Intellectual Property Right from any person, the Company or such subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in and to all such Intellectual Property and the associated Intellectual Property Rights (including, to the Company's and its subsidiaries' Knowledge, the right to seek past and future damages with respect thereto) to the Company or such subsidiary. To the Company's and its subsidiaries' Knowledge, the Company or each such subsidiary has recorded, in accordance with applicable laws and regulations, each such assignment of a Registered Intellectual Property Right assigned to the Company or such subsidiary with the relevant Governmental Entity.

          (g)   The Company and its subsidiaries have no Knowledge of any facts or circumstances that would render any Company-Owned Intellectual Property invalid or unenforceable, nor has the Company or any of its subsidiaries taken, or failed to take, any action in the application for or prosecution of any Company Registered Intellectual Property that would be reasonably expected to render such Company Registered Intellectual Property invalid or unenforceable.

          (h)   All Company-Owned Intellectual Property will be fully transferable, alienable and licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

          (i)    Each item of Company-Owned Intellectual Property is free and clear of any liens or encumbrances, except for non-exclusive licenses granted to end-user customers and Distributors in the ordinary course of business, consistent with past practice, the forms of which have been provided to Parent. "Distributors" for purposes of this Agreement means Company resellers, VARs and OEMs, and as to the Company's Embedded Mobility Business, customers with the right to distribute any Company-Owned Intellectual Property.

          (j)    The Company or one of its subsidiaries is the exclusive owner of all Company-Owned Intellectual Property. Without limiting the generality of the foregoing, except as set forth on Section 2.17(j) of the Company Schedule, (i) the Company or one of its subsidiaries is the exclusive owner of all Trademarks and Internet Properties used in connection with the operation or conduct of the business of the Company or such subsidiary, including the sale, distribution or provision of any Company Products and the operation of any WWW sites by the Company or such subsidiary, and (ii) the Company or one of its subsidiaries owns exclusively, and has good title to, all Copyrighted works that are included or incorporated into Company Products or which the Company or any such subsidiary otherwise purports to own.

          (k)   Section 2.17(k) of the Company Schedule lists all IP Licenses entered into by the Company or any of its subsidiaries as a result of services engagements since June 30, 2002, pursuant to which the Company or any of its subsidiaries created or developed any Intellectual Property that is not Company Intellectual Property for or on behalf of any third party and granted such third party any exclusive rights to or joint ownership of such Intellectual Property or related Intellectual Property Rights. Neither the Company nor any of its subsidiaries have at any time (i) transferred ownership of (except as to the printer connectivity hardware business sold by the Company), or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Intellectual Property or Intellectual Property Right that is or was Company-Owned Intellectual Property, to any other person, or (ii) permitted Company's or such subsidiary's rights in such Company-Owned Intellectual Property to lapse or enter the public domain.

          (l)    All Company Intellectual Property was written and created solely by either (i) employees of the Company or such subsidiary acting within the scope of their employment, (ii) third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to the Company or such subsidiary, or (iii) third parties who have entered into an agreement with the Company or one of its subsidiaries pursuant to which any Intellectual Property authored or created by such third party would be considered a work made for hire pursuant to 17 U.S.C. § 101 et seq., and no third party owns or has any rights to any such Intellectual Property.

          (m)  To the extent that any Intellectual Property or Intellectual Property Rights have been developed or created by a third party for Company or any of its subsidiaries, the Company or such subsidiary has a written agreement with such third party with respect thereto and Company or such subsidiary thereby either (i) has obtained ownership of, and is the exclusive owner of, pursuant to a written agreement listed on Section 2.17(m)(i) of the Company Schedule, or (ii) has obtained, pursuant to an IP License listed on Section 2.17(m)(ii) of the Company Schedule, a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted to, such third party's Intellectual Property and Intellectual Property Rights.

          (n)   Section 2.17(n) of the Company Schedule sets forth, for each Company Product operated, sold, licensed, distributed or otherwise provided, supported or maintained as of the date hereof, (i) whether use or operation of such Company Product by any customer or end-user on any third party hardware or software platform (a "Third Party Platform") requires such customer or end-user to enter into an agreement or license with the manufacturer of such Third Party Platform, and (ii) all IP Licenses entered into with such manufacturer of such Third Party Platform. The Company-Owned Intellectual Property constitutes all the Intellectual Property and Intellectual Property Rights used in or necessary to the conduct of the business of the Company and each of its subsidiaries as it currently is conducted and as contemplated by the Company to be conducted, including, without limitation, the operation, design, development, manufacture, use, import, distribution and sale of Company Products.

          (o)   No person who has licensed any Intellectual Property or Intellectual Property Rights to the Company or any of its subsidiaries has ownership rights or license rights to improvements made by or for the Company or any such subsidiary (except improvements made by the licensor for the Company) in such Intellectual Property or Intellectual Property Rights.

          (p)   To the Company's and its subsidiaries' Knowledge, the Company and each of its subsidiaries has the right to use, pursuant to valid licenses, all data (including personal data of third parties), all software development tools, library functions, operating systems, data bases, compilers and all other third-party Software that are used in the operation of the Company and each of its subsidiaries or that are required to create, modify, compile, operate or support any software that is Company-Owned Intellectual Property or is incorporated into any Company Product.

          (q)   Section 2.17(q) of the Company Schedule lists all Open Source Materials embedded, linked (including dynamic linking), modified and/or distributed by the Company and describes whether and the extent to which each of the Open Source Materials was used to develop, distribute or design Company Products to link with (including dynamic linking at runtime) or access in any way (whether by calls, execution branching, interprocess control or other technique of any kind whatsoever) any Open Source Materials. The Company has not (a) incorporated Open Source Materials into, or combined Open Source Materials with any Company Products, (b) distributed Open Source Materials in conjunction with any Company Products, or (c) used Open Source Materials that create, or purport to create, obligations for the Company with respect to Company Products or obligations for the Company or its subsidiaries to grant to any third party, any rights or immunities under Intellectual Property (including, but not limited to, using any Open Source Materials that require, as a condition of use, modification and/or distribution of such Open Source Materials that other software incorporated into, derived from or distributed with such Open Source Materials be (i) made available or distributed in source code form; (ii) licensed for the purpose of making derivative works; (iii) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (iv) redistributable at no charge.). No Company Product or Company-Owned Intellectual Property is subject to the terms of license of any such Open Source Materials. The Company has not used Code that includes the Linux kernel version 2.4 or any later version.

          (r)   No government funding, facilities of a university, college, other educational institution or research center or funding from third parties was used in the development of any Company-Owned Intellectual Property. To the Company's and its subsidiaries' Knowledge, no current or former employee, consultant or independent contractor of Company or any subsidiary of the Company, who was involved in, or who contributed to, the creation or development of any Company-Owned Intellectual Property, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Company or such subsidiary.

          (s)   The operation of the business of the Company and each subsidiary of the Company as it is currently conducted by the Company, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, operation, manufacture and sale of Company Products does not and will not when conducted by Parent and/or the Surviving Corporation (including following any merger of the Surviving Corporation into the Parent) in substantially the same manner following the Closing infringe or misappropriate any Intellectual Property Right (excluding Patents and Trademarks), or, to Company's and its subsidiaries' Knowledge, infringe any Patents or Trademarks, of any person, violate any right of any person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the laws of any jurisdiction, and neither the Company nor any subsidiary of the Company have received notice from any person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of the Company or such subsidiary infringes or misappropriates any Intellectual Property Right of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor does the Company or its subsidiaries have Knowledge of any basis therefor).

          (t)    No Company-Owned Intellectual Property, Company Product or service of the Company or any of its subsidiaries is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any of its subsidiaries or may affect the validity, use or enforceability of such Company-Owned Intellectual Property, Company Product or service of the Company or any of its subsidiaries.

          (u)   (i) Section 2.17(u)(i) of the Company Schedule lists as of the date hereof all IP Licenses with respect to any Company Licensed Intellectual Property for which the Company has paid or will pay more than $50,000 within the 3 year period following the Closing Date (excluding all non-negotiated IP Licenses such as free downloads, shrinkwrap and click-through agreements and licenses regarding Open Source Materials), (ii) Section 2.17(u)(ii) of the Company Schedule lists as of the date hereof all IP Licenses pursuant to which a third party is granted rights to Company-Owned Intellectual Property (excluding non-exclusive end user and non-exclusive Distributor licenses granted in the ordinary course of business, consistent with past practice), and (iii) Section 2.17(u)(iii) of the Company Schedule lists, for each Company Product, all Company Licensed Intellectual Property used in, or distributed with, such Company Product and the

  IP License pursuant to which Company acquired the right to use such Intellectual Property or Intellectual Property Rights.

          (v)   All IP Licenses are in full force and effect.    Neither the Company nor any of its subsidiaries is in material breach of nor have the Company or any of its subsidiaries materially failed to perform under, and neither the Company nor any of its subsidiaries have received any notice of any material breach or material failure to perform under, any of the IP Licenses and, to the Company's and its subsidiaries' Knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder. The consummation of the Transactions contemplated by this Agreement (including any subsequent merger of the Surviving Corporation into the Parent) will neither violate nor result in the breach, modification, cancellation, termination or suspension of any IP Licenses or entitle the other party or parties to such IP Licenses to terminate such IP Licenses (except to the extent the breach is of a provision requiring consent to assignment in a contract identified in response to Section 2.17(u)(ii) or (iii)). Following the Closing Date (and any merger of the Surviving Corporation into the Parent), both the Parent and the Surviving Corporation will be permitted to exercise all of Company's and each of its subsidiaries' rights under the IP Licenses to the same extent Company and each of its subsidiaries would have been able to had the Transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company or such subsidiary would otherwise be required to pay, except where the Parent or the Merger Sub has an agreement with the counterparty under the IP Licenses that provides for such payments. Neither the Transactions nor any merger of the Surviving Company with the Parent, will result in any third party being granted any rights to any Company-Owned Intellectual Property Rights that are in addition to, or greater than, such third party currently has under such IP Licenses, including any access to or release of any source code owned by or licensed to the Company or any of its subsidiaries.

          (w)  Section 2.17(w) of the Company Schedule lists as of the date hereof all material Contracts between the Company or any of its subsidiaries and any other person wherein or whereby the Company or such subsidiary has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability (including but not limited to restrictions or encumbrances on Company's or its subsidiaries' rights to defend against or challenge the validity of Intellectual Property Rights) or provide a right of rescission with respect to the infringement or misappropriation by the Company or such subsidiary or such other person of the Intellectual Property Rights of any person other than the Company or such subsidiary (except for IP Licenses entered into with end user customers or Distributors of Company Products in the ordinary course of business, consistent with past practice).

          (x)   To the Company's and its subsidiaries' Knowledge, there are no contracts, licenses or agreements between the Company or any such subsidiary and any other person with respect to Company Intellectual Property under which there is any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by the Company or such subsidiary thereunder.

          (y)   To the Company's and its subsidiaries' Knowledge, no person is infringing or misappropriating any Company-Owned Intellectual Property Right.

          (z)   The Company and each of its subsidiaries have taken all reasonable steps under the circumstances to protect the Company's and such subsidiaries' rights in confidential information and trade secrets of the Company or such subsidiary or provided by any other person to the Company or such subsidiary. Without limiting the foregoing, the Company and each of its subsidiaries have and enforce a policy requiring each technical employee and consultant of the

  Company and each of its subsidiaries to execute a proprietary rights and confidentiality agreement substantially in the form set forth in Section 2.17(z) of the Company Schedule and all current and former employees and consultants of Company and each of its subsidiaries who have created or modified any of the Company-Owned Intellectual Property have executed an agreement assigning all of such employees' and consultants' rights in and to the Company-Owned Intellectual Property to the Company or such subsidiary.

          (aa) Neither this Agreement nor the Transactions contemplated by this Agreement, including the assignment to Parent or Surviving Corporation, by operation of law or otherwise, of any IP Licenses, contracts or agreements to which the Company or any of its subsidiaries is a party will result in the following unless such result arises solely from any agreement, order or decree binding the Parent or the Merger Sub as of Closing: (i) either Parent's or the Surviving Corporation's granting to any third party any right to or with respect to any Intellectual Property or Intellectual Property Right owned by, or licensed to, either of them, or (ii) either the Parent's or the Surviving Corporation's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses.

        2.18 Contracts.

          (a)   As of the date hereof, neither the Company nor any of its subsidiaries is a party to or is bound by:

              (i)  any employment or consulting Contract with any officer or director, or any Company employee or consultant (excluding offer letters for "at-will" employees);

             (ii)  any Contract or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the Transactions contemplated by this Agreement;

            (iii)  any Contract of indemnification or any guaranty other than any agreement of indemnification entered into in connection with the sale or license of Company Products in the ordinary course of business;

            (iv)  any Contract containing any covenant limiting in any respect the right of the Company or any of its subsidiaries to engage in any line of business or to compete with any person or granting any exclusive distribution rights with respect to Company Products or services;

             (v)  any Contract currently in force relating to the disposition or acquisition by the Company or any of its subsidiaries after the Interim Balance Sheet Date of a material amount of assets not in the ordinary course of business or pursuant to which the Company or any of its subsidiaries has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than the Company's subsidiaries;

            (vi)  any dealer, distributor, joint marketing or development Contract currently in force under which the Company or any of its subsidiaries have continuing material obligations to jointly market any product, technology or service, or any Contract pursuant to which the Company or any of its subsidiaries have continuing material obligations to jointly develop any Intellectual Property that will not be owned, in whole, by the Company or any of its subsidiaries;

           (vii)  any Contract to provide source code to any third party for any product or technology that is material to the Company and its subsidiaries taken as a whole;

          (viii)  any Contract currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) calendar days or less and substantially in the form previously provided to Parent;

            (ix)  any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

             (x)  any settlement agreement under which the Company has any ongoing obligations or receives ongoing benefits or rights;

            (xi)  any Contract under which the Company or any of its subsidiaries (A) is committed to provide products or services at a later date at a fixed price (excluding non-exclusive licenses granted by the Company to end users or Distributors in the ordinary course of business consistent with past practice, which licenses allow the end user or Distributor to license additional seats or copies of software from the Company at a per seat or per copy price set forth in the license agreement with the end user or Distributor), or (B) has provided products or services, but which have not yet been accepted thereunder;

           (xii)  any Contract not otherwise disclosed in Section 2.18 of the Company Schedule under which the consequences of a default would have a Material Adverse Effect on the Company;

          (xiii)  any other Contract or commitment that is of the nature required to be filed by Company as an exhibit to an Annual Report on Form 10-K under the Exchange Act or disclosed on Form 8-K under the Exchange Act which has not been so filed or disclosed; or

          (xiv)  any Contract involving in excess of $50,000 being paid by or to the Company over the term thereof (excluding non-exclusive licenses granted by the Company to end users or Distributors in the ordinary course of business consistent with past practice, which licenses allow the end user or Distributor to license additional seats or copies of software from the Company at a per seat or per copy price set forth in the license agreement with the end user or Distributor).

          (b)   Neither the Company nor any of its subsidiaries, nor to the Company's Knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither the Company nor any of its subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the Contracts or commitments to which the Company or any of its subsidiaries is a party or by which it is bound that are required to be disclosed in the Company Schedule (any such Contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate). The Company has made available to Parent true and correct copies of any Contracts the Company may have with its top twenty customers and suppliers.

        2.19 Customers and Suppliers.

          (a)   Section 2.19(a) of the Company Schedule contains a list of the 25 largest customers of the Company based on consolidated net revenues of the Company and its subsidiaries (taken as a whole) during the fiscal year ended June 30, 2005 (the "Significant Customers"). Between June 30, 2005 and the date hereof, no Significant Customer has canceled, terminated or otherwise materially modified its relationship with the Company, or notified the Company in writing or, to the Company's Knowledge, orally, of its intention to materially reduce its purchases from the Company.

          (b)   Section 2.19(b) of the Company Schedule contains a list of the 25 largest suppliers of the Company based on consolidated net purchases of the Company and its subsidiaries (taken as a whole) during the fiscal year ended June 30, 2005 (the "Significant Suppliers"). Between June 30, 2005 and the date hereof, no Significant Supplier has canceled, terminated or otherwise materially modified its relationship with the Company.

        2.20 Insurance.    The Company maintains insurance policies and/or fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company and its subsidiaries (collectively, the "Insurance Policies") which are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its subsidiaries. Section 2.20 of the Company Schedule lists all such Insurance Policies as of the date hereof and, with respect to the Company's directors' and officers' liability insurance policy, sets forth the per annum rate of premium currently paid by the Company and its subsidiaries for such insurance on the date of this Agreement. There is no claim by the Company or any of its subsidiaries pending under any of the Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such Insurance Policies have been paid, and the Company and each of its subsidiaries, as the case may be, is otherwise in material compliance with the terms of such Insurance Policies. The Company does not have Knowledge of any threatened termination of any such Insurance Policies.

        2.21 Opinion of Financial Advisor.    The Company has been advised in writing by its financial advisor, W.R. Hambrecht + Co, LLC, that in its opinion, which was delivered orally on July 27, 2005 and subsequently confirmed in writing, the Merger Consideration is fair, from a financial point of view, to the stockholders of the Company.

        2.22 Board Approval.    The Board has, as of the date of this Agreement, (i) determined that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders, (ii) approved, subject to stockholder approval, the Transactions, and (iii) determined, subject to the terms of this Agreement, to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger, by a unanimous vote of the members of the Board present at a meeting to consider and vote upon such matters.

        2.23 State Takeover Statutes; Rights Agreement.

          (a)   The Board has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of Delaware Law are inapplicable to the execution, delivery and performance of this Agreement and the Company Voting Agreements and to the consummation of the Merger and the Transactions. As of the date hereof, no other state takeover statute or similar statute or regulation applies to or purports to apply to the Merger, this Agreement and the Company Voting Agreements or the Transactions and the transactions contemplated by the Company Voting Agreements.

          (b)   The Company has taken all action so that (i) Parent shall not be an "Acquiring Person" under the Rights Agreement solely by virtue of the entering into of this Agreement and the Company Voting Agreements and the performance of the Transactions, and (ii) the entering into of this Agreement and the Company Voting Agreements and the performance of the Transactions will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Company Rights to be exercised, distributed or triggered.

        2.24 Interested Party Transactions.    No officer or director of the Company (nor, to the Knowledge of the Company, any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had since July 1, 2002, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services, products or technology that the Company or any of its subsidiaries furnishes or sells, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company or any of its subsidiaries, any goods or services, or (iii) a beneficial interest in any Contract to which the Company or any of its subsidiaries is a party (except for Employment Agreements and Company Employee Plans listed on Section 2.11(b) of the Company Schedule), other than, in each case, any relationship or Contract on arms' length commercial terms where such director or officer of the Company did not exert any undue or inappropriate influence on the Company or such other entity or the other party to any such Contract; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.24.

        2.25 Illegal Payments, Etc.    In the conduct of their business, neither the Company nor any of its subsidiaries has, nor, to the Company's Knowledge, has any of their respective directors, officers, employees or agents, (a) directly or indirectly, given, or agreed to give, any gift, contribution, payment or similar benefit that is or was illegal under applicable law to any supplier, customer, governmental official or employee or other person who was, is or may be in a position to help or hinder the Company or any of its subsidiaries (or assist in connection with any actual or proposed transaction) or made, or agreed to make, any contribution that is or was illegal under applicable law, or reimbursed any political gift or contribution that is or was illegal under applicable law made by any other person, to any candidate for federal, state, local or foreign public office or (b) established or maintained any unrecorded fund or asset or made any false entries on any books or records for any purpose.

        2.26 Privacy Policies; Third Party Privacy Obligations; Web Site Terms and Conditions.

          (a)   For purposes of this Section 2.26:

              (i)  "Company Sites" means all of the Company's and its subsidiaries' public sites on the WWW;

             (ii)  "Privacy Statements" means, collectively, any and all of the Company's and its subsidiaries' privacy policies published on the Company Sites or otherwise made available by the Company or its subsidiaries to third parties regarding the collection, retention, use and distribution of the personal information of individuals, including, without limitation, from visitors of any of the Company Sites ("Individuals"); and

            (iii)  "Terms and Conditions" means any and all of the visitor terms and conditions published on the Company Sites governing Individuals' use of and access to the Company Sites.

          (b)   A Privacy Statement is posted on each Company Site. Each of the Company and its subsidiaries maintains a hypertext link to a Privacy Statement from the homepage of each Company Site, and each of the Company and its subsidiaries uses commercially reasonable efforts to include a hypertext link to a Privacy Statement from every page of the Company Sites on which personal information is collected from Individuals.

          (c)   The Privacy Statements include, at a minimum, accurate notice to Individuals about the Company's collection, retention, use and disclosure policies and practices with respect to personal information. The Privacy Statements are accurate and consistent with the Terms and Conditions and the Company's actual practices with respect to the collection, retention, use and disclosure of personal information.

          (d)   Each of the Company and its subsidiaries (i) complies with the Privacy Statements as applicable to any given set of personal information collected by the Company and its subsidiaries from Individuals; (ii) complies with all applicable privacy laws and regulations regarding the collection retention, use and disclosure of personal information; and (iii) takes all appropriate industry standard measures to protect and maintain the confidential nature of the personal information provided to the Company or its subsidiaries by Individuals. Each of the Company and its subsidiaries has adequate technological and procedural measures in place to protect personal information collected from Individuals against loss, theft and unauthorized access or disclosure. Neither the Company nor any of its subsidiaries knowingly collects information from or targets children under the age of thirteen. Neither the Company nor any of its subsidiaries sells, rents or otherwise make available to third parties any personal information submitted by Individuals.

          (e)   The Company's and each of its subsidiaries' collection, retention, use and distribution of all personal information collected by the Company from Individuals is governed by the Privacy Statement pursuant to which the data was collected. Each Privacy Statement contains rules for the review, modification and deletion of personal information by the applicable Individual, and the Company and each of its subsidiaries is and has been at all times in compliance with such rules. All versions of the Privacy Statements are attached hereto in Section 2.26(e) of the Company Schedule. Other than as constrained by the Privacy Statements and by applicable laws and regulations, neither the Company nor any of its subsidiaries is restricted in its use and/or distribution of personal information collected by the Company and its subsidiaries.

          (f)    Each of the Company and its subsidiaries has the full power and authority to transfer all rights the Company and its subsidiaries have in all Individuals' personal information in their possession and/or control to Parent and Merger Sub. The Privacy Statements expressly permit the transfer of all personal information collected from Individuals by the Company and its subsidiaries in connection with the merger or acquisition or sale of all or substantially all of the assets of the Company. The Company is not a party to any Contract, or is subject to any other obligation that, following the date of this Agreement, would prevent Parent and/or its affiliates from using the information governed by the Privacy Statements in a manner consistent with applicable privacy laws and industry standards regarding the disclosure and use of information. No claims or controversies have arisen regarding the Privacy Statements or the implementation thereof or of any of the foregoing.

          (g)   Each of the Company and its subsidiaries has complied with and is not in violation of any applicable privacy obligations under any Legal Requirements or under any Contract to which Company or any of its subsidiaries is a party or by which their properties are bound ("Third Party Privacy Obligations"). Neither the execution, delivery or performance of this Agreement nor the consummation of the Transactions will violate, contravene or conflict with the Third Party Privacy Obligations. The Third Party Privacy Obligations expressly permit the transfer of all personal information collected from Individuals by the Company and its subsidiaries in connection with the merger or acquisition or sale of all or substantially all of the assets of the Company. No claims or controversies have arisen regarding the Third Party Privacy Obligations or of the implementation thereof or of any of the foregoing.

          (h)   The Terms and Conditions are posted on the Company Sites. The Terms and Conditions or Privacy Statements expressly permit the transfer of personal information collected from Individuals by the Company and its subsidiaries in connection with the merger or acquisition or sale of all or substantially all of the assets of the Company. No claims or controversies have arisen regarding the Terms and Conditions or the implementation thereof or of any of the foregoing.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub hereby jointly and severally represent and warrant to the Company, as follows:

        3.1   Corporate Organization.    Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not prevent or materially delay consummation of the Transactions, or otherwise prevent Parent or Merger Sub from performing its material obligations under this Agreement.

        3.2   Authority Relative to this Agreement.    Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent, Merger Sub and their respective boards of directors, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement, or to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

        3.3   No Conflict; Required Filings and Consents.

          (a)   The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Parent Charter Documents, (ii) subject to compliance with the requirements set forth in Section 3.3(b), conflict with or violate any Legal Requirements applicable to Parent or by which its properties are bound or affected, or (iii) conflict with or violate, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of Parent pursuant to any Contract to which Parent is a party or by which Parent or its properties are bound or affected, except to the extent such conflict, violation, breach, default, impairment or other effect could not in the case of clauses (ii) or (iii) individually or in the aggregate, prevent or materially delay consummation of the Transactions or otherwise prevent Parent or Merger Sub from performing their material obligations under this Agreement.

          (b)   The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws, applicable requirements, if any, of the HSR Act, the pre-merger notification requirements of foreign Governmental Entities, the rules and regulations of the NYSE, and the filing and recordation of the Certificate of Merger as required by Delaware Law and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, prevent or materially delay consummation of the Transactions or otherwise prevent Parent or Merger Sub from performing their material obligations under this Agreement.

        3.4   Activities of Merger Sub.    Merger Sub was formed solely for the purpose of effecting the Merger and the Transactions. Merger Sub has engaged in no activities other than those contemplated by this Agreement and has no liabilities other than those contemplated by this Agreement.

        3.5   Financing.    Parent will have at the Effective Time sufficient cash or cash-equivalent funds available to permit Merger Sub to consummate the Transactions, including, without limitation, acquiring all the outstanding Shares in the Merger, as well as to satisfy expenses incurred by Parent and Merger Sub in connection with this Agreement and the Transactions.

ARTICLE IV
CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1   Conduct of Business by Company.    During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its subsidiaries shall, except to the extent that Parent shall otherwise consent in writing, carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, pay its Liabilities and Taxes when due (subject to good faith disputes over such Liabilities or Taxes), pay or perform other obligations when due, take such actions as set forth in Section 4.1(a) of the Company Schedule, and use all reasonable efforts, consistent with past practices and policies, to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and employees, and (iii) preserve its relationships with customers, suppliers, distributors, consultants, licensors, licensees and others with which it has significant business dealings. In addition, the Company shall promptly notify Parent of any event that would have a Material Adverse Effect on the Company.

        In addition, without the prior written consent of Parent, except as permitted or required by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, Company shall not, and shall not permit its subsidiaries to, do any of the following:

          (a)   Cause, permit or submit to a vote of the Company's stockholders any amendments to the Company Charter Documents (or similar governing instruments of any of its subsidiaries);

          (b)   Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to enter into any joint ventures, strategic partnerships or similar alliances, or create or acquire any subsidiary, or change the form of ownership or percentage interest of the Company in any of its subsidiaries;

          (c)   Issue, deliver, sell, authorize or designate (including by certificate of designation) or pledge or otherwise encumber, or propose any of the foregoing with respect to any shares of capital stock of the Company or its subsidiaries or any securities convertible into shares of capital stock of the Company or its subsidiaries, or subscriptions, rights, warrants or options to acquire any shares of capital stock of the Company or its subsidiaries or any securities convertible into shares of capital stock of the Company or its subsidiaries, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Company Stock Options or Company Warrants outstanding as of the date of this Agreement which are either vested on the date hereof or vest after the date hereof in accordance with their terms on the date hereof, in each case as disclosed on Section 2.3 of the Company Schedule;

          (d)   Declare, set aside or pay any dividends on or make any other distributions (whether in cash, securities or property) in respect of any capital stock of the Company or its subsidiaries or split, combine or reclassify any capital stock of the Company or its subsidiaries or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock of the Company or its subsidiaries;

          (e)   Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its subsidiaries or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities, except repurchases of unvested shares at or below cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date of this Agreement, provided that no such repurchase shall be permitted in the event the per share repurchase price is greater than the Merger Consideration;

          (f)    Waive any stock repurchase rights (other than as permitted by Section 4.1(e)), accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant, director or other stock plans or authorize cash payments in exchange for any options granted under any of such plans;

          (g)   (i) Except pursuant to written agreements outstanding on the date hereof and as disclosed on Section 2.11 of the Company Schedule, grant any equity-based compensation, whether payable in cash, securities or property, or grant or pay any severance or termination pay or any bonus or other special remuneration (whether in cash, securities or property) or any increase thereof to any director, officer, consultant or employee, (ii) adopt any new severance plan, or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof (including without limitation any retention, change of control or similar agreement), or (iii) enter into any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby;

          (h)   Grant any loans or advances (other than customary travel or expense advances in compliance with the Company's policies) to employees, officers, directors or other third parties, make any investments in or capital contributions to any person, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any "keep well" or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than in connection with the financing of ordinary course trade payables consistent with past practice;

          (i)    (i) Increase the compensation or benefits payable or to become payable to officers, directors, consultants, or employees (other than pursuant to existing agreements disclosed on Section 2.11 of the Company Schedule), (ii) enter into any new or amend any existing Company Employee Plan, Employment Agreement, indemnification, collective bargaining, or similar agreement, except as required by applicable law, (iii) hire any employee or consultant (including any temporary employee, independent contractor, consultant or intern), (iv) terminate any employee (including any temporary employee), (v) change the position, title or principal office location of any employee, or (vi) take any action that would allow any employee to claim a constructive termination or termination for good reason;

          (j)    Except as permitted by Section 6.3(g), pay, discharge, settle or satisfy any Liabilities, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms of Liabilities recognized or disclosed in the most recent financial statements (or the notes thereto) of the Company included in the Company SEC Reports or incurred since the Interim Balance Sheet Date in the ordinary course of business consistent with past practices;

          (k)   Waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce the confidentiality or nondisclosure provisions of any material Contract to which the Company or any of its subsidiaries is a party or of which the Company or any of its subsidiaries is a beneficiary;

          (l)    (A) Enter into, renew, or modify or amend in any material respect any Contract relating to the distribution, sale, license or marketing by third parties of the products or services of the Company or its subsidiaries (including Company Products or other Company Intellectual Property) or products or services licensed by the Company or its subsidiaries (including any IP Licenses), (B) sell, lease, license, transfer or otherwise dispose of, or otherwise extend, amend or modify in any material respect, any rights to, Company Products or other Company Intellectual Property, (C) enter into, renew, or modify or amend in any material respect any Contract relating to the design, manufacture, marketing or sale of products relating to the Company's Embedded Mobility Business, or (D) transfer or license to any person future rights to the Company Intellectual Property, other than, in the case of (A), (B) and (D) above, non-exclusive licenses granted to end-users in the ordinary course of business and consistent with past practice; provided that in no event shall the Company (i) license on an exclusive basis, or sell, any Company Intellectual Property; or (ii) enter into any Contract (v) providing for any site licenses, (w) containing pricing or discounting terms or provisions other than in the ordinary course of business consistent with past practice, (x) requiring the Company to use its "best efforts", (y) limiting the right of the Company to engage in any line of business or to compete with any person, or (z) not otherwise in compliance with Section 4.1(m);

          (m)  Enter into, renew or modify or amend in any material respect any Contract (i) requiring the Company to purchase a minimum amount of products or services with aggregate commitments over the life of all such Contracts in excess of $100,000 individually or $500,000 in the aggregate, per month, or (ii) requiring the Company to provide (x) a minimum amount of products or services (including professional services or software implementation, deployment or development services) with aggregate commitments over the life of all such Contracts in excess of $150,000 individually or (y) products or services at a later date at a fixed price (excluding non-exclusive licenses granted by the Company to end users or Distributors in the ordinary course of business consistent with past practice, which licenses allow the end user or Distributor to license additional seats or copies of software from the Company at a per seat or per copy price set forth in the license agreement with the end user or Distributor);

          (n)   Sell, lease, license, encumber or otherwise dispose of any properties or assets except for the sale, lease, licensing, encumbering or disposition (other than through licensing unless permitted by Section 4.1(l)) of property or assets not in excess of $50,000 individually or $150,000 in the aggregate, provided such property or assets are not material, individually or in the aggregate, to the business of the Company and its subsidiaries;

          (o)   Make or commit to make any capital expenditures in excess of $50,000 individually or $100,000 in the aggregate, other than any commitments for capital expenditures reflected on the Interim Balance Sheet;

          (p)   Enter into (unless otherwise permitted by this Section 4.1), or modify or amend (unless such amendment, if it were a new Contract, would be otherwise permitted by this Section 4.1), or terminate (other than by non renewal), any real estate lease or any Contract of a nature required to be listed as a Company Contract in Section 2.18 of the Company Schedule or waive, delay the exercise of, release or assign any material rights or claims thereunder;

          (q)   Enter into any new line of business;

          (r)   Except as required by GAAP or the rules and regulations of the SEC, revalue any of its material assets (including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice) or make any change in accounting methods, principles or practices;

          (s)   Cancel or fail to renew, without reasonable substitutes, any insurance policy naming the Company or any subsidiary as a beneficiary or loss payee;

          (t)    Make any Tax election or accounting method change (except as required by GAAP) that, individually or in the aggregate, is reasonably likely to adversely affect the Tax liability or Tax attributes of the Company or any of its subsidiaries, settle or compromise any Tax liability or refund, file any amendment to a Return, enter into any closing agreement or consent to any extension or waiver of any limitation period with respect to Taxes;

          (u)   Engage in any action with the intent to, directly or indirectly, adversely impact or materially delay the consummation of the Transactions;

          (v)   Make or commit to make any individual or series of related payments outside of the ordinary course of business (including payments to legal, accounting or other professional service advisors) in excess of $200,000 in the aggregate, other than the payment of Liabilities reflected on the Interim Balance Sheet;

          (w)  Commence or settle any pending or threatened litigation, proceeding or investigation (whether or not commenced prior to the date of this Agreement) (other than any litigation to enforce any of its rights under the Agreement or normal collection activities in the ordinary course of business) consistent with past practice);

          (x)   Agree in writing or otherwise to take any of the actions described in Section 4.1(a) through 4.1(w) above.

        Notwithstanding Section 7.5 or Section 8.2, if the Company desires to take any action which would be prohibited pursuant to Section 4.1 without the written consent of Parent, prior to taking such action the Company may request such written consent by sending an e-mail or facsimile to the individuals identified in Section 4.1 of the Company Schedule, and may not take such action until such consent in writing (including by way of reply e-mail or facsimile) has been received from one of such individuals. Parent will use all reasonable efforts to respond to any such request for consent within three business days.

ARTICLE V
ADDITIONAL AGREEMENTS

        5.1   Proxy Statement.

          (a)   As promptly as practicable after the execution of this Agreement, the Company, in consultation with Parent, shall prepare and file the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders' Meeting (as hereinafter defined) or the information statement to be sent to such stockholders, as appropriate (such proxy statement or information statement, as amended or supplemented, being referred to herein as the "Proxy Statement") with the SEC under the Exchange Act. Parent shall provide promptly to the Company such information concerning itself as, in the reasonable judgment of Parent or its counsel, may be required or appropriate for inclusion in the Proxy Statement, or in any amendments or supplements thereto. As promptly as practicable after any comments are received from the SEC thereon (or upon notice from the SEC that no such comments will be made), the Company shall, in consultation with Parent, prepare and file any required amendments to, and the definitive, Proxy Statement with the SEC. The Company will cause the Proxy Statement to be mailed to its stockholders as soon as practicable after the definitive Proxy Statement is filed with the SEC. The Company shall notify Parent promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. The Company shall give Parent and its counsel reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to its being filed with the SEC and shall give Parent and its counsel reasonable opportunity to review all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, and will provide Parent with a copy of all such filings made with the SEC. The Company shall cause all documents that it is responsible for filing with the SEC under this Section 5.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly inform Parent of such occurrence and, in consultation with Parent, file with the SEC or its staff and/or mail to stockholders of the Company, such amendment or supplement. Whenever Parent becomes aware of any event regarding Parent that has occurred which is required to be set forth in an amendment or supplement to the Proxy Statement, Parent shall promptly inform the Company of such occurrence and shall provide the Company with the information necessary to enable the Company to comply with its obligations pursuant to this paragraph.

          (b)   The Proxy Statement shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to stockholders of the Company, at the time of the Stockholders' Meeting and at the Effective Time, (i) contain any statement which, at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies, if any, for the Stockholders' Meeting which shall have become false or misleading. The Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

        5.2   Meeting of Company Stockholders.

          (a)   Promptly after the date hereof, the Company shall take all action reasonably necessary in accordance with Delaware Law and the Company Charter Documents to call, hold and convene an annual or special meeting of its stockholders for the purpose of acting on the approval and adoption of this Agreement and approving the Merger (the "Stockholders' Meeting"), to be held as promptly as practicable after the mailing of the Proxy Statement to the stockholders of the Company. Subject to the terms of Section 5.4(c), the Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger by its stockholders. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Stockholders' Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company's stockholders in advance of a vote on this Agreement and the Merger or, if as of the time for which the Stockholders' Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders' Meeting. The Company shall take all action reasonably necessary to ensure that the Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by the Company in connection with the Stockholders' Meeting are solicited, in compliance with Delaware Law, the Company Charter Documents, the rules of the Nasdaq and all other applicable legal requirements. The Company's obligation to call, give notice of, convene and hold the Stockholders' Meeting in accordance with this Section 5.2(a) shall not be limited to or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal, or by any Change of Recommendation (as defined in Section 5.4(c)) unless this Agreement is earlier terminated in accordance with Section 7.1. The Company shall not submit to the vote of its stockholders any Acquisition Proposal, or, subject to Section 5.4(c), disclose publicly its proposal or resolution or resolve to do so, unless this Agreement has been validly terminated in accordance with Article VII.

          (b)   The Proxy Statement shall include the fairness opinion referred to in Section 2.21. Subject to the terms of Section 5.4(c): (i) the Board shall recommend that the Company's stockholders vote to adopt and approve this Agreement and approve the Merger at the Stockholders' Meeting; (ii) the Proxy Statement shall include a statement to the effect that the Board has recommended that the Company's stockholders vote to adopt and approve this Agreement and approve the Merger at the Stockholders' Meeting; and (iii) neither the Board nor any committee thereof shall withdraw, amend, change or modify, or propose or resolve to withdraw, amend, change or modify, in a manner adverse to Parent, the recommendation of the Board that the Company's stockholders vote to adopt and approve this Agreement and approve the Merger.

        5.3   Confidentiality; Access to Information.

          (a)   The parties acknowledge that Parent and the Company have previously executed a Corporate Development Group Amended and Restated Mutual Nondisclosure Agreement, dated as of June 13, 2005 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

          (b)   The Company shall afford Parent and its accountants, counsel, advisors and other representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and personnel of the Company during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, financial positions, results of operations and personnel of the Company, as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required to provide such access or to disclose such information where such access or disclosure would jeopardize the attorney-client privilege of the Company or violate any Legal Requirement applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected in any manner that would reasonably be expected to cause the Company to lose any material benefit or incur any material liability. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

          (c)   No information or knowledge obtained by Parent in any investigation pursuant to this Section 5.3 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transactions.

        5.4   No Solicitation.

          (a)   From the date hereof until the earlier of the approval and adoption of this Agreement and approval of the Merger by the Company's stockholders or the termination of this Agreement, the Company agrees that neither it nor any of its subsidiaries shall, nor will they authorize or permit any of their respective directors and officers to, and that they shall direct their respective employees, affiliates, agents and representatives (including any investment banker, financial advisor, attorney, accountant or other advisor or representative or agent (collectively, "Representatives") retained by it or any of its subsidiaries) not to, directly or indirectly: (i) solicit, initiate or knowingly encourage, facilitate or induce the making, submission or announcement of any Acquisition Proposal (as defined in Section 5.4(d)); (ii) participate in any negotiations or discussions with any person (other than Parent and its Representatives) regarding, or furnish to any person (other than Parent and its Representatives) any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal; (iii) approve, endorse or recommend any Acquisition Proposal; or (iv) enter into any contract, agreement, commitment or other binding understanding or undertaking (including any such item that is a letter of intent or similar document) contemplating or otherwise relating to any Acquisition Transaction (as defined in Section 5.4(d)) (other than confidentiality agreements provided for hereunder and agreements entered into in connection with a Change of Recommendation the sole purpose of which is to provide for the payment of the Termination Fee pursuant to Section 7.3, it being understood that no such agreement shall include any provision calling for any exclusive right to negotiate with such third party or having the purported effect of restricting it from satisfying its obligations under this Agreement); provided, however, that the terms of this Section 5.4 shall not prohibit the Company from furnishing nonpublic information regarding the Company and its subsidiaries to, entering into a confidentiality agreement with or entering into negotiations or discussions with, any person or group in response to a Acquisition Proposal submitted by such person or group (and not withdrawn) if: (1) neither the Company nor its subsidiaries nor any of their respective officers or directors, nor any of their respective other Representatives acting at the authorization or direction of the Company or its subsidiaries, shall have violated any of the restrictions set forth in clauses (i) through (iv) of the first sentence or in the third sentence of this Section 5.4 in connection with such Acquisition Proposal; (2) the Board concludes in good faith, after consultation with its outside legal counsel, that such action is required in order for the Board to comply with its fiduciary duties to the Company's stockholders under applicable law; (3) (x) prior to furnishing any such nonpublic information to, or entering into negotiations or discussions with, such person or group, the Company gives Parent written notice of the identity of such person or group and of the Company's intention to furnish nonpublic information to, or enter into negotiations or discussions with, such person or group, and (y) to the extent such person or group requests non public information regarding the Company and its subsidiaries, the Company receives from such person or group an executed confidentiality agreement containing limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of the Company which are no less favorable to the Company than the Confidentiality Agreement; and (4) contemporaneously with furnishing any such nonpublic information to such person or group, the Company furnishes or notifies Parent that it has made available such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent). In addition to the foregoing, the Company shall provide Parent with at least forty-eight (48) hours prior written notice (or such lesser prior notice as provided to the members of the Board) of a meeting of the Board at which the Board is reasonably expected to consider any Acquisition Proposal and together with such notice a copy of any proposed transaction agreements and related documents relating to such Acquisition Proposal with, from or on behalf of the person or group making such Acquisition Proposal. The Company and its subsidiaries and their respective directors and officers shall, and the Company and its subsidiaries shall direct their respective other Representatives to, immediately cease any and all existing activities, negotiations or discussions with any parties conducted heretofore with respect to any Acquisition Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in clauses (i) through (iv) of the first sentence or in the third sentence of this Section 5.4(a) by any officer or director of the Company or any of its subsidiaries, or any other Representative of the Company or any of its subsidiaries acting at the authorization or direction of the Company or its subsidiaries, shall be deemed to be a breach of this Section 5.4(a) by the Company; provided, however, that participation by the Company, its subsidiaries and its Representatives in negotiations or discussions in compliance with the requirements of this Section 5.4(a) with respect to an Acquisition Proposal following the receipt thereof shall not be deemed to constitute the solicitation of an Acquisition Proposal if such initial receipt was not solicited, initiated or knowingly encouraged, facilitated or induced in violation of clause (a)(i) of the first sentence of this Section 5.4(a) regardless of whether there are any changes to such Acquisition Proposal as a result of such negotiations or discussions.

          (b)   In addition to the obligations of the Company set forth in Section 5.4(a), the Company as promptly as practicable shall advise Parent of (i) any (A) request received by the Company for nonpublic information which the Company reasonably believes would lead to an Acquisition Proposal, (B) Acquisition Proposal, or (C) inquiry received by the Company which the Company reasonably believes would lead to, any Acquisition Proposal, (ii) the material terms and conditions of such request, Acquisition Proposal or inquiry, (iii) the identity of the person or group making any such request, Acquisition Proposal or inquiry and (iv) a copy of all written materials provided by or on behalf of such person or group in connection with such request, Acquisition Proposal or inquiry. Upon receipt of any such request, Acquisition Proposal or inquiry, the Company shall provide Parent as promptly as practicable all such information as is reasonably necessary to keep Parent informed in all material respects of the status and material terms (including material amendments or proposed material amendments, and with respect to any Acquisition Proposal which is proposed to be paid in whole or in part in cash, any information from or sent on behalf of the person or group making such Acquisition Proposal as to such party's ability to finance such transaction) of any such request, Acquisition Proposal or inquiry and shall promptly provide Parent a copy of all written materials subsequently provided by or on behalf of such person or group in connection with such request, Acquisition Proposal or inquiry.

          (c)   Nothing in this Agreement shall prevent the Board from withdrawing, amending, changing or modifying its recommendation in favor of the adoption and approval of this Agreement and approval of the Merger (any of the foregoing actions, whether by the Board or a committee thereof, a "Change of Recommendation") at any time prior to the approval and adoption of this Agreement and approval of the Merger by the Company's stockholders, but the Board may do so only to terminate this Agreement in accordance with Section 7.1(e) and only if all of the following conditions in clauses (i) through (v) are met: (i) a Superior Offer (as defined in Section 5.4(d)) is made to the Company and is not withdrawn, (ii) neither the Company nor any of its subsidiaries nor any of their respective officers or directors, nor any of their respective Representatives acting at the authorization or direction of the Company or its subsidiaries, shall have violated any of the restrictions set forth in Section 5.2 or clauses (i) through (iv) of the first sentence or the third sentence of this Section 5.4(c) in connection with such Superior Offer, (iii) the Company shall have delivered to Parent written notice (a "Change of Recommendation Notice") at least five (5) days prior to effecting such Change of Recommendation, which shall (A) state expressly that the Company has received an Acquisition Proposal and that the Board intends to consider a Change of Recommendation, (B) include a copy of any proposed transaction agreements and related documents relating to such Acquisition Proposal (including documents as to such party's ability to finance such transaction, if such Acquisition Proposal is proposed to be paid in whole or in part in cash) with, from or sent on behalf of the person or group making such Acquisition Proposal, and (C) disclose the identity of the person or group making such Acquisition Proposal; (iv) after delivering the Change of Recommendation Notice, the Company shall provide Parent with a reasonable opportunity to make such adjustments in the terms and conditions of this Agreement during such five (5) day period, and negotiate in good faith with respect thereto during such five (5) day period, as would enable the Company to proceed with its recommendation to stockholders in favor of approval and adoption of this Agreement and approval of the Merger without making a Change of Recommendation; and (v) the Board concludes in good faith, after consultation with its outside counsel, that in light of such Superior Offer, and after considering any adjustments or negotiations pursuant to the preceding clause (iv), such Change of Recommendation is required in order for the Board to comply with its fiduciary duties to the Company's stockholders under applicable law.

          (d)   For purposes of this Agreement, (i) "Acquisition Proposal" shall mean any offer or proposal (other than an offer or proposal by Parent or Merger Sub) relating to any Acquisition Transaction. For the purposes of this Agreement, (ii) "Acquisition Transaction" shall mean any transaction or series of related transactions other than the Transactions involving: (A) any acquisition or purchase from the Company by any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a ten percent (10%) interest in the total outstanding voting securities of the Company or any of its Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X), or any tender offer or exchange offer that if consummated would result in any person or "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) beneficially owning ten percent (10%) or more of the total outstanding voting securities of the Company or any of its Significant Subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than ninety percent (90%) of the outstanding voting securities in the surviving or resulting entity of such transaction; (B) any sale, lease, exchange, transfer, license (other than in the ordinary course of business and consistent with past practice), acquisition or disposition of more than ten percent (10%) of the assets of the Company (including its subsidiaries taken as a whole); or (C) any liquidation or dissolution of the Company, and (iii) "Superior Offer" shall mean a bona fide written offer not solicited, initiated or knowingly encouraged, facilitated or induced in violation of clause (a)(i) of the first sentence of Section 5.4(a) made by a third party to consummate any Acquisition Proposal on terms that the Board determines, in its reasonable judgment acting in good faith (after consultation with a financial advisor of nationally recognized reputation): (x) to be more favorable to the Company stockholders from a financial point of view than the terms of the Transactions; (y) to be reasonably capable of being consummated on the terms proposed in a timely manner; and (z) if such offer has a purchase price to be paid, in whole or in part, in cash, is fully financed or reasonably capable of being fully financed.

          (e)   Nothing contained in this Agreement shall prohibit the Company or the Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act with respect to an Acquisition Proposal; provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement. Without limiting the foregoing proviso, the Company shall not effect a Change of Recommendation unless specifically permitted pursuant to the terms of Section 5.4(c).

        5.5   Public Disclosure.

          (a)   Except as necessary to effect the Company's rights under Section 5.4(c), Parent and the Company shall consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Transactions, this Agreement or an Acquisition Proposal, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq, in which case reasonable efforts to consult with the other party will be made prior to such release or public statement. The parties have agreed to the text of the joint press release announcing the signing of this Agreement.

          (b)   The Company shall consult with Parent before issuing any press release or otherwise making any public statement with respect to the Company's earnings or results of operations, and shall not issue any such press release or make any such public statement prior to such consultation.

        5.6   Rights Agreement.    The Board of Directors of the Company shall take all further action reasonably requested by Parent in order to render the Rights issued pursuant to the Rights Agreement inapplicable to the Merger and the Transactions.

        5.7   Reasonable Efforts; Notification.

          (a)   Upon the terms and subject to the conditions set forth in this Agreement, and subject in the case of the Company to the actions permissible pursuant to Section 5.4 (which Section shall not shall not limited or otherwise affect the Company's obligations under clauses (i) through (v) of this Section), each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including using all reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in ARTICLE VI to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities (it being understood that the failure to any of the foregoing shall not constitute a breach of this Section 5.7(a) provided that the Company exercises all reasonable efforts to accomplish the foregoing) and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties under any of its or its subsidiaries' respective Contracts required to be obtained in connection with the consummation of the Transactions that Parent reasonably requests, including those set forth on Section 5.7 of the Company Schedule (it being understood that the failure to any of the foregoing shall not constitute a breach of this Section 5.7(a) provided that the Company exercises all reasonable efforts to accomplish the foregoing), (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution or delivery of any additional instruments reasonably necessary to consummate the Transactions, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board shall, if any state takeover statute or similar statute or regulation is or becomes applicable to the Transactions or this Agreement, use all reasonable efforts to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Transactions and this Agreement.

          (b)   In furtherance and not in limitation of the obligations of the parties set forth in Section 5.7(a), and subject thereto, as soon as may be reasonably practicable the Company and Parent each shall file (i) a Notification and Report Form with the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") pursuant to the HSR Act with respect to the Transactions, including the Merger and (ii) any appropriate pre-merger notifications under the Antitrust Laws of any foreign jurisdiction, as reasonably agreed by the parties to be appropriate. The Company and Parent each shall promptly (a) supply the other with any additional information and documentary material that may be requested pursuant to the HSR Act which may be required in order to effectuate such filings and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (b) supply any additional information, which reasonably may be required by the competition or merger control authorities of any other jurisdiction and which the parties reasonably agree to be appropriate. Notwithstanding anything herein to the contrary, nothing in this Agreement shall be deemed to require Parent or any subsidiary or affiliate of Parent (x) to agree to any divestiture by itself or the Company or any of their respective subsidiaries or affiliates of shares of capital stock or of any business, assets or property (an "Action of Divestiture"), or the imposition of any material limitation on the ability of any of them to conduct their business or to own or exercise control of such assets, properties and stock, (y) to utilize all reasonable efforts, or otherwise, in responding to formal requests for additional information or documentary material pursuant to 16 C.F.R. 830.20 under the HSR Act, or any other Antitrust Law, for a period of time exceeding sixty (60) days from the receipt of any such initial request, or (z) to take any action under this Section 5.7 requested by any Governmental Entity that has the authority to enforce any Antitrust Law, that seeks, or authorizes its staff to seek, a preliminary injunction or restraining order to enjoin consummation of the Merger. Parent shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that Parent shall afford the Company a reasonable opportunity to participate therein. For purposes of this Agreement, "Antitrust Law" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, the EC Merger Regulations and all other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

          (c)   The Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate in any material respect, or of any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in ARTICLE VI would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        5.8   Indemnification.

          (a)   From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its current and former directors and officers (the "Indemnified Parties") in effect on the date hereof and listed on Section 5.8 of the Company Schedule, and any indemnification provisions under the Company Charter Documents as in effect on the date hereof. Parent shall cause the Certificate of Incorporation and Bylaws of the Surviving Corporation to contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Charter Documents as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by applicable law.

          (b)   Parent shall, and shall cause the Surviving Corporation to, maintain in effect for not less than six (6) years after the Effective Time policies of directors' and officers' liability insurance no less favorable in all material respects to that maintained by or on behalf of the Company and its subsidiaries on the date hereof (and having coverage and containing terms and conditions which in the aggregate are not less advantageous to the persons currently covered by such policies as insureds) with respect to claims arising from any actual or alleged wrongful act or omission occurring prior to the Effective Time for which a claim has not been made against any director or officer of the Company or any director or officer of a Company subsidiary prior to the Effective Time; provided, however, that if the aggregate of the annual premiums for such insurance for such period exceeds $1,200,000, then Parent will, and will cause the Surviving Corporation to, provide the maximum coverage that will then be available at an aggregate premium equal to $1,200,000.

          (c)   This Section 5.8 is intended for the irrevocable benefit of, and to grant third party rights to, the Indemnified Parties (and their heirs and personal representatives), and shall be binding on all successors and assigns of Parent, the Company and the Surviving Corporation. Each of the Indemnified Parties shall be entitled to enforce the covenants contained in this Section 5.8.

        5.9   Termination of Certain Benefit Plans.    Effective no later than the day immediately preceding the Effective Time, the Company and its Affiliates, as applicable, shall each terminate any and all Company Employee Plans, except for those Company Employee Plans listed on Section 5.9 of the Company Schedule (the Company Employee Plans to be terminated pursuant to this Section 5.9 are referred to collectively as the "Company Benefit Plans"). Unless Parent provides such written notice to the Company, no later than five (5) business days prior to the Effective Time, the Company shall provide Parent with evidence that such Company Benefit Plan(s) have been terminated (effective no later than the day immediately preceding the Effective Time) pursuant to resolutions of the Board. The form and substance of such resolutions shall be subject to review and approval of Parent, with such approval not unreasonably withheld. The Company also shall take such other reasonable actions in furtherance of terminating such Company Benefit Plan(s) as Parent may reasonably require. The Parent agrees to maintain (or to cause the Company to continue to maintain) any Company Employee Plan included on Section 5.9 of the Company Schedule that is subject to ERISA until the end of the calendar year in which the Effective Time occurs.

        5.10 Employee Benefits.

          (a)   Employees of the Company and its subsidiaries who remain employed after the Effective Time (each a "Transferred Employee" and collectively the "Transferred Employees") shall be eligible to receive compensation and employee benefits either under the Parent employee benefit plans (each a "Parent Employee Plan" and collectively the "Parent Employee Plans") or under any plan continued pursuant to Section 5.9, or a combination thereof, that are substantially similar to those provided to similarly situated active employees of the Parent and its subsidiaries; provided that nothing herein is intended to result in a duplication of benefits.

          (b)   Each Transferred Employee will receive service credit for all periods of employment with the Company or any of its subsidiaries or any predecessor thereof prior to the Effective Time for purposes of vesting and eligibility under any Parent Employee Plan in which such employee participates after the Effective Time, to the same extent and for the same purposes thereunder as such service was recognized under any analogous Company Employee Plan in effect immediately prior to the Effective Time (but not for purposes of benefit accruals).

          (c)   Except as expressly set forth in Section 5.9, nothing contained herein shall be construed as requiring Parent or any of its subsidiaries to continue any specific Company or Parent Employee Plan, or to continue the employment of any specific person. No provision of this Agreement shall be construed to create any right to any compensation or benefits on the part of any Transferred

  Employee or other future, present or former employee of Parent, Company or their respective subsidiaries.

        5.11 FIRPTA Certificate.    On or prior to the Effective Time, the Company shall deliver to Parent a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent's obligations under Treasury Regulation Section 1.1445-2(c)(3).

ARTICLE VI
CONDITIONS TO THE MERGER

        6.1   Conditions to Obligations of Each Party to Effect the Merger.    The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a)   Company Stockholder Approval.    This Agreement shall have been duly approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of the Company.

          (b)   No Order.    No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

          (c)   Proxy Statement.    No order suspending the use of the Proxy Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC.

          (d)   HSR Act and Comparable Laws.    Any applicable waiting period under the HSR Act relating to the Transactions, including the Merger, shall have expired or been terminated, and all material foreign antitrust approvals required to be obtained prior to the Effective Time in connection with the Merger shall have been obtained.

        6.2   Additional Conditions to Obligations of Company.    The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)   Representations and Warranties.    Each representation and warranty of Parent and Merger Sub contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) in each case, or in the aggregate, as would not constitute a Material Adverse Effect on Parent, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (A)) as of such particular date). For purposes of determining the accuracy of such representations and warranties, (i) all "Material Adverse Effect" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

          (b)   Agreements and Covenants.    Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

        6.3   Additional Conditions to the Obligations of Parent and Merger Sub.    The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)   Representations and Warranties.    Each representation and warranty of the Company contained in this Agreement shall have been true and correct as of the date of this Agreement and shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as would not constitute a Material Adverse Effect on the Company (provided, however, that such Material Adverse Effect qualifier shall be inapplicable with respect to the representations and warranties set forth in (x) the second, third and fifth sentences of Section 2.3(a), and Sections 2.3(d), 2.7(b), 2.16, 2.21, 2.22, and 2.23. which representations and warranties shall be true and correct in all material respects as of the applicable date, and (y) Sections 2.10 and 2.17, which representations and warranties shall be true and correct except, in each case or in the aggregate, as would not reasonably be expected to materially negatively impact the benefits expected to be obtained in the Transaction or significantly increase the aggregate amount of the Liabilities expected to be assumed in the Transaction, as of the applicable date), (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (A)) as of such particular date). For purposes of determining the accuracy of such representations and warranties, (i) if a particular clause of a representation or warranty is qualified by a Material Adverse Effect qualification, such clause of such representation or warranty shall be true and correct, and (ii) any update of or modification to the Company Schedule made or purported to have been made after the date of this Agreement shall be disregarded. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

          (b)   Agreements and Covenants.    The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

          (c)   Material Adverse Effect.    No Material Adverse Effect with respect to the Company and its subsidiaries shall have occurred since the date of this Agreement, and Parent shall have received a certificate to such effect signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company.

          (d)   Consents.    The Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the Contracts set forth on Section 6.3(d) of the Company Schedule in form and substance reasonably satisfactory to Parent.

          (e)   No Governmental Restriction.    There shall not be any pending or threatened suit, action or proceeding asserted by any Governmental Entity (i) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions, the effect of which restraint or prohibition if obtained would cause the condition set forth in Section 6.1(b) to not be satisfied or (ii) seeking to require Parent or the Company or any of their respective subsidiaries or affiliates to effect an Action of Divestiture.

          (f)    Non-Competition Agreements; Amended Change of Control Agreements.    (i) Each Key Employee and Change of Control Party shall have executed and delivered to Parent a Non-Competition Agreement or Amended Change of Control Agreement, as applicable, and shall not have taken any action which would be prohibited thereby were such agreement in effect at the time of such action, (ii) each such Non-Competition Agreement and Amended Change of Control Agreement, as applicable, shall be in effect immediately prior to the Closing, and (iii) no Key Employee or Change of Control Party shall have repudiated any such Non-Competition Agreement or Amended Change of Control Agreement, as applicable, prior to the Closing.

          (g)   Founder Health Insurance Waivers.    (i) Each of the founders of the Company listed on Schedule 6.3(g) of the Company Schedule shall have executed and delivered to Parent a waiver of lifetime health insurance benefits in substantially the form attached to Schedule 6.3(g) of the Company Schedule, (ii) the Company shall not have made or committed to make payments in excess of the amount set forth on Schedule 6.3(g) of the Company Schedule in the aggregate in connection with obtaining any such waivers (whether by purchasing substitute insurance, making payments to or for the benefit of such individuals, or otherwise), (iii) each such waiver shall be in effect immediately prior to the Closing, and (iii) no such individual shall have repudiated any such waiver prior to the Closing.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

        7.1   Termination.    This Agreement may be terminated at any time prior to the Effective Time, and the Merger may be abandoned, notwithstanding (except as set forth below) any requisite approval and adoption of this Agreement and the Transactions by the stockholders of the Company:

          (a)   by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

          (b)   by either the Company or Parent if the Effective Time shall not have occurred on or before December 31, 2005 (the "End Date") for any reason; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Effective Time to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c)   by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

          (d)   by either the Company or Parent if the required approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at the Stockholders' Meeting or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain the Company stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a breach by the Company of this Agreement;

          (e)   by the Company, at any time prior to the approval and adoption of this Agreement and approval of the Merger by the Company's stockholders, if the Board of Directors of the Company shall have effected a Change of Recommendation pursuant to and in compliance with Section 5.4(c), the Company shall have made full payment or provided a Federal Reserve System wire reference number for the transmission of all amounts provided under Section 7.3, and the Company shall have publicly announced its intention to enter into a definitive agreement with respect to the Superior Offer which was the subject of such Change of Recommendation.

          (f)    by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b)) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent prior to the End Date through the exercise of all reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(f) for thirty (30) calendar days after delivery of written notice from the Company to Parent of such breach indicating that such notice is being provided pursuant to this Section 7.1(f); provided Parent continues to exercise all reasonable efforts to cure such breach through such thirty (30) day period (it being understood that the Company may not terminate this Agreement pursuant to this paragraph (f) if such breach by Parent is cured during such thirty (30) calendar day period);

          (g)   by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided, however, that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable by the Company prior to the End Date through the exercise of all reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(g) for thirty (30) calendar days after delivery of written notice from Parent to the Company of such breach indicating that such notice is being provided pursuant to this Section 7.1(g); provided the Company continues to exercise all reasonable efforts to cure such breach through such thirty (30) day period (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (g) if such breach by the Company is cured during such thirty (30) calendar day period);

          (h)   by Parent, if a Material Adverse Effect with respect to the Company and its subsidiaries shall have occurred since the date of this Agreement; provided, however, that if such Material Adverse Effect is curable by the Company prior to the End Date through the exercise of all reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(h) until the End Date, provided the Company continues to exercise all reasonable efforts to cure such Material Adverse Effect through the End Date (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (h) if such Material Adverse Effect is cured prior to the End Date); or

          (i)    by Parent, upon a material breach of Section 5.4 or if a Triggering Event (as defined below) shall have occurred.

          (j)    For the purposes of this Agreement, a "Triggering Event" shall be deemed to have occurred if: (i) the Board or any committee thereof shall for any reason have withdrawn or withheld, or shall have amended, changed or modified publicly in a manner adverse to Parent its recommendation in favor of, the adoption and approval of the Agreement or the approval of the Merger; (ii) the Company shall have failed to include in the Proxy Statement the recommendation of the Board that holders of Shares vote to and adopt and approve this Agreement and approve the Merger; (iii) the Board fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption and approval of the Agreement and the approval of the Merger within five (5) calendar days after Parent requests in writing that such recommendation be reaffirmed (unless a third party has made an Acquisition Proposal which involves a tender or exchange offer or has publicly announced an Acquisition Proposal, in which case such period for reaffirming such recommendation shall end on the later to occur of (x) the tenth business day (as calculated pursuant to Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) after the date on which such tender or exchange offer is first published, sent or given within the meaning of Rule 14e-2 under the Exchange Act or after the date on which such Acquisition Proposal is first publicly announced, as applicable, and (y) the fifth calendar day after the date of such request by Parent, except that in any event such reaffirmation must be given no later than 24 hours prior to the taking of the vote on the proposals required to be presented in Section 5.1(a), (iv) the Board or any committee thereof shall have approved or recommended publicly any Acquisition Proposal; (v) the Company shall have entered into any contract, agreement, commitment or other binding understanding or undertaking (including any such item that is a letter of intent or similar document) accepting any Acquisition Proposal; or (vi) a tender or exchange offer relating to securities of the Company shall have been commenced by a person unaffiliated with Parent and the Company shall not have sent to its securityholders pursuant to Rule 14e-2 promulgated under the Securities Act, within ten (10) business days (as calculated pursuant to Section 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) after such tender or exchange offer is first published sent or given, a statement disclosing that the Board recommends rejection of such tender or exchange offer.

        7.2   Notice of Termination; Effect of Termination.    Any termination of this Agreement under Section 7.1 will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto; provided that the party giving such notice is duly permitted to terminate this Agreement under Section 7.1. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect and there shall be no liability to any party hereunder in connection with the Agreement or the Transactions, except (i) as set forth in Section 5.3(a), this Section 7.2, Section 7.3 and ARTICLE VIII, each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for fraud or any willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        7.3   Fees and Expenses.

          (a)   General.    Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and Company shall share equally any filing fee for any Notification and Report Form filed with the FTC and the DOJ pursuant to the HSR Act, and any appropriate pre-merger notifications under the Antitrust Laws of any foreign jurisdiction, as reasonably agreed by the parties to be appropriate, in each case pursuant to Section 5.7.

          (b)   Company Payments.

              (i)  The Company shall pay to Parent in immediately available funds, within one (1) business day after demand by Parent, an amount equal to $3,000,000 (the "Termination Fee") if this Agreement is terminated by Parent pursuant to Section 7.1(i).

             (ii)  The Company shall pay to Parent in immediately available funds, concurrent with a termination by Company of this Agreement pursuant to Section 7.1(e), an amount equal to the Termination Fee.

            (iii)  The Company shall pay Parent in immediately available funds, within one (1) business day after demand by Parent, an amount equal to the Termination Fee, if (A) (x) this Agreement is terminated by Company pursuant to Section 7.1(b), unless a breach of this Agreement by Parent or Merger Sub has been a principal cause of or resulted in the failure of the Effective Time to occur on or before the End Date, or (y) this Agreement is terminated by Parent or Company pursuant to Section 7.1(d); (B) following the date hereof and prior to such termination, a third party has publicly disclosed or proposed and not publicly definitively withdrawn at least five (5) business days prior to such termination, an Acquisition Proposal; and (C) within twelve (12) months following the termination of this Agreement any Company Acquisition (as defined below) is consummated or the Company enters into a definitive agreement providing for any Company Acquisition.

            (iv)  The Company shall pay to Parent in immediately available funds, within one (1) business day after demand by Parent, if this Agreement is terminated by Parent pursuant to Section 7.1(g) based on a failure to satisfy the condition set forth in Section 6.3(b) and, (x) following the date hereof and prior to such termination, the Company has received, or a third party has publicly disclosed or proposed, an Acquisition Proposal and (y) such breach is intended to, or would reasonably be expected to, facilitate such Acquisition Proposal, an amount equal to the documented out-of-pocket fees and expenses actually incurred by Parent and Merger Sub in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby (including, without limitation, reasonable attorney fees and expenses, reasonable advisor fees and expenses, travel costs, filing fees, printing, mailing and solicitation costs and expenses), not to exceed $500,000. Notwithstanding the foregoing, payment of such fees and expenses shall not constitute liquidated damages with respect to any claim which Parent or Merger Sub would be entitled to assert with respect to any such breach, and shall not constitute the sole and exclusive remedy with respect to any such breach.

             (v)  The Company hereby acknowledges and agrees that the agreements set forth in this Section 7.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of The Chase Manhattan Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of fraud or any willful breach of this Agreement. For the avoidance of doubt, in no event shall the aggregate amount of the payments by the Company under clauses (i) through (iv) of this Section 7.3(b) exceed the Termination Fee.

            (vi)  Notwithstanding anything to the contrary set forth in this Agreement, each of the parties hereto hereby expressly acknowledges and hereby agrees that, with respect to any termination of this Agreement pursuant to Section 7.1 (other than a termination based upon fraud or any willful breach of this Agreement) under circumstances in which the Termination Fee is payable pursuant to Section 7.3(b), payment of the Termination Fee shall constitute liquidated damages with respect to any claim for damages or any other claim which Parent or

    Merger Sub would otherwise be entitled to assert against the Company or its assets, or against any of the Company's directors, officers, employees or stockholders, with respect to any such termination of this Agreement, and shall constitute the sole and exclusive remedy with respect to any such termination of this Agreement. The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages with respect to the foregoing upon any such termination of this Agreement pursuant to Section 7.1 (other than a termination based upon fraud or any willful breach of this Agreement) under circumstances in which the Termination Fee is payable pursuant to Section 7.3(b), the right to such payment: (A) constitutes a reasonable estimate of the damages that will be suffered by reason of any such termination this Agreement and (B) shall be in full and complete satisfaction of any and all damages arising as a result of any such termination of this Agreement. Except for nonpayment of the Termination Fee pursuant to Section 7.3(b) the parties hereto hereby agree that, upon any termination of this Agreement pursuant to Section 7.1 (other than a termination based upon fraud or any willful breach of this Agreement) under circumstances in which the Termination Fee is payable pursuant to Section 7.3(b), in no event shall Parent or Merger Sub be entitled to seek or to obtain any recovery or judgment against the Company or any subsidiaries of the Company or any of their respective assets, or against any of their respective directors, officers, employees or stockholders for any such termination of this Agreement, and in no event shall Parent or Merger Sub be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, special, indirect or punitive damages, for any such termination of this Agreement. Notwithstanding the foregoing, payment of the Termination Fee pursuant to Section 7.3(b) shall not constitute liquidated damages with respect to any claim for damages or any other claim which Parent or Merger Sub would be entitled to assert with respect to any such termination of this Agreement based upon fraud or the willful or intentional breach or misrepresentation of any representations, warranties or covenants of the Company in this Agreement, and shall not constitute the sole and exclusive remedy with respect to any such termination of this Agreement based upon fraud or the willful or intentional breach or misrepresentation of any of the representations, warranties or covenants of the Company in this Agreement.

           (vii)  For the purposes of this Agreement, "Company Acquisition" shall mean any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving (A) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than a fifty percent (50%) interest in the total outstanding voting securities in the surviving or resulting entity of such transaction, (B) a sale or other disposition by the Company of assets representing in excess of a majority of the aggregate fair market value of the Company's business immediately prior to such sale or (C) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by the Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of a fifty percent (50%) interest in the total outstanding voting securities of the Company.

        7.4   Amendment.    Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of Parent and the Company.

        7.5   Extension; Waiver.    At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein; provided that Section 6.1(a) may not be waived without the express written consent of Parent. Except as otherwise provided in Section 4.1, any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII
GENERAL PROVISIONS

        8.1   Non-Survival of Representations and Warranties.    The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

        8.2   Notices.    Except as otherwise provided in Section 4.1, all notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

          (a)   if to Parent or Merger Sub, to:

      Sybase, Inc.
      One, Sybase Drive
      Dublin, California 94568
      Attention: Daniel Carl, General Counsel
      Telephone No.: (925) 236-5000
      Telecopy No.: (925) 236-6823

      with a copy to:

      O'Melveny & Myers LLP
      Embarcadero Center West
      275 Battery Street, Suite 2600
      San Francisco, California 94111
      Attention: Michael S. Dorf, Esq.
      Telephone No.: (415) 984-8700
      Telecopy No.: (415) 984-8701

      if to the Company, to:

      Extended Systems Incorporated
      5777 North Meeker Avenue
      Boise, Idaho 83713
      Attention: Charles W. Jepson, President and Chief Executive Officer
      Telephone No.: (208) 287-6087
      Telecopy No.: (208) 327-5004

      with a copy to:

      Wilson Sonsini Goodrich & Rosati, Professional Corporation
      650 Page Mill Road
      Palo Alto, California 94304
      Attention: Thomas C. DeFilipps
                       Martin W. Korman, Esq.
      Telephone No.: (650) 493-9300
      Telecopy No.: (650) 493-6811

        8.3   Interpretation; Knowledge.

          (a)   When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections or Articles, such reference shall be to a Section or Article of this Agreement unless otherwise indicated. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be deemed to include all direct and indirect subsidiaries of such entity.

          (b)   For purposes of this Agreement, the term "Knowledge" means with respect to a party hereto, with respect to any matter in question, that any of the officers of such party has actual knowledge of such matter after having made inquiry of the employees responsible for such matter in question.

          (c)   For purposes of this Agreement, the term "Material Adverse Effect" when used in connection with an entity means any change, event, violation, inaccuracy, circumstance or effect (any such item, an "Effect") that, individually or when aggregated with other Effects, is or is reasonably likely to be materially adverse to (i) the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity and its subsidiaries taken as a whole, or (ii) the ability of such entity to perform its obligations under this Agreement and timely consummate the Transactions; provided, however, that for purposes of clause (i) above, none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect on the Company: (i) any Effect that results from or is attributable to conditions affecting the industries in which the Company participates, the United States economy as a whole, or foreign economies in any locations where the Company or any of its subsidiaries has material operations or sales (which changes in each case do not disproportionately affect the Company or its subsidiaries, as the case may be); (ii) any changes in the market price or trading volume of the Company Common Stock in and of itself after the date of this Agreement (but the causes underlying any such changes shall not be so disregarded); (iii) any Effect that results from or is attributable to any decline in customer orders that is attributable to the announcement or pendency of the Merger; or (iv) any Effect resulting from any legal proceeding challenging or seeking to restrain or prohibit the consummation of the Merger, or alleging breach of fiduciary duty in connection therewith, in each case brought by a stockholder of the Company or on the Company's behalf.

          (d)   For purposes of this Agreement, the term "person" shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

        8.4   Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        8.5   Entire Agreement; Third Party Beneficiaries.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedule and the Parent Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder, except as specifically provided in Section 5.8.

        8.6   Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.7   Other Remedies; Specific Performance.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.8   Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

        8.9   Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        8.10 Assignment.    No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        8.11 Waiver of Jury Trial.    EACH OF PARENT, COMPANY AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, COMPANY

OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

SYBASE, INC.
By:	/s/ JOHN CHEN
Name:	John Chen
Title:	Chairman, President and Chief Executive Officer
ERNST ACQUISITION CORPORATION
By:	/s/ MARTY BEARD
Name:	Marty Beard
Title:	President
EXTENDED SYSTEMS INCORPORATED
By:	/s/ CHARLES W. JEPSON
Name:	Charles W. Jepson
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX A
EXHIBIT A-1

FORM OF COMPANY VOTING AGREEMENT FOR DIRECTORS AND OFFICERS

        THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of July 28, 2005 by and between Sybase, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder and/or option holder (the "Stockholder") of Extended Systems Incorporated, a Delaware corporation (the "Company").

RECITALS:

        A.    Parent, the Company and Merger Sub (as defined below) have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of Ernst Acquisition Corporation, a Delaware Corporation and a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company, pursuant to which all outstanding capital stock of the Company will be converted into the right to receive a cash payment, as set forth in the Merger Agreement.

        B.    The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.

        C.    In consideration of the execution of the Merger Agreement by Parent, the Stockholder (in his or her capacity as such, and not in any other capacity, including as a director or officer of the Company, as applicable)) has agreed to vote the Shares (as defined below) and such other shares of capital stock of the Company over which the Stockholder has voting power, so as to facilitate consummation of the Merger.

        NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.    Certain Definitions.    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a)   "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

          (b)   "person" shall mean any individual, corporation (including any not-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, limited liability company, trust, company (including any limited liability company or joint stock company), association, organization, entity, or governmental authority.

          (c)   "Shares" shall mean: (i) all securities of the Company (including all shares of capital stock of the Company and all options, warrants and other rights to acquire shares of capital stock of the Company) owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of capital stock of the Company and all additional options, warrants and other rights to acquire shares of capital stock of the Company) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date;

  provided, however, that with respect to each of the foregoing clauses, shares Transferred in compliance with Section 2(a)(i), (iii) or (iv) shall not be deemed to be Shares subsequent to such Transfer.

          (d)    Transfer.    A person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or other disposition of such security or any interest therein.

        2.    Transfer of Shares.

          (a)    Transfer of Shares.    The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected or make any offer regarding any Transfer of any of the Shares. Notwithstanding the foregoing, the Stockholder may Transfer Shares held by the Stockholder (i) in connection with the exercise (cashless or otherwise) of options to acquire shares of the Company common stock in an amount that is sufficient to satisfy the payment of any transaction costs and any tax liability incurred by that Stockholder in connection with that exercise, (ii) to a family member or trust for estate planning purposes, provided the transferee has agreed in writing to be bound by the terms of this Agreement (including by granting a proxy as contemplated hereby) and to hold such Shares subject to all the terms and provisions of this Agreement, (iii) to a personal representative or executor of the Stockholder in the event of his death or (iv) pursuant to, and in accordance with, the terms of the Stockholder's 10b5-1 plan or arrangement with the Company, if any, as in effect as of the date of this Agreement.

          (b)    Transfer of Voting Rights.    The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar arrangement, commitment or understanding in a manner inconsistent with the terms of Section 3 hereof or otherwise in contravention of the obligations of the Stockholder under this Agreement, with respect to any of the Shares.

        3.    Agreement to Vote Shares.    Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares:

          (a)   in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement;

          (b)   against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement, and against any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement;

          (c)   against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the

  Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

          (d)   in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any person.

        4.    Irrevocable Proxy.    The Stockholder hereby irrevocably (to the fullest extent permitted by law) appoints the directors of the Board of Directors of Parent, and each of them, as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Shares in the manner contemplated by Section 3 above (the "Proxy"). By granting this Proxy, any and all prior proxies given by the Stockholder with respect to any Shares are hereby revoked and the Stockholder hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date. This Proxy granted by the Stockholder is irrevocable to the fullest extent permitted by law (except as provided in the following sentence), is coupled with an interest and is granted in consideration of Parent entering into this Agreement and the Merger Agreement. This Proxy granted by the Stockholder shall not be revoked prior to the Expiration Date.

        5.    No Solicitation.    The Stockholder acknowledges that the Stockholder is aware of and has read the covenants contained in Section 5.4 of the Merger Agreement.

        6.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date, (i) the Stockholder is (and, except for Transfers permitted by Section 2(a) hereof, will be) the beneficial owner of the shares of capital stock of the Company, and the options, warrants and other rights to purchase shares of capital stock of the Company, set forth on signature page of this Agreement, with full power to vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares; (ii) the Shares are (and will be) free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature (each an "Encumbrance") (other than those Encumbrances which are in favor of the Company, provided Parent shall have been provided with copies of the relevant documentation related thereto); (iii) the Stockholder does not (and will not) beneficially own any securities of the Company other than the shares of capital stock of the Company, and options, warrants and other rights to purchase shares of capital stock of the Company, set forth on the signature page of this Agreement; (iv) the Stockholder has (and will have) full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy; (v) the Stockholder agrees that it will not bring, commence, institute, maintain or prosecute any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by the Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of the Company, breaches any fiduciary duty of the board of directors of the Company or any member thereof; (vi) the execution, delivery and performance of this Agreement by the Stockholder and the proxy contained herein does not violate or breach, and will not give rise to any violation or breach of, the Stockholder's certificate of formation or limited liability company agreement or other organizational documents (if the Stockholder is not an individual), or any law, contract, instrument, arrangement or agreement by which such Stockholder is bound; (vii) this

Agreement has been duly executed by the Stockholder and constitutes the valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and the availability of equitable remedies may be limited by equitable principles of general applicability; and (viii) the execution, delivery and performance of this Agreement and the proxy contained herein do not, and performance of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Exchange Act), domestic or foreign.

        7.    Consent and Waiver.    The Stockholder (in his or her capacity as such, and not in any other capacity including as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party (as a stockholder of the Company), or pursuant to any rights Stockholder may have (as a stockholder of the Company). The Stockholder further consents and authorizes Parent and Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in connection therewith) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

        8.    Representations and Warranties of Parent.    The Parent hereby represents and warrants to the Stockholder that Parent has all requisite company power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary company action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as that enforceability may be limited by laws relating to bankruptcy, insolvency and creditors' rights generally and by general equitable principles.

        9.    Legending of Shares.    If so requested by Parent, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

        10.    Termination.    This Agreement shall terminate and be of no further force or effect as of the Expiration Date.

        11.    Appraisal Rights.    The Stockholder irrevocably waives and agrees not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any of the Shares which may arise with respect to the Merger.

        12.    Miscellaneous.

          (a)    Waiver.    No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall not be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement. Any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (b)    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          (c)    Binding Effect; Assignment.    The Stockholder may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (d)    Amendments.    This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (e)    Specific Performance; Injunctive Relief.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          (f)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (g)    Entire Agreement.    This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder.

          (h)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to Parent:	Sybase, Inc. One, Sybase Drive Dublin, California 94568 Attention: Daniel Carl Telephone No.: (925) 236-5000 Telecopy No.: (925) 236-6823
with a copy to:	O'Melveny & Myers LLP Embarcadero Center West 275 Battery Street, Suite 2600 San Francisco, California 94111 Attention: Michael S. Dorf, Esq. Telephone No.: (415) 984-8700 Telecopy No.: (415) 984-8701
If to the Stockholder:	To the address for notice set forth on the signature page hereof.

          (i)    Further Assurances.    The Stockholder (in his or her capacity as such) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Parent may deem necessary or desirable, in the reasonable opinion of Parent, to carry out and effectuate the purpose and intent of this Agreement.

          (j)    Headings.    The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

          (k)    Counterparts.    This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          (l)    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (m)    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (n)    Waiver of Jury Trial.    EACH OF THE PARENT AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARENT OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

SYBASE, INC.		STOCKHOLDER:
By:	Signature of Authorized Signatory	By:	Signature
Name:		Name:
Title:		Title:

Print Address
Telephone
Facsimile No.
Shares beneficially owned:
shares of Company capital stock
shares of Company capital stock issuable upon the exercise of outstanding options, warrants or other rights

ANNEX A
EXHIBIT A-2

FORM OF COMPANY VOTING AGREEMENT FOR FOUNDERS

        THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of July 28, 2005 by and between Sybase, Inc., a Delaware corporation ("Parent"), and the undersigned stockholder and/or option holder (the "Stockholder") of Extended Systems Incorporated, a Delaware corporation (the "Company").

RECITALS:

        A.    Parent, the Company and Merger Sub (as defined below) have entered into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of Ernst Acquisition Corporation, a Delaware Corporation and a wholly-owned subsidiary of Parent ("Merger Sub") with and into the Company, pursuant to which all outstanding capital stock of the Company will be converted into the right to receive a cash payment, as set forth in the Merger Agreement.

        B.    The Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page of this Agreement.

        C.    In consideration of the execution of the Merger Agreement by Parent, the Stockholder (in his or her capacity as such, and not in any other capacity, including as a director or officer of the Company, as applicable) has agreed to vote the Shares (as defined below) and such other shares of capital stock of the Company over which the Stockholder has voting power, so as to facilitate consummation of the Merger.

        NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.    Certain Definitions.    Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

          (a)   "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

          (b)   "person" shall mean any individual, corporation (including any not-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, limited liability company, trust, company (including any limited liability company or joint stock company), association, organization, entity, or governmental authority.

          (c)   "Shares" shall mean: (i) all securities of the Company (including all shares of capital stock of the Company and all options, warrants and other rights to acquire shares of capital stock of the Company) owned by the Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of capital stock of the Company and all additional options, warrants and other rights to acquire shares of capital stock of the Company) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date;

  provided, however, that with respect to each of the foregoing clauses, shares Transferred in compliance with Section 2(a)(i), (ii), (iv) or (v) shall not be deemed to be Shares subsequent to such Transfer.

          (d)   Transfer.    A person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein, or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or other disposition of such security or any interest therein.

        2.    Transfer of Shares.

          (a)    Transfer of Shares.    The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected or make any offer regarding any Transfer of any of the Shares. Notwithstanding the foregoing, the Stockholder may Transfer Shares held by the Stockholder (i) in transactions effected on a national securities exchange or through the Nasdaq Stock Market so long as the number of Shares so Transferred in any one month period does not exceed [10,000 Shares][the monthly average number of Shares Transferred by the Stockholder in the twelve month period prior to the date of this Agreement], (ii) in connection with the exercise (cashless or otherwise) of options to acquire shares of the Company common stock in an amount that is sufficient to satisfy the payment of any transaction costs and any tax liability incurred by that Stockholder in connection with that exercise, (iii) to a family member or trust for estate planning purposes, provided the transferee has agreed in writing to be bound by the terms of this Agreement (including by granting a proxy as contemplated hereby) and to hold such Shares subject to all the terms and provisions of this Agreement, (iv) to a personal representative or executor of the Stockholder in the event of his death or (v) pursuant to, and in accordance with, the terms of the Stockholder's 10b5-1 plan or arrangement with the Company, if any, as in effect as of the date of this Agreement.

          (b)    Transfer of Voting Rights.    The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar arrangement, commitment or understanding in a manner inconsistent with the terms of Section 3 hereof or otherwise in contravention of the obligations of the Stockholder under this Agreement, with respect to any of the Shares.

        3.    Agreement to Vote Shares.    Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 4 hereof), the Shares:

          (a)   in favor of approval of the Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement;

          (b)   against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement, and against any action or agreement that would result in a breach of any representation, warranty, covenant, agreement or other obligation of the Company in the Merger Agreement;

          (c)   against any of the following actions (other than those actions that relate to the Merger and the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

          (d)   in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, or any sale of assets, change of control, or acquisition of the Company or any subsidiary of the Company by any person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any person.

        4.    Irrevocable Proxy.    The Stockholder hereby irrevocably (to the fullest extent permitted by law) appoints the directors of the Board of Directors of Parent, and each of them, as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the Shares in the manner contemplated by Section 3 above (the "Proxy"). By granting this Proxy, any and all prior proxies given by the Stockholder with respect to any Shares are hereby revoked and the Stockholder hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date. This Proxy granted by the Stockholder is irrevocable to the fullest extent permitted by law (except as provided in the following sentence), is coupled with an interest and is granted in consideration of Parent entering into this Agreement and the Merger Agreement. This Proxy granted by the Stockholder shall not be revoked prior to the Expiration Date.

        5.    Representations and Warranties of the Stockholder.    The Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date, (i) the Stockholder is (and, except for Transfers permitted by Section 2(a) hereof, will be) the beneficial owner of the shares of capital stock of the Company, and the options, warrants and other rights to purchase shares of capital stock of the Company, set forth on signature page of this Agreement, with full power to vote or direct the voting of the Shares for and on behalf of all beneficial owners of the Shares; (ii) the Shares are (and will be) free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature (each an "Encumbrance") (other than those Encumbrances which are in favor of the Company, provided Parent shall have been provided with copies of the relevant documentation related thereto); (iii) the Stockholder does not (and will not) beneficially own any securities of the Company other than the shares of capital stock of the Company, and options, warrants and other rights to purchase shares of capital stock of the Company, set forth on the signature page of this Agreement; (iv) the Stockholder has (and will have) full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy; (v) the Stockholder agrees that it will not bring, commence, institute, maintain or prosecute any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by the Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of the Company, breaches any fiduciary duty of the board of directors of the Company or any member thereof; (vi) the execution, delivery and performance of this Agreement by the Stockholder and the proxy contained herein does not violate or breach, and will not give rise to any violation or breach of, the Stockholder's certificate of formation or limited liability company agreement or other organizational documents (if the Stockholder is not an individual), or any law, contract, instrument, arrangement or agreement by which such Stockholder is bound; (vii) this Agreement has been duly executed by the Stockholder and constitutes the valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and the availability of equitable remedies may be limited by equitable principles of general applicability; and (viii) the execution, delivery and performance of this Agreement and the proxy contained herein do not, and performance of this Agreement will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the Exchange Act), domestic or foreign.

        6.    Consent and Waiver.    The Stockholder (in his or her capacity as such, and not in any other capacity including as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party (as a stockholder of the Company), or pursuant to any rights Stockholder may have (as a stockholder of the Company). The Stockholder further consents and authorizes Parent and Company to publish and disclose in the Proxy Statement (including all documents filed with the SEC in connection therewith) its identity and ownership of the Shares and the nature of its commitments, arrangements and understandings under this Agreement.

        7.    Representations and Warranties of Parent.    The Parent hereby represents and warrants to the Stockholder that Parent has all requisite company power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary company action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as that enforceability may be limited by laws relating to bankruptcy, insolvency and creditors' rights generally and by general equitable principles.

        8.    Legending of Shares.    If so requested by Parent, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy.

        9.    Termination.    This Agreement shall terminate and be of no further force or effect as of the Expiration Date.

        10.    Appraisal Rights.    The Stockholder irrevocably waives and agrees not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any of the Shares which may arise with respect to the Merger.

        11.    Miscellaneous.

          (a)    Waiver.    No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall not be effective unless in writing and signed by each party hereto. The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement. Any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

          (b)    Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          (c)    Binding Effect; Assignment.    The Stockholder may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the Parent. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (d)    Amendments.    This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (e)    Specific Performance; Injunctive Relief.    Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

          (f)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

          (g)    Entire Agreement.    This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) is not intended to confer upon any other person any rights or remedies hereunder.

          (h)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to Parent:	Sybase, Inc. One, Sybase Drive Dublin, California 94568 Attention: Daniel Carl Telephone No.: (925) 236-5000 Telecopy No.: (925) 236-6823
with a copy to:	O'Melveny & Myers LLP Embarcadero Center West 275 Battery Street, Suite 2600 San Francisco, California 94111 Attention: Michael S. Dorf, Esq. Telephone No.: (415) 984-8700 Telecopy No.: (415) 984-8701
If to the Stockholder:	To the address for notice set forth on the signature page hereof.

          (i)    Further Assurances.    The Stockholder (in his or her capacity as such) shall execute and deliver any additional certificate, instruments and other documents, and take any additional actions, as Parent may deem necessary or desirable, in the reasonable opinion of Parent, to carry out and effectuate the purpose and intent of this Agreement.

          (j)    Headings.    The section headings set forth in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement in any manner.

          (k)    Counterparts.    This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          (l)    Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (m)    Expenses.    All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

          (n)    Waiver of Jury Trial.    EACH OF THE PARENT AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARENT OR THE STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

SYBASE, INC.		STOCKHOLDER:
By:		By:
	Signature of Authorized Signatory	Signature
Name:		Name:

Title:		Title:

Print Address

Telephone

Facsimile No.
Shares beneficially owned:
shares of Company capital stock
shares of Company capital stock issuable upon the exercise of outstanding options, warrants or other rights

ANNEX A-1

Form of Amendment to Change of Control Employment Agreement

[EXTENDED SYSTEMS INCORPORATED LETTERHEAD]

July 28, 2005

[Employee Name]

[Home Address]

        Re:    Amendment to Change of Control Agreement

Dear             :

        You may become entitled to certain severance benefits under your Change of Control Employment Agreement, dated             , 200   (the "Agreement"), with Extended Systems Incorporated, a Delaware corporation (the "Company") as a result of the merger of a wholly owned subsidiary of Sybase, Inc. with and into the Company pursuant to the terms the Agreement and Plan of Merger by and among Sybase, Ernst Acquisition Corporation and the Company (the "Merger Agreement"). In the event that severance benefits are triggered under the Agreement, you would generally be entitled to, among other benefits, a continuation of fringe benefits for 18 months under Section 6.1(b) unless you are reemployed by another employer with medical and welfare benefits, in which case benefits paid under Section 6.1 (b) terminate.

        You and the Company have agreed that in connection with the transactions contemplated by the Merger Agreement, the Company will make a one time payment to you of $36,000 to assist you in your paying for medical, dental and vision insurance contemplated by Section 6.1(b) of the Agreement. Such one-time payment shall be made to you within 30 days of your last day of employment with the Company. Notwithstanding Section 6.1(b) of the Agreement, the Company will have no obligation to provide any such benefits to you and you will have no other rights pursuant to Section 6.1(b) of the Agreement to payment of any benefits whatsoever other than the one-time payment contemplated above; provided, however, you may participate in any continuation of medical, dental and vision benefits of the Company at your own expense for a period not to exceed the maximum benefit period pursuant to the Consolidated Omnibus Budge Reconciliation Act of 1985, as amended. Once any benefit plan of the Company is terminated pursuant to which you are receiving COBRA continuation coverage or had the right to elect COBRA continuation coverage, Sybase, Inc. will offer you COBRA continuation coverage under its most-analogous plan for the duration of the normal COBRA continuation period. See, e.g., Treas. Reg. Section 54.4980B-2. The Company will obtain Sybase, Inc.'s agreement to provide continuation coverage pursuant to this section.

        In addition, you and the Company agree that Article 8 "Full Settlement; Legal Fees" shall be revised in its entirety to read as follows:

        "The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment."

        Other than as set forth herein, the Agreement shall remain in full force and effect. This agreement shall be of no force or effect if the Effective Time (as defined in the Merger Agreement) does not occur or the Merger Agreement is terminated in accordance with its terms.

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        If this letter accurately sets forth our agreement with respect to the foregoing matters, please sign the enclosed copy of this letter and return it to me.

Sincerely,
[Name, Title]
ACKNOWLEDGED AND AGREED:
[Employee Name]

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ANNEX A-2

EMPLOYMENT SEPARATION AND GENERAL RELEASE AGREEMENT

        This Employment Separation and General Release Agreement (this "Separation Agreement"), is entered into this 28th day of July 2005, by and between Charles W. Jepson, an individual ("Jepson"), and Extended Systems, Incorporated, a Delaware corporation ("ESI").

        WHEREAS, Jepson has been employed as the President and Chief Executive Officer of ESI;

        WHEREAS, and Jepson and ESI have entered into the Change of Control Employment Agreement dated May 19, 2004 (the "CIC Agreement") and the Employment Agreement dated May 19, 2004 (the "Employment Agreement");

        WHEREAS, Sybase, Inc., a Delaware corporation ("Parent"), Ernst Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and ESI have entered into that certain Agreement and Plan of Merger dated as of July 28, 2005 (the "Merger Agreement") pursuant to which the Merger Sub will be merged with and into ESI, the separate corporate existence of Merger Sub shall cease and ESI shall continue as the surviving corporation, and ESI shall thereupon become a wholly-owned subsidiary of Parent.

        WHEREAS, in consideration of the consideration to be received herein, Jepson and Parent have entered into a Noncompetition Agreement dated July 28, 2005 (the "Noncompetition Agreement"), which shall become effective upon the occurrence of the Effective Time.

        WHEREAS, Jepson and ESI have mutually agreed to terminate Jepson's employment relationship with ESI upon the terms set forth herein and to satisfy their respective obligations under the CIC Agreement and Employment Agreement;

        NOW, THEREFORE, in consideration of the covenants undertaken and the releases contained in this Separation Agreement, Jepson and ESI agree as follows:

        I.    Resignation.    Jepson hereby resigns as an officer, director, employee, member, manager and in any other capacity with ESI and each of its affiliates, immediately after the Effective Time (as such term is defined in the Merger Agreement) (the "Separation Date"). Concurrently with the execution of this Separation Agreement, Jepson shall execute the letter attached as Exhibit A hereto and promptly deliver such letter to ESI. Absent the occurrence of the Effective Time, such resignation shall be null and void and shall be of no force or effect. ESI and its affiliates hereby accept such resignation, effective immediately. Jepson acknowledges and agrees that other than with respect to the amounts set forth in Article II hereof, he has received all amounts owed for his regular and usual salary (including, but not limited to, any severance, overtime, bonus, accrued vacation, commissions, or other wages) and benefits, and that all payments due to Jepson from ESI after the Separation Date shall be determined under this Separation Agreement (except as to payments Jepson may be entitled to pursuant to the Merger Agreement in respect of his ESI stock options and common stock).

        II.    Severance.

          A.    Severance Pay.    ESI shall pay as severance pay to Jepson a lump sum amount of $505,000, less standard withholding and authorized deductions, within thirty days after his return of this executed Agreement to ESI (the "Severance Payment"). Jepson shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Jepson as a result of employment by another company, self-employment or otherwise.

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          B.    Benefits.    Jepson and ESI have agreed that in connection with the transactions contemplated by the Merger Agreement, ESI will make a one time payment to Jepson of $36,000 (the "Benefits Payment") to assist Jepson in paying for his medical, dental and vision insurance contemplated by Section 6.1(b) of the CIC Agreement. Such one-time payment shall be made to Jepson within 30 days of his Separation Date with ESI. Notwithstanding Section 6.1(b) of the CIC Agreement, ESI will have no obligation to provide any such benefits to Jepson and Jepson will have no other rights pursuant to Section 6.1(b) of the Agreement to payment of any benefits whatsoever other than the one-time payment contemplated above; provided, however, Jepson may participate in any continuation of medical, dental and vision benefits of ESI at his own expense for a period not to exceed the maximum benefit period pursuant to the Consolidated Omnibus Budge Reconciliation Act of 1985, as amended. Once any benefit plan of ESI is terminated pursuant to which Jepson is receiving COBRA continuation coverage or had the right to elect COBRA continuation coverage, Parent will offer Jepson COBRA continuation coverage under its most-analogous plan for the duration of the normal COBRA continuation period. See, e.g., Treas. Reg. Section 54.4980B-2. The Company will obtain Parent's agreement to provide continuation coverage pursuant to this section.

          C.    No Other Benefits.    The Severance Payment and Benefits Payment are for and in lieu of any other payments or benefits (and, except as specifically provided herein, none shall accrue) beyond the Separation Date or pursuant to the CIC Agreement or Employment Agreement. Jepson specifically acknowledges and agrees that he is entitled to receive no severance pay or other benefits pursuant to any severance plan or policy of ESI or any of its affiliates.

          D.    Potential Section 280G Cutback.

            1.     Notwithstanding any other provision herein or in the Employment Agreement, CIC Agreement or any other employment, severance, change in control or similar agreement to the contrary, to the extent that any payment or distribution of any type to or for the benefit of Jepson by ESI or any of its affiliates, whether paid or payable or distributed or distributable pursuant to the terms of this Separation Agreement or otherwise (including, without limitation, any accelerated vesting of stock options or restricted stock granted by ESI) (collectively, the "Total Payments") is or will be subject to the excise tax imposed under Section 4999 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") (which reference includes, for purposes of this Separation Agreement, any similar successor provision to Section 4999), then the Total Payments shall be reduced (but not below zero) so that the maximum amount of the Total Payments (after reduction) shall be one dollar ($1.00) less than the amount which would cause the Total Payments to be subject to the excise tax imposed by Section 4999 of the Code. Any such reduction shall be made by reducing any cash severance benefits. Unless ESI, Parent and Jepson otherwise agree in writing, any determination required under this Section shall be made in writing by KPMG LLP (the "Accountants"), whose determination shall be conclusive and binding upon Jepson and ESI for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. ESI and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. ESI shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section. ESI, Parent and Jepson agree that KPMG shall make such determination prior to the Effective Time.

            2.     In the event that any Total Payments made to Jepson shall be determined by the Accountants to result in the imposition of any tax under Section 4999 of the Code, Jepson shall promptly repay the amount of such excess to ESI together with interest on such amount

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    (at the same rate as is applied to determine the present value of payments under Section 280G or any successor thereto), from the date the reimbursable payment was received by Jepson to the date the same is repaid to ESI. In the event that the amount paid pursuant to Section II of this agreement shall be less than the Total Payments less $1, the Company shall promptly repay the difference to Jepson together with interest on such amount (at the same rate as is applied to determine the present value of payments under Section 280G or any successor thereto), from the date the Total Payment would have been received by Jepson to the date the same is repaid to Jepson.

            3.     Any provision of the Employment Agreement, CIC Agreement or any other employment, severance, change in control or similar agreement by which ESI or any of its affiliates would otherwise make a "gross up" or similar payment to Jepson with respect to Section 280G of the Code, Section 4999 of the Code or any similar or successor provision of Federal or state law is hereby deleted in its entirety and Jepson shall have no rights with respect thereto.

        III.    Release.    Jepson on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges ESI and each of its parents, subsidiaries and affiliates, past and present, as well as its and their trustees, directors, officers, members, managers, partners, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as the "Releasees," with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against any of said Releasees, arising out of or in any way connected with his service as an officer, director, employee, member or manager of any Releasee, his separation from his position as an officer, director, employee, manager and/or member, as applicable, of any Releasee, or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Separation Agreement including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability; provided that such release shall not apply to (1) any obligation created by or arising out of this Separation Agreement for which receipt or satisfaction has not been acknowledged, (2) any right to indemnification that Jepson may have pursuant to ESI's Bylaws or under applicable laws with respect to any losses that Jepson may in the future incur with respect to his past service as an officer, director or employee of ESI, (3) with respect to any such losses, any rights that Jepson may have to insurance coverage for such losses under any ESI directors and officers liability insurance policy, (4) any rights to indemnification from Parent Jepson may otherwise be entitled to pursuant to Section 5.8 of the Merger Agreement and (5) any payment Jepson may be entitled to pursuant to the Merger Agreement in respect of his ESI stock options and common stock.

        IV.    1542 Waiver.    It is the intention of Jepson in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Jepson hereby expressly waives any and all rights and benefits conferred upon him by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly

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consents that this Separation Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Jepson acknowledges that he may hereafter discover claims or facts in addition to or different from those which Jepson now knows or believes to exist with respect to the subject matter of this Separation Agreement and which, if known or suspected at the time of executing this Separation Agreement, may have materially affected this settlement. Nevertheless, Jepson hereby waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Jepson acknowledges that he understands the significance and consequences of such release and such specific waiver of SECTION 1542.

        V.    ADEA Waiver.    Jepson expressly acknowledges and agrees that by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Separation Agreement. Jepson further expressly acknowledges and agrees that:

          A.    He is hereby advised in writing by this Separation Agreement to consult with an attorney before signing this Separation Agreement;

          B.    He was given a copy of this Separation Agreement on July 28, 2005 and informed that he had twenty-one (21) days within which to consider this Separation Agreement; and

          C.    He was informed that he had seven (7) days following the date of execution of this Separation Agreement in which to revoke this Separation Agreement.

        VI.    No Transferred Claims.    Jepson warrants and represents that he has not heretofore assigned or transferred to any person not a party to this Separation Agreement any released matter or any part or portion thereof and he shall defend, indemnify and hold ESI and each of its affiliates harmless from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

        VII.    Amendment of CIC Agreement.    Jepson and ESI agree that Article 8 "Full Settlement; Legal Fees" of the CIC Agreement shall be revised in its entirety to read as follows:

  "ESI's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which ESI may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, such amounts shall not be reduced whether or not the Executive obtains other employment."

        VIII.    Miscellaneous

          A.    Successors.

            1.     This Separation Agreement is personal to Jepson and shall not, without the prior written consent of ESI, be assignable by Jepson.

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            2.     This Separation Agreement shall inure to the benefit of and be binding upon ESI and its respective successors and assigns and any such successor or assignee shall be deemed substituted for ESI under the terms of this Separation Agreement for all purposes. As used herein, "successor" and "assignee" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the ownership of ESI or to which ESI assigns this Separation Agreement by operation of law or otherwise.

          B.    Waiver.    No waiver of any breach of any term or provision of this Separation Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Separation Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

          C.    Modification.    This Separation Agreement may not be amended or modified other than by a written agreement executed by Jepson and the Chief Executive Officer of ESI or his designee.

          D.    Complete Agreement.    This Separation Agreement, the Noncompetition Agreement, the CIC Agreement and the Employment Agreement constitute and contain the entire agreement and final understanding concerning Jepson's relationship with ESI and its affiliates and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. ESI's rights and Jepson's obligations pursuant to the return of property, confidential information, assignment of inventions, and similar provisions of any agreement to which either of them was previously bound remain in effect.

          E.    Litigation and Investigation Assistance.    Jepson agrees to reasonably cooperate in the defense of ESI or any of its affiliates against any threatened or pending litigation or in any investigation or proceeding by any governmental agency or body that relates to any events or actions which occurred during or prior to the term of Jepson's employment with ESI. Furthermore, Jepson agrees to reasonably cooperate in the prosecution of any claims and lawsuits brought by ESI or any of its affiliates that are currently outstanding or that may in the future be brought relating to matters which occurred during or prior to the term of Jepson's employment with ESI. From and after the Separation Date, except as requested by ESI or as required by law, Jepson shall not comment upon any (i) threatened or pending claim or litigation (including investigations or arbitrations) involving ESI or any of its affiliates or (ii) threatened or pending government investigation involving ESI or any of its affiliates.

          F.    Severability.    If any provision of this Separation Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Separation Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Separation Agreement are declared to be severable.

          G.    Choice of Law.    This Separation Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

          H.    Cooperation in Drafting.    Each party has cooperated in the drafting and preparation of this Separation Agreement. Hence, in any construction to be made of this Separation Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

          I.    Counterparts.    This Separation Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

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          J.    Arbitration.    Any dispute, claim or controversy arising out of or relating to this Separation Agreement, its enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, including the determination of the scope or applicability of this agreement to arbitrate, shall be submitted to final and binding arbitration, to be held in San Francisco County, California before a sole arbitrator; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. Judgment on the award may be entered in any court having jurisdiction.

          K.    Advice of Counsel.    In entering this Separation Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Separation Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

          L.    Supplementary Documents.    All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Separation Agreement and which are not inconsistent with its terms.

          M.    Headings.    The section headings contained in this Separation Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Separation Agreement.

          N.    Effectiveness of Agreement.    This agreement shall be of no force or effect if the Effective Time does not occur or the Merger Agreement is terminated in accordance with its terms. This agreement shall be of no force or effect in the event that the consideration payable to the Jepson pursuant to this Agreement shall not be paid in accordance with its terms. This Agreement may not be amended or waived, nor shall any determination be made hereunder, prior to the Effective Time without the written consent of Parent.

[Remainder of page intentionally left blank.]

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        I have read the foregoing Separation Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

        EXECUTED as of the date first written above, at Ada County, Idaho.

"Jepson"
/s/ CHARLES W. JEPSON Charles W. Jepson

        EXECUTED as of the date first written above, at Ada County, Idaho.

"ESI"
Extended Systems, Incorporated, a Delaware corporation
/s/ VALERIE A. HEUSINKVELD
By:	Valerie A. Heusinkveld
Its:	Chief Financial Officer

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EXHIBIT A

RESIGNATION LETTER

Date: July 28, 2005

To: The Board of Directors of Extended Systems, Inc.

From: Charles W. Jepson

        I hereby resign as an employee, officer, director, member, manager and in any other capacity with Extended Systems, Incorporated and each of its subsidiaries, if I hold any such offices, effective immediately after the Effective Time and contingent thereupon as such term is defined in the Agreement and Plan of Merger dated July 28, 2005 by and among Sybase, Inc., Ernst Acquisition Corporation and Extended Systems, Incorporated.

/s/ CHARLES W. JEPSON

Charles W. Jepson

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EXHIBIT B

ENDORSEMENT

        I, Charles W. Jepson, hereby acknowledge that I was given 21 days to consider the foregoing Employment Separation and General Release Agreement and voluntarily chose to sign the Employment Separation and General Release Agreement prior to the expiration of the 21-day period.

        I declare under penalty of perjury under the laws of the state of California, that the foregoing is true and correct.

        EXECUTED this 28th day of July 2005 [DATE OF CLOSING], at Ada County, Idaho.

/s/ CHARLES W. JEPSON Charles W. Jepson

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ANNEX A-3

NON-COMPETITION AGREEMENT

        This Non-Competition Agreement (the "Agreement") is made and entered into as of July 28, 2005, by and between Sybase, Inc., a Delaware corporation ("Parent") and Charles Jepson ("Equity Holder").

RECITALS

        A.    This Agreement is entered into in connection with that certain Agreement and Plan of Merger dated as of July 28, 2005 (the "Merger Agreement"), by and among Parent, Ernst Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Extended Systems, Incorporated, a Delaware corporation (the "Company"). Pursuant to and subject to the terms of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) the Merger Sub will be merged with and into the Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation, and the Company shall thereupon become a wholly-owned subsidiary of Parent.

        B.    In order to induce Parent to consummate the transactions contemplated by the Merger Agreement (including but not limited to acquisition by Parent of the Company and the settlement of all of Equity Holder's stock and other equity interests in the Company), and to protect for Parent all of the goodwill associated with the business of the Company and to be acquired by Parent, Equity Holder is willing to enter into this Agreement.

        C.    This Agreement is a material inducement to the willingness of the parties to enter into the Merger Agreement and consummate the transactions contemplated thereby.

AGREEMENT

        The parties hereby agree as follows:

        1.    Experience and Skill of Equity Holder.    As an owner, chief executive officer and key employee of the Company, Equity Holder has been actively involved in the management of the Company's business and in the development of the Company's products and has thereby acquired considerable experience and skill. Parent wishes to protect its investment in the business acquired pursuant to the Merger Agreement by restricting the activities of Equity Holder which might compete with or otherwise harm such business, and, as part of the consideration and inducement to Parent for acquiring the business, Equity Holder is willing to agree to and abide by such restrictions as hereinafter provided.

        2.    Non-Competition and Non-Solicitation of Employee Covenants.

        2.1    General.    Equity Holder acknowledges that he holds a substantial number of shares of the Common Stock of the Company. Equity Holder further acknowledges that the value of the consideration paid by Parent in connection with its acquisition of the Company pursuant to the Merger Agreement is substantial and that preservation of the goodwill associated with the Company is a part of the consideration which Parent is receiving in the Merger Agreement. Parent desires that Equity Holder enter into a non-competition agreement with Parent as set forth in this section, and Equity Holder is willing to agree to such non-competition provisions as set forth below. The Company and Equity Holder agree that such non-competition provisions are separately bargained-for consideration and are material inducements to Parent to enter into the Merger Agreement. Accordingly, Equity Holder and the Company agree to the non-competition and non-solicitation provisions set forth in this section.

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        2.2    Non-Competition.

        (a)   During the period beginning at the Effective Time and ending on the date that is two years following the Effective Time (the "Restricted Period"), Equity Holder covenants and agrees that he will not, directly or indirectly either for Equity Holder or for any other person or business entity, do any of the following:

            (i)  engage in the business of developing, selling, or otherwise distributing or providing products or offering or performing services similar or competing with those products and services of the Company as of the Effective Time (the "Restricted Business") anywhere the Company is then providing products and services; however, nothing in this agreement shall prevent Equity Holder from serving as an employee, consultant or contractor of any entity that engages in a Restricted Business so long as Equity Holder do not directly or indirectly engage or participate in the Restricted Business or otherwise assist that entity in engaging or participating in the Restricted Business.

           (ii)  solicit, induce or attempt to solicit or induce any then current employee, temporary worker or independent contractor of the Company to discontinue employment or engagement with the Company for the purpose of seeking or commencing employment or engagement with any third party;

          (iii)  persuade or attempt to persuade any person providing services, products or facilities to the Company not to do business with the Company or to reduce the amount of business it does with the Company.

          (iv)  For purposes of clause (i) above, the term "engage" in a business shall include, without limitation, any relationship as an officer, director, stockholder, owner, investor, salesperson, affiliate, co-owner, partner, member, trustee, promoter, founder, technician, engineer, analyst, employee, agent, representative, distributor, re-seller, sublicensor, supplier, investor or lender, consultant or contractor, advisor or manager of or to the particular business, or otherwise acquiring or holding any interest in, or otherwise engaging in the provision of service to, any person or entity that engages in the particular business.

        (b)   The provisions of this Agreement shall not be construed to prevent Equity Holder from being gainfully employed. Equity Holder understands and acknowledges that the Parent is prepared to vigorously enforce the promises of this Agreement, and that violation of this provision could result in the assessment of damages and other legal remedies against Equity Holder and any of his subsequent employers. Equity Holder acknowledges that product and service life cycles in the Company's business are, at least, two years and, thus, the provisions of this Section 2.2 are reasonable. Equity Holder further acknowledges that the Company's business is global in nature and that its products are sold and distributed throughout the world and, thus, the broad geographic scope of this Section 2.2 is reasonable.

        (c)   Nothing in this Section 2.2, however, shall prevent Equity Holder from (x) owning as a passive investment less than 1% of the outstanding shares of the capital stock of a publicly-held corporation if Equity Holder is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation or (y) serving as an employee or consultant to the Parent.

        2.3    Severability.    The parties intend that the covenants contained in Section 2.2 shall be construed as a series of separate covenants, one for each county, city, state, nation, and other political subdivision. Except for geographic coverage, each such separate covenant shall be deemed otherwise identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof to be enforced by

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such court. It is the intent of the parties that the covenants set forth in this Agreement be enforced to the maximum degree permitted by applicable law.

        2.4    Savings Clause.    In addition to the provisions of Section 2.3, it is the desire and intent of the parties that the provisions of this Section 2 shall be enforced to the fullest extent permissible under applicable law. If any provision of this Section 2 or any part of any such provision is held under any circumstances to be invalid or unenforceable by any arbitrator or court of competent jurisdiction, then: (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be modified by such arbitrator or court to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Section 2. Each provision of this Section 2 is separable from every other provision of this Section 2, and each part of each provision of this Section 2 is separable from every other part of such provision.

        2.5    Employment Separation and Release Agreement.    On or prior to the Effective Time, Equity Holder agrees that he shall enter into an Employment Separation and Release Agreement between the Equity Holder and the Company substantially in the form attached hereto as Appendix A (the "Release Agreement").

        3.    Representations of Equity Holder.    Equity Holder represents that: (i) he is familiar with the covenants set forth in this Agreement; (ii) he is fully aware of his obligations under this Agreement, including, without limitation, the length of time, scope and geographic coverage of these covenants; (iii) he is receiving specific, bargained-for consideration for his covenants not to compete and not to solicit; and (iv) execution of this Agreement, and performance of Equity Holder's obligations under this Agreement, will not conflict with, or result in a violation or breach of, any other agreement to which Equity Holder is a party or any judgment, order or decree to which Equity Holder is subject.

        4.    Breach.    Equity Holder acknowledges that in the event of a breach of any of the provisions of this Agreement by Equity Holder, Parent or its successor would sustain irreparable harm, and, therefore, Equity Holder agrees that in addition to any other remedies which Parent may have under this Agreement or otherwise, Parent shall be entitled to obtain equitable relief, including specific performance and injunctions restraining the Equity Holder from committing or continuing any such violation of this Agreement.

        5.    Reasonableness of Terms.    Equity Holder acknowledges that the length, scope and geographic coverage to which the restrictions imposed in Section 2 above shall apply are fair and reasonable and are reasonably required for the protection of the Parent and the Company and that clauses (a)(i) and (a)(ii) of Section 2.2 conform to the business in which the Company is engaged.

        6.    Use of Name.    From and after the date of this Agreement Equity Holder will not, without the consent of Parent, use or consent to or cooperate in the use of the name "Extended Systems, Inc.," or any similar names thereto in any business other than that of Parent except in the course of the performance of any duties on behalf of, and requested by, Parent.

        7.    Advice of Legal Counsel.    Equity Holder acknowledges and represents that, in executing this Agreement, he has consulted with counsel (or has affirmatively chosen not to do so) and is fully aware of his rights and obligations under this Agreement. Equity Holder acknowledges that O'Melveny & Myers LLP represented Parent in the transactions contemplated hereby and has not represented the Company or any individual investor or any individual stockholder or employee of the Company in

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connection with such transactions. This Agreement shall not be construed against any party by reason of its drafting or preparation.

        8.    Entire Agreement.    The Separation Agreement, this Agreement, Change of Control Employment Agreement dated May 19, 2004 and the Employment Agreement dated May 19, 2004 constitute and contain the entire agreement and final understanding concerning Equity Holder's relationship with the Company and its affiliates and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. The Company's rights and the Equity Holder's obligations pursuant to the return of property, confidential information, assignment of inventions, and similar provisions of any agreement to which either of them was previously bound remain in effect.

        9.    Successors and Assigns.    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. In the event that the Company's business is sold, reorganized or otherwise transferred (in whole or in part) to another business or entity, it is intended that the limitations of Section 2.2 shall continue in effect with respect to any portion of the Company's business that is retained by the Company as well as any portion that is so transferred and, to that end, the term "Company" in this Agreement shall include any successor to all or any portion of the Company's business.

        10.    Governing Law; Jurisdiction.    This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the state and federal courts of San Francisco County, California.

        11.    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

        12.    Titles and Subtitles.    The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        13.    Third-Party Reliance.    The parties hereto do not intend to create any third-party beneficiaries of their agreement hereunder, and no person or entity other than such parties and their respective successors, heirs and permitted assigns shall have any rights under this Agreement.

        14.    Dispute Resolution.    Any dispute or claim arising out of or in connection with this Agreement will be finally settled by binding arbitration in San Francisco County, California in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one (1) arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

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        15.    Effectiveness of Agreement.    This agreement shall be of no force or effect if the Effective Time does not occur or the Merger Agreement is terminated in accordance with its terms. This agreement shall be of no force or effect in the event that the consideration payable to the Equity Holder pursuant to the Release Agreement shall not be paid in accordance with its terms.

[Signature Page Follows]

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        The parties have caused this Agreement to be executed as of the date first written above.

SYBASE, INC.
By:	/s/ JOHN CHEN
Name:	John Chen
Title:	Chairman, Chief Executive Officer and President
Address:

Fax No:

EQUITY HOLDER: CHARLES W. JEPSON
/s/ CHARLES W. JEPSON
Address:

Fax No:

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ANNEX A-4

July 27, 2005

Mark Willnerd
[HOME ADDRESS]

Dear Mark:

        As you know, Extended Systems, Inc. (ESI) and Sybase, Inc. are in the process of acquisition discussions. You have been identified as a key talent for Sybase, and its subsidiary, iAnywhere Solutions (iAS), to offer employment ahead of signing of the acquisition agreement. This offer is, therefore, contingent upon the occurrence of the "Effective Time" as such term is defined in the Agreement and Plan of Merger by and among Sybase, Ernst Acquisition Corporation and ESI. We are pleased to offer the position of Vice President, Business Development for ESI Products for iAnywhere Solutions (iAS), reporting to Terry Stepien—President of iAS, based in ESI's office in Boise, ID. We look forward to your start date immediately after the closing of ESI's acquisition by Sybase, Inc. This agreement shall be of no force or effect if the Effective Time does not occur or the agreement and plan of merger is terminated in accordance with its terms.

I. COMPENSATION

        Your compensation will consist of the following components:

  •
  Base Salary—$6,667 semi-monthly (which annualizes to $160,000). Sybase currently conducts annual focal performance and base salary reviews for non-quota carriers, usually during our third quarter. At that time, your performance and base salary will be evaluated by your manager.

  •
  Incentive Bonus—You will be eligible to participate in the Year 2006 Sybase/iAS Senior Management Incentive Plan (SMIP) with an annual target of 30% of your base salary. Under the SMLP Program, the Employee has to maintain satisfactory and continuous active employment with our company and not be on a Performance Improvement Plan at any time during the SMIP Plan Year to qualify for payment of the bonus, if bonus payments are approved by the Sybase Chairman and CEO for the Plan Year. Additionally, the Employee has to be employed satisfactorily at the time of the bonus payment to be eligible for payment of the bonus.

II. STOCK OPTIONS

        A recommendation will be made for you to be awarded an option to purchase 10,000 shares of Sybase common stock. The stock option price will be the closing price as quoted on NYSE on the date the option is granted. The option with respect to 6/48 of the shares will vest after the first six (6) months and the option with respect to 1/48 of the shares will vest each month for the following forty-two (42) months. Sybase has the right to cancel any unvested portions of your shares if your employment with the company is ended for any reason before four (4) years. If you do not receive your stock option agreements within four to six weeks of your transfer of employment stat date, please contact Sybase Corporate Stock Administration immediately.

        Additional long-term incentives may be recommended for you on an annual basis based on your job performance and contributions.

III. EMPLOYEE BENEFITS

        For the remainder of calendar year 2005, you will be covered per ESI's existing benefit plans except for the 401(k) program which will terminate immediately prior to the acquisition date. You will be invited to participate in the Sybase 401(k) plan upon closure of the deal and transfer of the payroll.

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        Beginning January 1, 2006, you will be covered by the Sybase employee benefits in terms of medical, dental, vision care, life and accidental death and dismemberment insurance, dependent life insurance, short- and long-term disability, dependent care and health reimbursement accounts, long-term care, holidays, vacation, sick leave, 401(k), etc. A copy of the summary of these benefits is enclosed. Details will be provided to you at the time of your new hire orientation.

IV. EMPLOYMENT SENIORITY

        Your ESI hire date of July 10, 1989 will be transferred to Sybase for employee benefits.

V. EMPLOYMENT AT WILL

        iAS and Sybase, Inc. are "at-will employers." By accepting this transfer offer, you acknowledge that iAS and/or Sybase can terminate your employment at any time with or without cause, and that you are free to resign your employment at any time.

VI. EMPLOYMENT OFFER CONTINGENCIES

        Your employment at iAS and Sybase is also contingent upon satisfying the following:

  1.
  Your completion and signing of the Sybase Employment Application Form (please also attach an updated resume), Notification and Authorization to Conduct Background Investigation form, and Sybase Nondisclosure and Assignment of Inventions Agreement (NDA).

  2.
  Section 1 of the enclosed U.S. Citizenship and Immigration Service 1-9 Form must be completed. The enclosed Personal Data Sheet and W-4 must also be completed to ensure that you receive pay and other employee benefits in a timely manner.

  3.
  Please read and sign the enclosed Sybase Statement of Values and Business Ethics acknowledging your understanding.

  4.
  Please read and sign the enclosed Sybase Conflict of Interest Policy acknowledging your understanding.

  5.
  Please read and sign the enclosed Sybase Information and Security Policy acknowledging your understanding.

  6.
  U.S. Federal law requires that we make this offer of employment contingent upon your being able to produce proof that you have the legal right to work in the United States. Because satisfactory evidence of such proof must be presented in order for you to start employment at Sybase and iAS, please bring your choice of required documentation (as stated on the enclosed 1-9 Form) with you on your first day to the New Hire Orientation. If your start date does not coincide with your New Hire Orientation schedule, please meet with me on your first day to review your 1-9 documents.

VII. RETENTION INCENTIVE

        You shall be entitled to receive a lump sum cash payment equal to $321,750 (the "Retention Benefit") payable on or as soon as practicable after the second anniversary of the Effective Time, provided that you remain continuously employed in good standing by Sybase or iAS up to such anniversary date.

        After the Effective Time and prior to the second anniversary of the Effective Time, should your employment be terminated by Sybase or iAS other than for Cause (as defined below) or should you terminate your employment for Good Reason (as defined below), you will be entitled to receive the "Retention Benefit." In the event that the Retention Benefit is paid pursuant to a termination without Cause or a termination with Good Reason, such payment, along with accrued and previously unpaid vacation and wages, shall constitute the entire compensation and benefits to which you will be entitled

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as a result of the involuntary termination. You hereby waive any rights to any separate severance payments or benefits under Sybase's or iAS' standard severance policies or otherwise in such circumstances during the two year period following the Effective Time.

        In the event that you are terminated without Cause or you terminate your employment for Good Reason prior to the 18 month anniversary of the Effective Time, you shall be entitled to continue to participate until the 18 month anniversary after the Effective Time in the health insurance, dental insurance and vision insurance (the "Benefits") that ESI, Sybase or iAS made available to you prior to such termination at the same level and expense to you, if any, as applied prior to your termination. As a condition precedent to any obligation that iAS or Sybase may otherwise have to pay a Retention Benefit to you in the event of your termination without Cause or for Good Reason, iAS or Sybase may require you to complete, execute and return a general release of claims in the form generally provided by Sybase or iAS at such time. If you voluntarily resign (other than for Good Reason) or are terminated for Cause (as defined below), or if your employment terminates as a result of your death or disability, during the two-year period following the Effective Time, you shall not be entitled to receive the Retention Benefit or the benefits set forth above.

        "Cause" shall mean (i) any act of fraud, misappropriation or embezzlement by you in connection with your employment, (ii) you are convicted of (or plead guilty or nolo contendere to a crime constituting a felony (other than traffic-related offenses), (iii) willful act(s) by you which you intend to be seriously injurious to iAS or Sybase, (iv) your repeated, unjustified absences from performing work duties, (v) your refusal to follow the lawful directions of the officers of Sybase or iAS to whom you report including, without limitation, your refusal to perform the duties lawfully assigned to you, after written notice and a reasonable opportunity to cure (it being understood that multiple notices and cure periods shall not be required for patterns of refusals), (vi) an intentional, material breach by you of the written employment policies (or any other material breach of the written employment policies after written notice and a reasonable opportunity to cure, if curable (it being understood that multiple notices and cure periods shall not be required for patterns of breaches)) of iAS or Sybase or (vii) a material breach by you of any of your material written agreements with iAS or Sybase, after written notice and a reasonable opportunity to cure, if curable.

        "Good Reason" shall mean, without your express written consent: (i) a reduction by Sybase or iAS of your base salary as in effect immediately prior to such reduction (other than pursuant to a proportional reduction applying to substantially all similarly situated executives of Sybase or iAS); (ii) a material reduction by Sybase or iAS in the employee benefits to which your are entitled immediately prior to such reduction with the result that your overall benefits package is significantly reduced (other than pursuant to a proportional reduction applying to substantially all similarly situated executives of Sybase or iAS); provided however, the transition from ESI's stand-alone benefit plans to benefit plans generally available to executives of Sybase or iAS shall not constitute Good Reason; (iii) the relocation of your principal place of business at Sybase or iAS to a facility or a location more than thirty-five (35) miles from the current location of your principal place of business or (iv) a negative change in the grade level of your title (e.g. a change from a vice president grade level to a senior director grade level) (it being understood, however, that the occurrence of the Effective Time and change in title contemplated by the first paragraph of this agreement shall not be deemed "Good Reason"). Unless waived by Sybase or iAS, you shall provide Sybase and iAS with thirty (30) days' written notice and an opportunity to cure with respect to any curable grounds for Good Reason termination.

VIII. PRIOR AGREEMENTS

        In consideration of your agreeing to the employment terms outlined in this letter, you hereby agree irrevocably:

          (a)   that your acceptance of the job, duties, title, responsibilities, compensation, benefits and terms of employment being offered hereby does not, and will not, constitute a termination of

A-4-3

  employment that triggers severance, change in control or similar benefits to you as described in, and you will not by reason of such acceptance be entitled to any such benefits under, your Functional Management Team Employment Agreement, dated May 19, 2004, with ESI (the "Employment Agreement") or your Change of Control Employment Agreement, dated May 19, 2004, with ESI (the "Change of Control Agreement"), regardless of how such job, duties, title, responsibilities, compensation, benefits and terms of employment may be adjusted in the future;

          (b)   that you are not entitled to any monies, acceleration of stock options, or any other benefits under the Employment Agreement, the Change of Control Agreement or any other prior employment agreement between you and ESI as a result of the acquisition by Sybase, Inc. or any of its affiliates; and

          (c)   that the Change of Control Agreement and the Employment Agreement are each terminated in their entirety without further action as of the Effective Time (except ESI's and its successors rights and your obligations pursuant to any confidentiality, proprietary information, assignment of invention or similar provisions of any such agreement).

IX. NON-SOLICITATION/NON-COMPETE AGREEMENT

          (a)   During the period commencing on the Effective Time and for the period that shall end on the earlier to occur of (i) the 18 month anniversary of your termination of employment and (ii) the six month anniversary of your termination without Cause or for Good Reason, (such earlier period, the "Restricted Period"), you covenant and agree that you will not, directly or indirectly either for yourself or for any other person or business entity, do any of the following:

      (i)
      engage in the business of developing, selling, or otherwise distributing or providing products or offering or performing services similar or competing with those products and services of ESI as of the Effective Time (the "Restricted Business") anywhere ESI is then providing products and services; however, nothing in this agreement shall prevent you from serving as an employee, consultant or contractor of any entity that engages in a Restricted Business so long as you do not directly or indirectly engage or participate in the Restricted Business or otherwise assist that entity in engaging or participating in the Restricted Business.

      (ii)
      solicit, induce or attempt to solicit or induce any then current employee, temporary worker or independent contractor of ESI to discontinue employment or engagement with ESI for the purpose of seeking or commencing employment or engagement with any third party;

      (iii)
      persuade or attempt to persuade any person providing services, products or facilities to ESI not to do business with ESI or to reduce the amount of business it does with ESI.

          For purposes of clause (i) above, the term "engage" in a business shall include, without limitation, any relationship as an officer, director, stockholder, owner, investor, salesperson, affiliate, co-owner, partner, member, trustee, promoter, founder, technician, engineer, analyst, employee, agent, representative, distributor, re-seller, sublicensor, supplier, investor or lender, consultant or contractor, advisor or manager of or to the particular business, or otherwise acquiring or holding any interest in, or otherwise engaging in the provision of service to, any person or entity that engages in the particular business.

          The provisions of this Section IX shall not be construed to prevent you from being gainfully employed. You understand and acknowledge that ESI is prepared to vigorously enforce the promises of this Section IX, and that violation of this provision could result in the assessment of damages and other legal remedies against you and any of your subsequent employers. You

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  acknowledge that product and service life cycles in ESI's business are, at least, two years and, thus, the provisions of this Section IX are reasonable. You further acknowledge that ESI's business is global in nature and that its products are sold and distributed throughout the world and, thus, the broad geographic scope of this Section IX is reasonable.

          Nothing in this Section IX, however, shall prevent you from (x) owning as a passive investment less than 1% of the outstanding shares of the capital stock of a publicly-held corporation if you are not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation or (y) serving as an employee or consultant to ESI.

          (b)   The parties hereto intend that the covenants contained in Section IX(a) shall be construed as a series of separate covenants, one for each county, city, state, nation, and other political subdivision. Except for geographic coverage, each such separate covenant shall be deemed otherwise identical in terms. If, in any judicial proceeding, a court shall refuse to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be deemed eliminated from this Section IX for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants (or portions thereof to be enforced by such court. It is the intent of the parties that the covenants set forth in this Section IX be enforced to the maximum degree permitted by applicable law.

          (c)   In addition to the provisions of Section IX(b), it is the desire and intent of the parties that the provisions of this Section IX shall be enforced to the fullest extent permissible under applicable law. If any provision of this Section IX or any part of any such provision is held under any circumstances to be invalid or unenforceable by any arbitrator or court of competent jurisdiction, then: (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be modified by such arbitrator or court to conform to applicable laws so as to be valid and enforceable to the fullest possible extent; (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction; (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Section IX. Each provision of this Section IX is separable from every other provision of this Section IX, and each part of each provision of this Section IX is separable from every other part of such provision.

          (d)   You represent that: (i) you are familiar with the covenants set forth in this Section IX; (ii) you are fully aware of your obligations under this Section IX, including, without limitation, the length of time, scope and geographic coverage of these covenants; (iii) you are receiving specific, bargained-for consideration for your covenants not to compete and not to solicit; and (iv) execution of this letter agreement, and performance of your obligations under this letter agreement, will not conflict with, or result in a violation or breach of, any other agreement to which you are a party or any judgment, order or decree to which you are subject.

          (e)   You acknowledge that in the event of a breach of any of the provisions of this Section IX by you, ESI would sustain irreparable harm, and, therefore, you agree that in addition to any other remedies which ESI may have under this letter agreement or otherwise, ESI shall be entitled to obtain equitable relief, including specific performance and injunctions restraining you from committing or continuing any such violation of this Section IX.

          (f)    You acknowledge that the length, scope and geographic coverage to which the restrictions imposed in this Section IX above shall apply are fair and reasonable and are reasonably required for the protection of ESI and that clauses (i)(A) and (i)(B) of Section IX(a) conform to the business in which ESI is engaged.

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X. ENTIRE AGREEMENT

        This letter agreement reflects the entire agreement and understanding of you and iAS with respect to the subject matter hereof and replaces and supersedes any prior employment or other similar agreements, including without limitation the Employment Agreement and the Change of Control Agreement and any other employment or similar agreements to which you may have otherwise been previously bound (except ESI's and its successors rights and your obligations pursuant to any confidentiality, proprietary information, assignment of invention or similar provisions of any such agreement).

XI. ACCELERATION OF STOCK OPTIONS

        All unvested ESI stock options will vest immediately prior to the Effective Time

XII. TERMINATION OF ESI EMPLOYMENT

        As of the Effective Time, you hereby terminate your appointment as an officer of ESI and its affiliates but you remain an employee of ESI, Sybase or its affiliates with no lapse in service. You confirm your agreement that no severance or other benefits will be payable with respect to such termination.

        Please note that although the position we are offering you is Vice President, Business Development for ESI Products, we may make a change in your title (subject to your right to terminate for Good Reason pursuant to and under the circumstances described in clause (iv) of the definition thereof), the executive you report to and/or your duties, in response to business needs.

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        This offer of employment will remain open until July 28, 2005.

        Please signify acceptance of this offer by signing one copy of this offer letter, indicating your starting date, and returning it to me no later than July 28, 2005.

        On behalf of John Chen, Terry Stepien, and the Sybase and iAS executive team, let me extend a warm welcome to you from the Sybase and iAS family. We look forward to your joining our team.

Sincerely,

/s/  NITA WHITE IVEY

Nita White-Ivey
Vice President, Worldwide Human Resources

NWVedl

Enclosures:
Sybase Employment Application Form
Sybase Nondisclosure Agreement (NDA)
Notification and Authorization to Conduct Background Investigation Form
Sybase Statement of Values and Business Ethics Policy and Acknowledgment
Sybase Conflict of Interest Policy
Sybase Information and Security Policy
U. S. Citizenship and immigration Service 1-9 Form
Personal Data Sheet
Department of Labor COBRA Notification
W-4 Form

A-4-7

        I accept employment with iAnywhere Solutions, Inc on the terms outlined in this letter. I understand: (a) the "at will" nature of my employment, (b) that this letter agreement amends and restates in full the Employment Agreement and the Change of Control Agreement, (c) that this offer states the entire agreement and understanding between me and Sybase, lnc., iAnywhere Solutions, Inc., and their affiliates, and (d) that this written document supersedes any other negotiations, agreements, promises, understandings, and representations, whether written or oral, between Sybase, Inc., and its affiliates and me and between ESI and its affiliates and me (except as to certain rights of ESI and its successors and certain of my obligations, that continue as contemplated by Section X of this offer). Furthermore, by agreeing to the employment terms outlined in this letter, you confirm that you have been advised to consult with an attorney.

Signed:	/s/ MARK A. WILLNERD	Date: July 28, 2005
Print Name:	Mark A. Willnerd

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ANNEX B

[W.R. HAMBRECHT + CO LETTERHEAD]

July 27, 2005

Board of Directors
Extended Systems Incorporated
5777 North Meeker Avenue
Boise, Idaho 83713

Dear Members of the Board:

        We understand that Extended Systems Incorporated, a Delaware corporation (the "Company"); Sybase, Inc., a Delaware corporation ("Sybase"); and Ernst Acquisition Group, a Delaware corporation and a wholly-owned subsidiary of Sybase ("Merger Sub"), are considering entering into an Agreement and Plan of Merger substantially in the form of the draft that has been provided to us dated July 27, 2005 (the "Draft Merger Agreement"), pursuant to which, among other things, Merger Sub shall be merged with and into the Company (the "Transaction"), on the terms and subject to the conditions set forth in the Draft Merger Agreement. We understand that each share of Company common stock, issued and outstanding (other than dissenting shares), will be automatically converted into the right to receive cash in an amount equal to $4.460847 (the "Merger Consideration") upon the effective time of the Transaction upon the terms and conditions set forth in the Draft Merger Agreement. The terms and conditions of the Transaction are more fully set forth in the Draft Merger Agreement, a copy of which has been furnished to us.

        You have requested the opinion of W.R. Hambrecht + Co., LLC ("WRH+Co"), as investment bankers, as of this date, as to whether the Merger Consideration is fair, from a financial point of view, to the holders of the Company's common stock.

        For purposes of the opinion set forth herein, we have:

  (i)
  reviewed the Draft Merger Agreement and the accompanying schedules and exhibits thereto and the specific terms of the Transaction set forth therein, and have assumed that the final form of the merger agreement for the Transaction and accompanying schedules and exhibits thereto will not vary in any regard that is material to our analysis from the Draft Merger Agreement and the drafts of the exhibits and schedules most recently provided to us;

  (ii)
  reviewed publicly available information and other data with respect to the Company that we believed to be relevant to our analysis, including the Company's Annual Report on Form 10-K for the fiscal years ended June 30, 2003 and 2004, and the Company's interim reports on Form 10-Q for the quarters ended September 30, 2004, December 31, 2004 and March 31, 2005, as amended;

  (iii)
  reviewed certain other publicly available Securities and Exchange Commission filings made by the Company, including proxy statements and current reports on Form 8-K;

  (iv)
  reviewed certain financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the management of the Company, including projections of the future financial performance of the Company prepared by the management team of the Company;

  (v)
  reviewed the trading histories, from July 26, 2004 through July 26, 2005, of the Company's common stock;

  (vi)
  reviewed the financial terms of the Transaction and compared them with the financial terms, to the extent publicly available, of certain other merger and acquisition transactions that we deemed relevant;

  (vii)
  reviewed certain publicly available financial information relating to certain other companies we deemed to be reasonably similar to the Company, and the trading markets for such companies' securities;

  (viii)
  conducted discussions with certain members of senior management of the Company concerning the Company's business and operations, assets, present condition and future prospects; and

  (ix)
  performed such other analyses, examinations and procedures, reviewed such other agreements and documents, and considered such other factors as we have deemed, in our sole judgment, to be necessary, appropriate or relevant to render the opinion set forth herein.

        We have also taken into account our assessment of general economic, market and financial conditions and our experience in similar transactions, as well as our experience in securities valuation in general. Our opinion is necessarily based upon economic, market, financial and other conditions as they exist and can be evaluated on the date hereof, and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

        In arriving at our opinion, we have not been requested to make, and have not made, obtained or assumed any responsibility for, any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. We have not been requested to conduct and have not conducted a physical inspection of the properties or facilities of the Company. We have assumed and relied upon the accuracy and completeness of the financial and other information supplied to or otherwise used by us in arriving at our opinion and have not attempted independently to verify, or undertaken any obligation to verify, such information, and we have assumed that there has been no material change in the assets, financial condition, business or prospects of the Company since the date of the most recent financial statements made available to us. In addition, we have assumed that the historical financial statements of the Company reviewed by us have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied and fairly present the financial condition and results of operations of the Company as of the dates and for the periods covered thereby. We have further relied upon the assurances of the management of the Company that they are not aware of any facts that would make such information materially inaccurate or misleading. In addition, we have assumed that the forecasts, projections and analyses provided to us by the Company have been reasonably and accurately prepared based on the best currently available estimates and judgments of the Company's management as to the future financial condition and results of operations of the Company. In rendering our opinion, we assume no responsibility for and express no view as to such forecasts, projections and analyses or the assumptions on which they are based.

        We also have assumed that in the course of obtaining necessary regulatory and third party approvals and consents for the Transaction, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Company or the contemplated benefits of the Transaction (it being understood that any diminution, delay in payment or other change of the Merger Consideration shall be deemed to have a material adverse effect) and that the Transaction will be consummated in accordance with the terms of the Draft Merger Agreement, without waiver, modification or amendment of any material term, condition or agreement therein. We express no opinion with respect to the value which may be obtainable for the Company in any other alternative transactions which may be available to the Company. We do not express any opinion as to any legal matters involving the Company.

        This letter does not constitute a recommendation to the Board of Directors of the Company of the Transaction over any other alternative transactions which may be available to the Company and does not address the underlying business decision of the Board of Directors of the Company to proceed with or effect the Transaction, or constitute a recommendation to the holders of the Company's common stock as to how such stockholders should vote or as to any other action such stockholders should take regarding the Transaction. This letter does not address the fairness of any specific portion of the Transaction (other than the Merger Consideration as set forth below).

        We have been engaged to render the financial opinion as expressed herein and we will receive a fee upon delivery of this opinion. We have also acted as financial advisor to the Company in connection with the Transaction and will receive a success fee contingent upon the closing of the Transaction. We also, from time to time, may in the future seek to perform certain financial advisory services for Sybase or its affiliates for which we may receive a fee; provided, however, we have not provided any such services for Sybase or its affiliates in connection with the Transaction. In the ordinary course of business, we may in the future publish research on Sybase, make a market in its common stock and, in connection with our market making activities, trade the securities of Sybase for our own account and for the accounts of our customers and, accordingly, may at any time hold a short or long position in such securities. The Company has agreed to indemnify us for certain liabilities that may arise out of our engagement with the Company, including the rendering of this fairness opinion.

        This letter and the opinion expressed herein has been prepared for the use and benefit of the Board of Directors of the Company in its consideration of the Transaction and may not be reproduced, summarized, described or referred to or given to any other person or otherwise made public or used for any other purpose, or published or referred to at any time, in whole or in part, without our prior written consent. Notwithstanding the foregoing, we consent to the reproduction and inclusion of this letter in full in any proxy statement, prospectus or information statement ("Filed Materials") relating to the Transaction and filed by the Company with the Securities and Exchange Commission, provided that no such inclusion will be permitted without our prior review of, and consent to, the portions of the Filed Materials pertaining to us, this letter and the opinion expressed herein, and provided further that in no event shall we be deemed an "expert" as used in the Securities Act of 1933 (the "Act") (and rules and regulations hereunder) nor shall this letter or the opinion expressed herein be deemed a report or valuation within the meaning of Section 11 of the Act.

        Based upon and subject to the foregoing, and in reliance thereon, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of the Company's common stock.

Very truly yours,
/s/ W.R. HAMBRECHT + CO.
W.R. HAMBRECHT + CO., LLC

ANNEX C

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

SEC. 262. APPRAISAL RIGHTS.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

          (2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation shall be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand shall be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand shall be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

EXTENDED SYSTEMS INCORPORATED
PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD
OCTOBER 25, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE
]BOARD OF DIRECTORS OF EXTENDED SYSTEMS INCORPORATED

        The undersigned stockholder of Extended Systems Incorporated, a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders, dated September 19, 2005, and appoints CHARLES B. JEPSON and VALERIE A. HEUSINKVELD or either of them as proxy and attorney-in-fact, each with full power of substitution, to represent the undersigned at the Special Meeting of Stockholders of Extended Systems Incorporated and at any adjournment or postponement of the Special Meeting, and to vote all of the number of shares of Common Stock the undersigned would be entitled to vote if personally present at the meeting on the matters set forth on the reverse side. The Special Meeting of Stockholders will be held at the executive offices of Extended Systems Incorporated located at 5777 North Meeker Avenue, Boise, Idaho 83713 on October 25, 2005 at 9:00 a.m., Mountain Time.

        This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the Proposals set forth on the reverse side.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE.)

Δ    FOLD AND DETACH HERE    Δ

1.
To adopt and approve the Agreement and Plan of Merger dated as of July 28, 2005, by and among Sybase, Inc., Extended Systems Incorporated and Ernst Acquisition Corporation, a wholly owned subsidiary of Sybase, and to approve the merger of Ernst Acquisition Corporation with and into Extended Systems Incorporated.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.
To grant the proxies discretionary authority to adjourn or postpone the Special Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the Agreement and Plan of Merger and approve the merger referred to in Proposal 1.

☐ FOR	☐ AGAINST	☐ ABSTAIN
Signature:	Date:	, 2005
Signature:	Date:	, 2005

        Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Δ    FOLD AND DETACH HERE    Δ

QuickLinks

TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
SUMMARY
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
THE SPECIAL MEETING OF EXTENDED SYSTEMS STOCKHOLDERS
THE COMPANIES
THE MERGER
REGULATORY MATTERS
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
THE MERGER AGREEMENT
APPRAISAL RIGHTS
MARKET PRICE AND DIVIDEND DATA
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
ADJOURNMENT PROPOSAL
FUTURE STOCKHOLDER PROPOSALS
OTHER MATTERS
WHERE YOU CAN FIND MORE INFORMATION
  ANNEX A
FORM OF COMPANY VOTING AGREEMENT FOR DIRECTORS AND OFFICERS
FORM OF COMPANY VOTING AGREEMENT FOR FOUNDERS
Form of Amendment to Change of Control Employment Agreement
EMPLOYMENT SEPARATION AND GENERAL RELEASE AGREEMENT
EXHIBIT A
RESIGNATION LETTER
EXHIBIT B
ENDORSEMENT
NON-COMPETITION AGREEMENT
  ANNEX A-4
  ANNEX B
  ANNEX C